EXHIBIT 2.01 CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS (I) NOT MATERIAL, AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. OMISSIONS ARE MARKED [*****]. Execution Version CONTRIBUTION AND EQUITY PURCHASE AGREEMENT by and among AMERESCO, INC. AMERESCO BIOGAS HOLDCO LLC, NEOGENYX FUELS LLC, HASI CELTIC INVESTOR LLC and HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC. Dated as of May 4, 2026

i TABLE OF CONTENTS Page ARTICLE I DEFINITIONS; INTERPRETATION 1.1 Defined Terms .....................................................................................................................2 1.2 Interpretation; Absence of Presumption ............................................................................25 ARTICLE II THE TRANSACTIONS 2.1 Transactions .......................................................................................................................27 2.2 Deferred Transfers. ............................................................................................................27 2.3 Closing ...............................................................................................................................29 ARTICLE III REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR GROUP 3.1 Organization; Authority; Enforceability ............................................................................29 3.2 Capitalization .....................................................................................................................30 3.3 Consents and Approvals; No Violations ............................................................................30 3.4 Financial Statements; Absence of Undisclosed Liabilities; Indebtedness .........................31 3.5 No Material Adverse Effect ...............................................................................................32 3.6 Absence of Certain Changes or Events ..............................................................................32 3.7 Litigation ............................................................................................................................32 3.8 Permits; Compliance with Law ..........................................................................................32 3.9 Labor Matters .....................................................................................................................33 3.10 Employee Benefit Plans .....................................................................................................34 3.11 Real Property; Leases ........................................................................................................35 3.12 Environmental Matters.......................................................................................................37 3.13 Tax Matters ........................................................................................................................37 3.14 Material Contracts. .............................................................................................................41 3.15 Intellectual Property ...........................................................................................................44 3.16 Intercompany Arrangements ..............................................................................................47 3.17 Brokers ...............................................................................................................................47 3.18 Insurance ............................................................................................................................47 3.19 Sufficiency of Assets; Title to Assets ................................................................................47 3.20 Solvency .............................................................................................................................48 3.21 Activities of the Company .................................................................................................48 3.22 Anti-Corruption Laws, AML Customs and Trade Control Laws, and Sanctions ..............48 3.23 No TID U.S. Business ........................................................................................................49 3.24 Bank Accounts ...................................................................................................................49 3.25 Regulatory ..........................................................................................................................49 3.26 No Other Representations or Warranties ...........................................................................50

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF INVESTOR

4.1	Organization; Authority; Enforceability	50
4.2	Solvency	51
4.3	Consents and Approvals; No Violations	51
4.4	Guaranty	51
4.5	Available Funds	51
4.6	Brokers	51
4.7	Acquisition of Interests for Investment	52
4.8	Litigation	52
4.9	Taxes	52
4.10	No Other Representations or Warranties	52

ARTICLE V
ADDITIONAL AGREEMENTS

5.1	Interim Covenants	53
5.2	Access to Information	54
5.3	Confidentiality	55
5.4	Reasonable Best Efforts	56
5.5	Public Announcements	57
5.6	Litigation Support	57
5.7	Directors and Officers	58
5.8	Misallocated Assets and Liabilities	59
5.9	Payments	60
5.10	Guaranties	61
5.11	Intellectual Property Licenses	61
5.12	Assignment of Completion Guaranties	63
5.13	Pre-Closing Reorganization	63
5.14	Insurance Matters	63
5.15	Bonuses and Commissions	64
5.16	Termination of Intercompany Arrangements	64
5.17	PJM Manual 14D	64
5.18	Noncompetition Enforcement	64
5.19	Management Incentive Plan	64
5.20	Office Leases	64

ARTICLE VI
TAX MATTERS

6.1	Transfer Taxes	65
6.2	Tax Treatment	65

ii

iii ARTICLE VII CONDITIONS TO OBLIGATIONS TO CLOSE 7.1 Conditions to Obligation of Each Party to Close ...............................................................65 7.2 Conditions to Investor’s Obligation to Close.....................................................................65 7.3 Conditions to the Company’s and Contributor’s Obligation to Close ...............................66 7.4 Deliveries at Closing ..........................................................................................................67 7.5 Frustration of Closing Conditions ......................................................................................69 ARTICLE VIII TERMINATION 8.1 Termination ........................................................................................................................69 8.2 Effect of Termination .........................................................................................................70 8.3 Extension; Waiver ..............................................................................................................71 ARTICLE IX INDEMNIFICATION 9.1 Survival of Representations, Warranties, Covenants and Agreements..............................71 9.2 Indemnification by Contributor Parent for Company Group Losses .................................72 9.3 Indemnification by Contributor Parent for Investor Losses ..............................................72 9.4 Indemnification by Company for Contributor Losses .......................................................73 9.5 Indemnification Procedures ...............................................................................................73 9.6 Exclusive Remedy and Release .........................................................................................75 9.7 Additional Indemnification Provisions ..............................................................................76 9.8 Limitation of Liability........................................................................................................76 ARTICLE X GENERAL PROVISIONS 10.1 Headings; Definitions ........................................................................................................77 10.2 Governing Law; Jurisdiction and Forum; Waiver of Jury Trial ........................................77 10.3 Entire Agreement ...............................................................................................................78 10.4 No Third-Party Beneficiaries .............................................................................................78 10.5 Expenses ............................................................................................................................78 10.6 Notices ...............................................................................................................................78 10.7 Successors and Assigns......................................................................................................79 10.8 Amendments and Waivers .................................................................................................79 10.9 Severability ........................................................................................................................80 10.10 Specific Performance .........................................................................................................80 10.11 Disclosure Schedule References ........................................................................................81 10.12 No Admission ....................................................................................................................81 10.13 Further Assurances.............................................................................................................81 10.14 Counterparts .......................................................................................................................81 10.15 Non-Recourse ....................................................................................................................81

iv EXHIBITS: Error! Reference source not found.: Form of Transfer Agreement Exhibit B: Form of Guaranty Exhibit C: Form of Transition Services Agreement Exhibit D: Form of Company A&R LLCA Exhibit E: Closing Commitments & Funding Illustrative Example SCHEDULES: Schedule I: Transferred Subsidiaries Schedule II: Pre-Closing Reorganization Schedule III: Projects Schedule IV: RNG Credit Facilities Schedule V: Decommissioning Projects Schedule VI: Required Consents Disclosure Schedules

CONTRIBUTION AND EQUITY PURCHASE AGREEMENT This CONTRIBUTION AND EQUITY PURCHASE AGREEMENT, dated as of May 4, 2026 (this “Agreement”), is by and among HASI Celtic Investor LLC, a Delaware limited liability company (“Investor”), HA Sustainable Infrastructure Capital, Inc. (“Investor Parent”), Ameresco Biogas HoldCo LLC, a Delaware limited liability company (“Contributor”), Ameresco, Inc., a Delaware corporation (“Contributor Parent”), and Neogenyx Fuels LLC, a Delaware limited liability company (the “Company”). Each of Investor, Investor Parent, Contributor, Contributor Parent, and the Company are referred to, individually, as a “Party” and, collectively, as the “Parties.” Capitalized terms used but not otherwise defined herein have the meaning set forth in Section 1.1. RECITALS WHEREAS, as of the date hereof, Contributor has formed the Company and directly owns all of the issued and outstanding Interests of the Company (the “Company Interests”); WHEREAS, as of the date hereof, Contributor Parent directly or indirectly owns the issued and outstanding Interests of each Subsidiary as set forth on Schedule I (such Subsidiaries, the “Transferred Subsidiaries”, and such Interests, the “Transferred Interests”), the Transferred Assets, and the Assumed Liabilities; WHEREAS, following the date hereof, Contributor Parent, Contributor and the Company shall take, or cause their respective Affiliates to take, the actions set forth in Schedule II (the “Pre- Closing Reorganization”), which are to occur immediately prior to or at Closing, subject to Section 5.13; WHEREAS, following the completion of the Pre-Closing Reorganization, but prior to or at the Closing, (a) Contributor shall directly own all of the outstanding Transferred Interests (other than the Deferred Transferred Interests), (b) Contributor Parent shall continue to directly own all of the outstanding Contracts that shall constitute Transferred Assets (the “Transferred AMRC Contracts”) and (c) the Transferred Subsidiaries (other than the Deferred Transferred Subsidiaries) shall directly own the Transferred Assets (other than the Contributor Parent’s interest in the Transferred AMRC Contracts and the Deferred Transferred Assets) and the Assumed Liabilities (in each case other than the Transferred Assets and Assumed Liabilities of the Deferred Transferred Subsidiaries); WHEREAS, at the Closing, Investor shall (a) contribute to the Company (or be deemed to have contributed, as applicable), the Initial Investor Contribution and (b) enter into the Company A&R LLCA (as defined below) and commit to fund the Post-Closing Commitment Amount pursuant to the terms and conditions thereof, in each case, as consideration for the issuance by the Company to Investor of 4,000,000 Class B Interests of the Company at the Closing; WHEREAS, immediately following the Closing, Contributor shall directly own all of the Class A Interests and Investor shall own all of the Class B Interests, and the Class A Interests and the Class B Interests shall represent all of the Interests in the Company;

2 WHEREAS, at the Closing, and as a condition and material inducement to the willingness of the Company, Contributor and Contributor Parent to enter into this Agreement, Investor Parent shall enter into a guaranty in favor of Contributor Parent in the form of Exhibit B (the “Guaranty”), pursuant to which Investor Parent will guaranty (a) the obligations of Investor pursuant to this Agreement and (b) certain obligations of Investor to satisfy capital calls for equity contributions under and in accordance with the terms and conditions of the Company A&R LLCA, up to the Post-Closing Commitment Amount, during the period such Post-Closing Commitment Amount is permitted to be called pursuant to the Company A&R LLCA; WHEREAS, at the Closing, Contributor Parent and the Company shall enter into the Transition Services Agreement substantially in the form of Exhibit C (the “Transition Services Agreement”), pursuant to which (a) transition services shall be provided by Contributor Parent or its Affiliates to the Company after the Closing and (b) reverse transition services, including decommissioning services related to the Decommissioning Projects, and construction and operating services for Projects to be transferred to the Company upon its full licensing, shall be provided by the Company to Contributor or its Affiliates following the Closing; WHEREAS, at the Closing, the Company LLCA shall be amended and restated in the form attached hereto as Exhibit D (the “Company A&R LLCA”) and executed by the parties thereto; and WHEREAS, at the Closing, subject to the terms and conditions set forth herein, Contributor Parent shall contribute the Transferred AMRC Contracts to Contributor, and Contributor shall contribute the Transferred Interests (other than the Deferred Transferred Interests) and the Transferred AMRC Contracts to the Company, and following the Closing, Contributor shall contribute the Deferred Transferred Interests and Deferred Transferred Assets to the Company promptly following the receipt of the applicable Deferred Transfer Consents and the Deferred Asset Licenses, each on the terms and subject to the conditions set forth herein. NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows: ARTICLE I DEFINITIONS; INTERPRETATION 1.1 Defined Terms. For the purposes of this Agreement, the following terms shall have the following meanings: “Action” means any legal, administrative, regulatory or other action, suit, claim, complaint, litigation, investigation, audit, proceeding, arbitration, assessment or other similar dispute. “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, such first Person; provided, that, for purposes of this Agreement neither of Investor Parent nor Investor shall be deemed to be Affiliates of the Company, Contributor or Contributor Parent and its Affiliates.

3 “Agreement” has the meaning set forth in the preamble to this Agreement. “AI Tool” has the meaning set forth in Section 5.3(b)(vii). “Ancillary Agreements” means, collectively, (a) the Company A&R LLCA, (b) the Transfer Agreement, (c) the Transition Services Agreement and (d) the Investor Parent Guaranty. “Anti-Corruption Laws” means all Laws, rules, and regulations to which the Transferred Subsidiaries may be subject that relate to anti-corruption and anti-bribery, including but not limited to the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Anti-Kickback Act of 1986, the UK Bribery Act of 2010. “Approval” has the meaning set forth in Section 5.8. “Assumed Liabilities” means all of the following Liabilities of any Company Group Member: (a) all Liabilities and obligations to the extent arising out of or related to the ownership of the Transferred Subsidiaries, the operation of the Business, the Transferred Assets, the Transferred Interests, and the RNG Credit Facilities, whether arising prior to, on or after the Closing, but excluding, in all cases, the Excluded Liabilities; and (b) all Liabilities assumed by, retained by or agreed to be performed by the Company and Transferred Subsidiaries pursuant to the terms of this Agreement or any of the other Transaction Documents. “BBA Audit Rules” means Sections 6221 through 6241 of the Code, together with any guidance issued thereunder or successor provisions and any similar provision of state or local tax laws. “Benefit Plan” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not such plan is subject to ERISA, and any employee bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, retention, employment, change of control or fringe benefit plan, program or agreement in each case that is sponsored, maintained or contributed to by Contributor or its Affiliates for the benefit of any Business Employee, but excluding, in each case, any Multiemployer Plan or plan, program or agreement sponsored or maintained by a Governmental Entity. “Business” means the renewable gas business of Contributor Parent and its Subsidiaries relating to (a) pursuing the acquisition, pre-development, development, construction, operations and maintenance of U.S. and non-U.S. projects for renewable natural gas production or development or production of other fuels or other commodities or ancillary products that stem from the biogas efforts (e.g., electricity, thermal, CO2, medium Btu (direct use), methanol, hydrogen, sustainable aviation fuel, biodiesel and ammonia), (b) investing in each project company that acquires and owns a project and to hold, directly or indirectly through one or more intermediate holding companies, equity interests in each such project company, (c) providing, or causing to be provided, development, management and other related services in connection with such projects and (d) owning, holding, developing, leasing, managing, operating, financing,

4 maintaining, refinancing, selling or otherwise disposing of the assets and properties of the Company and its Subsidiaries. “Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks are authorized or required to close in New York, New York, Boston, Massachusetts or Annapolis, Maryland. “Business Employee” has the meaning set forth in Section 3.9(a). “Business Intellectual Property” has the meaning set forth in Section 3.15(a). “Business IT Systems” has the meaning set forth in Section 3.15(e). “C&D Loan Agreement” means that certain Loan Agreement, between AMRC C&D Finance LLC and HASI C&D Lender LLC, dated August 18, 2023, as it may be amended from time to time. “C&D Loan Deployment Amount” means the amount by which the Borrowing Base (as defined in the C&D Loan Agreement) has been reduced as a result of the removal of Ameresco Cherokee Run RNG LLC, Ameresco Forward RNG LLC, Ameresco Greenridge RNG LLC, Ameresco Little Dixie RNG LLC, and Adams Lot 1 RNG LLC from the Borrowing Base Pool (as defined in the C&D Loan Agreement). “California Code” has the meaning set forth in Section 3.13(l). “California Regulations” has the meaning set forth in Section 3.13(l). “Capital Expenditures” means amounts capitalized (excluding Project interest), including amounts of cash spent or expenses otherwise accrued by any Transferred Subsidiary to acquire assets of the Transferred Subsidiaries that will be capitalized, on the Transferred Subsidiaries’ balance sheet as fixed assets by the Transferred Subsidiaries in furtherance of the construction, connection, development, completion, expansion, acquisition and/or useful life improvement of the assets of the Transferred Subsidiaries directly used for the provision of services by the Transferred Subsidiaries. “Cash” means the aggregate amount of cash and cash equivalents (including highly liquid investments with original maturities of three months or less) of the Transferred Subsidiaries, including checks, commercial paper, treasury bills, cash on deposit and over-the-counter bank deposits as of 12:01 a.m. Eastern Time on the Closing Date, which shall include deposits in transit and be net of outstanding checks, as determined in accordance with GAAP. “Cash” shall also include any checks, drafts, wires deposited or made for the accounts of such Person but not yet reflected in the accounts of such Person as of such time. “Cash Capex Incurred” means Capital Expenditures actually paid by the Transferred Subsidiaries, Contributor Parent or its Affiliates in respect of the Business from and including [*****] until Closing, as such amounts are reflected in the applicable line items of Contributor Parent’s accounting system of internal record in the ordinary course of business of Contributor Parent consistent with past practice, excluding the [*****] and the portion of Capital Expenditures

5 deployed in connection with the C&D Loan Agreement. If any amounts deployed in connection with the C&D Loan Agreement were not actually used to pay related invoices and liability for such invoices remains with the Company or any Transferred Subsidiaries, these amounts will be subtracted out of Cash Capex Incurred. “Cash Working Capital Requirement” means an amount equal to $[*****]. “Charlotte Office Lease” means that certain Lease, dated as of December 29, 2005, as amended, for the office space located at [*****]. “Claim Notice” has the meaning set forth in Section 9.5(a). “Class A Interest” has the meaning set forth in the Company A&R LLCA. “Class B Interest” has the meaning set forth in the Company A&R LLCA. “Closing” has the meaning set forth in Section 2.3. “Closing Date” has the meaning set forth in Section 2.3. “Code” means the U.S. Internal Revenue Code of 1986, as amended. “Commission” means the U.S. Securities and Exchange Commission. “Company” has the meaning set forth in the preamble to this Agreement. “Company A&R LLCA” means the Amended and Restated Limited Liability Company Agreement of the Company, to be entered into at Closing, substantially in the form attached hereto as Exhibit D. “Company Group Indemnified Parties” means, collectively, the Company and the Transferred Subsidiaries, and each of their officers, managers, directors, employees, partners, and agents, and the successors to and permitted assigns of the foregoing. “Company Group Loss Representations” means, collectively, the representations and warranties set forth in (a) Section 3.3 (Consents and Approvals; No Violations) (except to the extent a claim is made directly against Investor), (b) Section 3.7 (Litigation) (except to the extent a claim is made directly against Investor), (c) Section 3.8 (Permits; Compliance with Law), (d) Section 3.9 (Labor Matters), (e) Section 3.10 (Employee Benefit Plans), (f) Section 3.11 (Real Property; Leases), (g) Section 3.12 (Environmental Matters), (h) Section 3.13(a) through Section 3.13(l) (Tax Matters), (i) Section 3.14 (Material Contracts), (j) Section 3.15 (Intellectual Property), (k) Section 3.16 (Intercompany Arrangements), (l) Section 3.17 (Brokers), (m) Section 3.18 (Insurance), (n) Section 3.19 (Sufficiency of Assets; Title to Assets), (o) Section 3.22 (Anti- Corruption Laws, Customs & Trade Control Laws, and Sanctions) (except to the extent a claim is made directly against Investor), (p) Section 3.24 (Bank Accounts) and (q) Section 3.25 (Regulatory). “Company Group Losses” has the meaning set forth in Section 9.2.

6 “Company Group Members” means Contributor Parent, Contributor, Company and the Transferred Subsidiaries. “Company Interests” has the meaning set forth in the recitals of this Agreement. “Confidential Information” means all confidential or sensitive information and data to the extent such information or data relates primarily to the Business, the Transferred Assets or the transactions contemplated hereby. “Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of January 15, 2025, by and between Contributor Parent and Investor Parent. “Consent” means any consent, waiver, approval, order or authorization of, or registration, declaration or filing with or notice to, any Governmental Entity or other Person. “Construction Management Agreement” means that certain Construction Management Agreement, to be executed at or prior to Closing, by and between Contributor Parent and the Company. “Contract” means any contract, agreement, indenture, note, bond, mortgage, deed of trust, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation that is binding upon a Person or any of its property under applicable Law, including all amendments thereto, but excluding (a) Permits, (b) Easements, (c) Real Property Leases and (d) any instrument constituting chain of title to real property (including to any Owned Real Property). “Contributor” has the meaning set forth in the preamble to this Agreement. “Contributor Group” means Contributor, Contributor Parent and their respective Affiliates (other than the Company and the Transferred Subsidiaries). “Contributor Guarantors” has the meaning set forth in Section 5.10(a). “Contributor Indemnified Parties” means, collectively, Contributor and each of its officers, managers, directors, employees, Affiliates, members, partners, stockholders and agents, and the successors to and permitted assigns of the foregoing (and their respective officers, managers, directors, employees, Affiliates, members, partners, stockholders, agents and successors and permitted assigns), excluding, in each case, after the Closing Date, the Company and the Transferred Subsidiaries. “Contributor Losses” has the meaning set forth in Section 9.3. “Contributor Parent” has the meaning set forth in the preamble to this Agreement. “Control” means, as to any Person, the power, directly or indirectly, to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise, including the ownership, directly or indirectly, of Interests having the power to elect a majority of the board of directors or similar body governing the affairs

7 of such Person. The terms “Controlled by”, “Controlled”, “under common Control with” and “Controlling” shall have correlative meanings. “Covered Persons” has the meaning set forth in Section 5.7(a). “Customary Agreement” has the meaning set forth in Section 3.13(h). “Customs & Trade Control Laws” means all applicable (a) export controls, import controls and customs, and antiboycott laws and regulations of the United States, including the United States Export Administration Act of 1979, as amended, the Export Control Reform Act of 2018, and implementing Export Administration Regulations; the Arms Export Control Act and implementing International Traffic in Arms Regulations; the anti-boycott regulations, guidelines, and reporting requirements under the Export Administration Regulations and Section 999 of the Code; U.S. customs laws enforced by U.S. Customs and Border Protection; and (b) any similar Laws in any other jurisdiction to which any of the Transferred Subsidiaries, or any of their respective agents or Representatives when acting on behalf of any of the Transferred Subsidiaries, is subject. “Data Protection Requirements” means, as they relate to data privacy, data or cybersecurity, data protection, data breach notification, cookies or other tracking technology, or the Processing of Personal Information (a) all Laws; (b) industry standards binding on the Transferred Subsidiaries, including the Payment Card Industry Data Security Standard (to the extent applicable); (c) all contractual obligations binding upon the Transferred Subsidiaries; and (d) the Transferred Subsidiaries’ own public written policies and procedures. “Dataroom” means the online data room titled “Project Celtic” hosted by Affiliates of Contributor via “Firmex” and established in connection with the Transactions. “Decommissioning Projects” means the decommissioning Projects identified on Schedule V. “Deferred Asset Licenses” means, with respect to each Deferred Transferred Asset or Deferred Transferred Subsidiary, the construction licenses required to be obtained by the Company or the applicable Transferred Subsidiary in order to accept the assignment or transfer of, and to own, hold or operate, such Deferred Transferred Asset or such Deferred Transferred Subsidiary, as identified on Schedule 1.1-DTA. “Deferred Transfer Consents” means, with respect to each Deferred Transferred Subsidiary or Deferred Transferred Asset, the Consent of each counterparty to any Material Contract to which such Deferred Transferred Subsidiary is a party that is required in connection with the consummation of the Transactions, as identified on Schedule VI. “Deferred Transfer Date” means, with respect to each Deferred Transferred Subsidiary, the date that is three Business Days following the date on which all Deferred Transfer Consents applicable to such Deferred Transferred Subsidiary have been obtained (or such earlier date as Contributor and Investor may agree in writing) and the conditions set forth in Section 2.2(b)(i) and Section 2.2(d) have been satisfied.

8 “Deferred Transfer Losses” means any and all Losses incurred or suffered by any Company Group Indemnified Party or Investor Indemnified Party to the extent arising out of or resulting from the delayed transfer of any Deferred Transferred Subsidiary or Deferred Transferred Asset (as contemplated by Section 2.2 and Section 5.8, respectively), including (a) any Losses arising from third-party claims (including any claims asserted by a counterparty to a Material Contract whose consent is required as a Deferred Transfer Consent) asserted against the Company, any Transferred Subsidiary, any Investor Indemnified Party or the applicable Deferred Transferred Subsidiary or Deferred Transferred Asset as a result of the absence of a completed transfer of such Deferred Transferred Subsidiary or Deferred Transferred Asset at the Closing, (b) any Losses arising from the inability of the Company or the applicable Transferred Subsidiary to operate or manage a Deferred Transferred Subsidiary or Deferred Transferred Asset during the period prior to the applicable Deferred Transfer or transfer, and (c) any Losses arising from any deterioration in the value, condition or prospects of a Deferred Transferred Subsidiary or Deferred Transferred Asset during such period that is attributable to acts or omissions of Contributor or its Affiliates; provided, that, “Deferred Transfer Losses” shall not include any Liabilities or obligations that constitute Assumed Liabilities or that would have been incurred in the Ordinary Course of Business regardless of whether the applicable Deferred Transferred Subsidiary or Deferred Transferred Asset had been transferred at the Closing (which Liabilities pass through to the Company pursuant to the trust and economic pass-through arrangements set forth in Section 2.2(c) and Section 5.8). “Deferred Transferred Assets” means the Transferred Assets set forth on Schedule 1.1- DTA, the transfer of which to the Company or its Subsidiaries is subject to the receipt of the applicable Deferred Asset Licenses. “Deferred Transferred Interests” means the Transferred Interests relating to the Deferred Transferred Subsidiaries. “Deferred Transferred Subsidiaries” means [*****]. “Disclosure Schedules” has the meaning set forth in Article III. “DPA” has the meaning set forth in Section 3.23. “Easements” means all easements, rights-of-way, servitudes, licenses, crossing rights and other similar non-possessory surface or sub surface rights to which any Transferred Subsidiary is a party. “Encumbrance” means any lien, license, mortgage, pledge, charge, collateral assignment or security interest of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement), any covenants, conditions, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, transfer, receipt of income or exercise of any other attribute of ownership, and any option, trust or other preferential arrangement having the practical effect of any of the foregoing. “Entitlements” means, collectively, any development agreement, specific plan or specific plan amendment, subdivision map, zone change or zone text amendment, general plan amendment,

9 variance, conditional use permit, site plan review, design review, and other discretionary federal, state, or local permit, approval, consent or agreement, including any applicable environmental clearance associated with such approval as may be required by applicable law, that is required by any applicable governmental authority to develop, construct, and/or operate any Project. “Environmental Attributes” means any legal and beneficial rights or entitlements that are capable of being measured, verified, calculated or commoditized, including (a) any emission credit, tax credit, benefit, emissions reduction or allowance, emission right, offset, certificate, identifier, environmental instrument, or environmental commodity that is attributable to or associated with the Business’ generation of energy by a renewable energy facility or resulting from the reduction or removal of emissions from the operations of any Transferred Subsidiary, and (b) the reporting and marketing rights related to the foregoing items described in clause (a), including the right of a Person to claim or report the ownership of accumulated Environmental Attributes in compliance with applicable Law to a federal or state agency, any emission reduction registry or any other Person, including under any present or future applicable Law and the right to market the foregoing items described in clause (a), whether generated, created, or issued under a private program or under a legislative, regulatory, governmental or quasi-governmental program. Environmental Attributes include, but are not limited to, (a) any Governmental Entity or private cash payment or grant relating to the production of renewable fuel or sequestration of carbon dioxide; (b) renewable energy credits or renewable energy certificates; (c) carbon reduction credits, offsets, or allowances; and (d) credits, renewable identification numbers, or similar instruments issued pursuant to any applicable Fuel Standards; provided, that, for the avoidance of doubt, Environmental Attributes do not include production tax credits under Section 45Z of the Code or investment tax credits under Section 48 of the Code. “Environmental Law” means any Law relating to or imposing Liability or standards of conduct concerning pollution, remediation, or contamination of the environment, worker health and safety (solely as it relates to exposure to Hazardous Materials), protection of the environment or natural resources or the manufacturing, importing, handling, transportation, storage, disposal, release, spillage, deposit, escape, discharge, leak or emission of, Hazardous Materials, and all legally binding judgments, orders and decrees of any Governmental Entity, and all related common law theories, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Solid Waste Disposal Act and Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 1251 et seq.) (solely as it relates to exposure to Hazardous Materials) and the Hazardous Materials Transportation Act (49 U.S.C. § 5101 et seq.), each as amended. “ERISA” means the Employee Retirement Income Security Act of 1974. “Excluded Assets” means, with respect to each Company Group Member, such Person’s respective rights, titles and interests in and to (x) any assets, properties, claims and rights of every kind, nature, character and description, tangible, real or personal, wherever located, that are not exclusively related to, used in or held for use in the conduct of the Business and (y) the following rights, assets and properties (tangible or intangible and wherever located):

10 (a) (i) all attorney-client privilege and attorney work-product protection of the members of Contributor Group or associated with the Business as a result of legal counsel representing the members of Contributor Group or the Business in connection with the Transactions to the extent arising prior to Closing, (ii) all documents subject to the attorney-client privilege or work-product protection described in clause (i) of this paragraph to the extent arising prior to Closing, and (iii) all documents maintained by the members of Contributor Group in connection with the Transactions, except, in each case, to the extent required to be provided to the Company in order for Company to fulfill its substitution obligations in Section 5.6; (b) all security deposits, earnest deposits, bid, performance, lease, utility and other deposits and all other forms of deposit or security, in each case, placed by any member of the Contributor Group for the benefit of the Company or Transferred Subsidiaries (including, if applicable, for the performance of a Contract); (c) all Actions and Orders that arise primarily out of or that primarily relate to any of the Excluded Assets or Excluded Liabilities, whether arising by way of counterclaim or otherwise; (d) all books and records (including records, analyses and correspondence) other than the Transferred Books and Records; (e) Excluded IP; (f) Excluded Transferred Subsidiary Interest; (g) all rights or claims (i) related to or arising out of any of the other Excluded Assets or Excluded Liabilities or (ii) which accrue or will accrue to any member of the Contributor Group under this Agreement or any of the other Transaction Documents; (h) (A) any and all claims for, or rights to receive, Tax refunds from any Tax Authority relating to, credits (in lieu of Tax refunds) attributable to, or similar Tax assets relating to Taxes of any member of Contributor Group (other than any such refunds, rights to receive funds from any Governmental Entity, credits or similar Tax assets related to any Taxes imposed on (i) the Company for periods after the Closing and (ii) any Transferred Subsidiaries) and (B) the tax credits earned by the Lee County and Upper Rock Projects, including ITC, and the Section 45Z Credits for all Projects, in each case, as properly determined through December 31, 2025; (i) any tax credit transfer agreements (or similar agreements) and any REC purchase agreements (or similar agreements), in each case, between Contributor Parent or any of its Affiliates, on the one hand, and a Transferred Subsidiary, on the other hand; and (j) the Decommissioning Projects. “Excluded IP” means (i) all Intellectual Property (and all rights therein) that (A) are not exclusively related to, used in or held for use in the conduct of the Business, or (B) are set forth on Schedule 1.1-EI, together with all tangible embodiments of the foregoing clauses (A) and (B), and (ii) the Retained Marks (and all goodwill associated therewith).

11 “Excluded Liabilities” means the following Liabilities: (a) all Liabilities under Environmental Law to the extent arising out of or relating to the Action related to [*****] that has been consolidated into a federal mass action, [*****]; (b) all Liabilities arising out of or relating to the [*****] Action. (c) all Liabilities of the Contributor Group or the Company to the extent arising out of or related to the ownership, use or operation of the Excluded Assets, whether arising prior to, on or after the Closing; (d) all Indebtedness of the Contributor Group or the Company (other than, for the avoidance of doubt, Liabilities in respect of the RNG Credit Facilities, the Transferred Subsidiaries and REC Purchase Obligations incurred on and after January 1, 2026); (e) except as set forth in Section 10.5, all Liabilities of the Contributor Group or the Company arising or incurred prior to the Closing in connection with the preparation, negotiation, execution and performance of this Agreement and the other Transaction Documents or any other agreement or document delivered in connection herewith and the Transactions, including, fees and expenses of counsel, accountants, consultants and advisers; (f) all Liabilities for (i) Taxes resulting from, attributable to or arising in connection with any Excluded Asset, (ii) Taxes of or with respect to the Contributor Group for any period, (iii) [*****], and (iv) any of the foregoing Liabilities in clauses (i)-(iii) of any Person imposed on, assessed against or collected from the Company or the Transferred Subsidiaries resulting from, attributable to arising in connection with joint, several, transferee or successor liability, by assumption, contract or other arrangement (written or oral) or pursuant to any applicable Law; (g) all Transfer Taxes that are the responsibility of Contributor under Section 6.1; (h) all Liabilities of the Contributor Group or the Company to the extent arising out of or related to the ownership, use or operation of the Decommissioning Projects, whether arising prior to, on or after the Closing; and (i) all Liabilities expressly assumed by, retained by or agreed to be performed by any member of Contributor Group or the Company pursuant to the terms of this Agreement or any of the other Transaction Documents. “Excluded Transferred Subsidiary Interest” means AMRC One Percent LLC. “Federal Trade Commission Act” means the Federal Trade Commission Act of 1914. “Fee Mortgage” has the meaning set forth in Section 3.11(b). “Fee Mortgagee” has the meaning set forth in Section 3.11(b).

12 “Feedstock Agreement” has the meaning set forth in Section 3.11(g). “FERC” means the Federal Energy Regulatory Commission, or its successor. “Final Approval” means the date on which all periods to challenge, review, or appeal the Entitlements (including by litigation or referendum) have expired without any challenge, review, or appeal, or if there is a challenge, review, or appeal, a final non-appealable resolution of the challenge or appeal is issued upholding the approval of the Entitlements without any material changes to the applicable Project or the original conditions of such approval. “Financial Statements” has the meaning set forth in Section 3.4(a). “Fraud” means a claim for Delaware common law fraud with a specific intent to deceive based on the making of a representation or warranty contained in this Agreement or any certificate delivered hereto. For the avoidance of doubt, “Fraud” does not include (a) any claim for equitable fraud, promissory fraud, unfair dealings fraud, or any torts based on negligence or recklessness, or (b) negligent misrepresentation. “Fuel Standards” means any low carbon or renewable fuel standard or program of any jurisdiction that grants credits, renewable identification number, or similar attributes related to the use, sale and production of low-carbon or renewable fuels, including the federal Renewable Fuels Standard established pursuant to Energy Policy Act of 2005 and expanded under the Energy Independence and Security Act of 2007, and any associated regulations and revisions and the California Low Carbon Fuel Standard. “Fundamental Contributor Group Representations” means, collectively, the representations and warranties set forth in (a) Section 3.1 (Organization; Authority; Enforceability), (b) Section 3.2(a) (Capitalization), (c) Section 3.3(a) (No Conflicts with Organizational Documents), (d) Section 3.17 (Brokers) and (e) Section 3.20 (Solvency). “Fundamental Investor Representations” means, collectively, the representations and warranties set forth in (a) Section 4.1 (Organization; Authority; Enforceability), (b) Section 4.2 (Solvency), (c) Section 4.3(a) (Consents and Approvals; No Violations), (d) Section 4.4 (Guaranty), (e) Section 4.5 (Available Funds) and (f) Section 4.6 (Brokers). “Funds Flow Statement” means Contributor’s statement of sources and uses of, and flow of, funds for the Transactions expected to occur on the Closing Date under this Agreement. “GAAP” means United States generally accepted accounting principles, applied on a consistent basis. “General Contributor Group Representations” means, collectively, all representations and warranties of the Contributor Group set forth in Article III of this Agreement other than the Fundamental Contributor Group Representations. “General Investor Representations” means, collectively, all representations and warranties of the Contributor Group set forth in Article IV of this Agreement other than the Fundamental Investor Representations.

13 “Governmental Entity” means any multinational, national, federal, tribal, territorial, state or local governmental entity, quasi-governmental entity, court, tribunal, judicial body, commission, board, bureau, agency or instrumentality, or any regulatory, administrative or other department, agency or any political or other subdivision, department or branch of any of the foregoing, whether foreign or domestic, or any supranational organization of sovereign states exercising such functions for such sovereign states. “Guaranty” has the meaning set forth in the recitals to this Agreement. “Hazardous Material” means any substance, material or waste that is listed, regulated, classified, designated, or defined under or pursuant to any Environmental Law as “hazardous substance,” “hazardous waste,” “extremely hazardous substance,” “regulated substance,” “contaminant,” “hazardous materials,” “pollutants,” “pollution,” or “toxic substances” due to its dangerous or deleterious properties or characteristics, including petroleum and its by-products, pesticides, asbestos, polychlorinated biphenyls, per- and polyfluoroalkyl substances, radon, radiation, and urea formaldehyde insulation. “Indebtedness” means, with respect to any Person: (a) any indebtedness for borrowed money or issued in substitution or exchange for indebtedness for borrowed money (including interest and prepayment penalties or obligations); (b) obligations evidenced by any note, bond, debenture or similar instrument (but excluding performance bonds or letters of credit, which are addressed in clause (d)); (c) obligations for the deferred or unpaid purchase price for a company, business, gas lease or other property or services, including any earn out liabilities associated with past acquisitions, in each case calculated at the maximum amount payable; (d) obligations under any performance bonds, surety bonds, bankers acceptances, funded letters of credit, or similar facilities (excluding, however, (i) letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the Ordinary Course of Business to the extent not drawn upon, and (ii) standby letters of credit relating to workers’ compensation insurance to the extent not drawn upon); (e) any guaranty of indebtedness in any manner by such Person or any of its Subsidiaries (including, guaranty in the form of an agreement to repurchase or reimburse); (f) any obligations classified and accounted for as capital lease obligations or finance lease obligations in the Financial Statements or required to be capitalized in accordance with GAAP; (g) the REC Purchase Obligations; (h) all financing obligations with respect to interest-rate hedging, swaps or similar financial arrangements; (i) all Liabilities with respect to any current or former employee, officer or director of the Company or the Transferred Subsidiaries that arise before or on the Closing that are accrued and

14 outstanding as of the Closing or arise on the Closing solely as a result of the transactions contemplated by this Agreement, including all such liabilities with respect to all accrued salary, nonqualified deferred compensation and vacation obligations, all workers’ compensation claims, any Liability in respect of accrued but unpaid bonuses for the prior fiscal year and for the period commencing on first day of fiscal year and ending on the Closing, and any employment Taxes payable by Company, Contributor or Contributor Parent in connection with the Business with respect to the foregoing; (j) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company, Contributor or Contributor Parent in connection with the Business; and (k) any obligations in the nature of accrued or unpaid fees, interest, premiums, penalties, prepayment, early termination or breakage fees and other obligations in respect of any of the foregoing. For the avoidance of doubt, “Indebtedness” shall not include Taxes. “Indemnified Guaranties” has the meaning set forth in Section 5.10(a). “Indemnified Party” has the meaning set forth in Section 9.5(a). “Indemnifying Party” has the meaning set forth in Section 9.5(a). “Indemnity Deductible” has the meaning set forth in Section 9.8(b). “Indemnity Threshold” has the meaning set forth in Section 9.8(b). “Initial Investor Contribution” means, collectively, (a) an amount in cash equal to (i) $100,000,000, paid to Contributor Parent, plus (ii) the Cash Capex Incurred, paid to Contributor Parent, plus (iii) the Cash Working Capital Requirement, paid to the Company, plus (iv) the O&M Reimbursement Amount (such cash amounts in clause (a) collectively, the “Initial Investor Cash Contribution”), plus (b) an amount deemed to have been contributed equal to the C&D Loan Deployment Amount, as illustrated by the adjustments set forth on Exhibit E. “Insolvency Proceeding” means any Action commenced by or against a Person under any provision of any administration, bankruptcy or insolvency Law, including assignments for the benefit of creditors or proceedings seeking reorganization or other similar relief. “Insurance Policies” has the meaning set forth in Section 3.18. “Intellectual Property” means all intellectual property rights of every kind and description throughout the world, including all U.S. and non-U.S.: (a) patents, patent applications and invention disclosures, including all continuations, continuations-in-part, divisionals, reissues, re- examinations, substitutions, extensions, amendments, certificates of correction, counterparts, non- provisionals, provisionals, renewals and reviews thereof; (b) fictional business names, corporate names, trade names, logos, slogans, trade dress, trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, symbols, design rights, assumed names and other indicia of origin or source, all registrations and applications for all of the foregoing, including all extensions, modifications and renewals thereof, and all goodwill associated with all of the

15 foregoing; (c) copyrights and copyrightable subject matter (including Software), whether or not registered or published, and registrations, recordations and applications for registration for all of the foregoing and restorations, reversions, extensions and renewals thereof; (d) Software (whether in source code, object code, or other form), algorithms, databases, compilations and data; (e) trade secrets, know-how, proprietary information, inventions, discoveries and ideas, including financial, business, scientific, technical, economic and engineering information, patterns, plans, compilations, program devices, formulas, designs, prototypes, methods, techniques, processes, procedures, codes, schematics, databases, drawings, models, methodologies, and customer lists, whether tangible or intangible and whether stored, compiled or memorialized physically, electronically, graphically, photographically or in writing (“Trade Secrets”); (f) internet domain names, web addresses and accounts with social media companies (e.g., LinkedIn, Facebook) and the handles and identifiers and designations found thereon and related thereto; (g) rights of publicity, moral rights and rights of attribution and integrity; and (h) all other intellectual property or proprietary rights, remedies and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including rights to recover for past, present and future violations thereof. “Intended Tax Treatment” has the meaning set forth in Section 6.2. “Intercompany Arrangements” has the meaning set forth in Section 3.16. “Interests” means, with respect to any Person, (a) any capital stock, partnership interests, limited liability company interests, units or any other type of equity interest, or other indicia of equity ownership (including profits interests), (b) any security convertible into or exercisable or exchangeable for, with or without consideration, any of the foregoing (including any option to purchase such convertible security), (c) any security carrying any warrant or right to subscribe to or purchase any security described in clause (a) or clause (b), (d) any such warrant or right or (e) any security issued in exchange for, upon conversion of or with respect to any of the foregoing securities of such Person. “Intermediate Holdco” means any Person (other than any Joint Venture (as defined in the Company A&R LLCA)) in which the Company, following the completion of the Pre-Closing Reorganization, directly or through one or more of its direct or indirect wholly-owned Subsidiaries, owns Interests and in which the purpose of such Person is to hold Interests of Subsidiaries of the Company. “Investor” has the meaning set forth in the preamble to this Agreement. “Investor Commitment” has the meaning set forth in Section 2.1(a). “Investor Indemnified Parties” means, collectively, Investor and each of its officers, managers, directors, employees, Affiliates, members, partners, stockholders, agents and other Representatives, and the successors to and permitted assigns of the foregoing (and their respective officers, managers, directors, employees, Affiliates, members, partners, stockholders, agents and successors, and permitted assigns). “Investor Loss Representations” means, collectively, the representations and warranties set forth in [*****].

16 “Investor Losses” has the meaning set forth in Section 9.3. “Investor Parent” has the meaning set forth in the preamble to this agreement. “Investor Transaction Expenses” means the reasonable out-of-pocket expenses incurred prior to the Closing by Investor and its Affiliates in connection with the Transactions. “ITC” means the investment tax credit under Section 48 of the Code. “IT Systems” means computer hardware, servers, networks, platforms, firmware, applications, databases, peripherals, data communication lines, and other information technology equipment and related systems. “Knowledge” means, with respect to the Contributor Group, the actual knowledge of [*****] and, with respect to Investor and Investor Parent, [*****], in each case, after due inquiry of such individual’s direct reports. “Latest Balance Sheet” has the meaning set forth in Section 3.4(a). “Latest Balance Sheet Date” has the meaning set forth in Section 3.4(a). “Law” means any federal, state, local, tribal or non-U.S. law, statute or ordinance, common law, or any rule, regulation, standard, judgment, Order, writ, injunction, decree, arbitration award, agency requirement, license or Permit of any Governmental Entity. “Leased Real Property” means all real property and interests in real property leased, subleased, licensed or otherwise occupied, whether as lessor, lessee, sublessor or sublessee or otherwise, pursuant to a Real Property Lease. “Liability” means all debts, losses, liabilities, claims, suits, damages, expenses, fines, Indebtedness or other penalties, costs, royalties, proceedings, deficiencies, interest, expenditures or obligations (including those arising out of any action, such as any settlement or compromise thereof or judgment or award therein, or reasonable attorneys’ fees and reasonable expenses of investigating, defending and prosecuting litigation), of any nature, whether known or unknown, absolute, contingent, accrued or unaccrued, liquidated or unliquidated, or otherwise and whether due or to become due, and whether in contract, tort, strict liability or otherwise, and whether or not resulting from Third-Party Claims. “Licensed Patents” has the meaning set forth in Section 5.11. “Lookback Date” means the date that is [*****] prior to the date of this Agreement. “Losses” means all Liabilities, charges, expenses (including reasonable attorneys’ fees), obligations, settlement payments, awards, judgments, assessments or deficiencies and shall include any consequential damages suffered (to the extent reasonably foreseeable); provided, however, that “Losses” shall not include any special, exemplary, incidental, indirect or punitive damages except to the extent such damages are awarded to a Third Party.

17 “Material Adverse Effect” means an event, change, effect, development or occurrence that, individually, or in the aggregate together with all other events, changes, effects or developments, has had and is continuing, or would reasonably be expected to have and continue, a material adverse effect on the business, assets, condition (financial or otherwise) or continuing results of operations of the Transferred Subsidiaries, individually or in the aggregate; provided, however, that, in no event would any event, change, effect, development or occurrence resulting from, relating to or arising out of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably likely be, a “Material Adverse Effect”: (a) any changes or developments in the renewable natural gas or biogas industries, including natural gas production, development, gathering, compressing, treating, processing, fractionation and transportation industry generally; (b) any changes or developments in prices for biogas, natural gas, refined products, condensates or natural gas liquids or other commodities or for the Transferred Subsidiaries’ raw material inputs and end products; (c) the public announcement of the Transactions (provided that, the exceptions set forth in this clause (c) shall not apply in connection with any breach or inaccuracy of a representation or warranty set forth in this Agreement expressly addressing the consequences of the announcement or existence of, compliance with or performance under, this Agreement) to the extent related to a matter disclosed on Schedule 3.3. (d) any action taken or omitted to be taken by the Transferred Subsidiaries at the express written direction of Investor (for the avoidance of doubt, any action by, or omission of, a Transferred Subsidiary for which Investor consent is sought or requested, and Investor provided such consent, shall not be deemed to be “at the express written direction of” Investor); (e) any adoption, implementation, promulgation, repeal, modification, supplementation, reinterpretation or proposal of any rule, regulation, ordinance, Order, treaty, protocol or any other Law of or by any Governmental Entity, or market administrator after the date hereof; (f) any changes in GAAP or any applicable accounting standards or applicable Law or interpretations thereof, in each case, after the date of this Agreement; (g) any changes or developments in or generally affecting the economy, the financial, credit or securities markets, or political, legislative or regulatory conditions, in each case, in the U.S. or elsewhere in the world; (h) any hurricane, cyclone, tornado, earthquake, flood, tsunami, natural disaster, weather and/or geographical condition, act of God or other comparable events or outbreak or escalation of hostilities or war (whether or not declared and related military operations), military actions or any act of sabotage or terrorism, cyber-attack or national or international political or social conditions, any declaration of martial law, quarantine or similar directive, policy or guidance or Law or other action by any Governmental Entity in response thereto;

18 (i) any failure by the Transferred Subsidiaries to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided, that, the exception in this clause (i) shall not prevent or otherwise affect a determination that any event, change, effect, development or occurrence underlying such failure has resulted in, or contributed to, a Material Adverse Effect so long as it is not otherwise excluded by this definition); (j) any changes in the share price or trading volume of the shares of the debt or equity securities of any Party (provided, that, the exception in this clause (j) shall not prevent or otherwise affect a determination that any event, change, effect, development or occurrence underlying such change has resulted in, or contributed to, a Material Adverse Effect so long as it is not otherwise excluded by this definition); or (k) except, in each case, with respect to clauses (a)-(b) and clauses (d)-(e) to the extent disproportionately and adversely affecting the Transferred Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Transferred Subsidiaries operates, in which case only the incremental disproportionate, adverse effect relative to other similarly situated companies in the industries in which the Transferred Subsidiaries operates may be taken into account in determining whether there has been, or would reasonably likely be, a “Material Adverse Effect.” “Material Contracts” has the meaning set forth in Section 3.14(a). “Multiemployer Plan” means a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA. “Office Leases” means any lease, sublease, license or other occupancy agreement pursuant to which any Person leases, subleases or licenses real property used primarily for general administrative, corporate headquarters, back-office or warehousing purposes and not directly related to the development, construction, operation or maintenance of any Project. “Open Source Software” means any Software that is licensed or distributed pursuant to any license identified as an “open source license” by the Open Source Initiative (www.opensource.org/licenses) (including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), GNU Affero General Public License (AGPL), MIT License (MIT), Apache License, Artistic License, and BSD Licenses). “Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling or writ of any arbitrator or Governmental Entity. “Ordinary Course of Business” means the ordinary and usual course of normal day-to- day ownership, operation, maintenance and/or development of the Business by the applicable members of the Contributor Group and the Transferred Subsidiaries, consistent with past practice but also taking into account any changes in such past practice after giving effect to the Pre-Closing Reorganization; provided, that any action that requires the Consent of the board of directors or similar governing body of such Person shall not constitute an action within the Ordinary Course of Business.

19 “Organizational Document” means any of the following, as applicable: (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) limited liability company agreement or operating agreement and the certificate of formation of a limited liability company;(e) any charter, bylaws or similar document adopted, filed or entered into in connection with the creation, formation, governance or organization of a Person; and (f) any amendment, side letter or binding interpretation of any of the foregoing. “Outside Date” has the meaning set forth in Section 8.1(b)(i). “Owned Real Property” means real property owned in fee simple by any Transferred Subsidiary. “O&M Reimbursement Amount” means the O&M Costs (as defined in the RNG Loan Agreement) incurred by Contributor Parent prior to Closing and since the previous Payment Date (as defined in the RNG Loan Agreement), less any operating margin accrued by Contributor Parent outside of the RNG Loan Agreement in the foregoing time period, and less the amount of any commission accrual through December 31, 2025 that is an obligation of the Company or any Transferred Subsidiary but for which the Company and the Transferred Subsidiaries shall not be liable. “Party” or “Parties” has the meaning set forth in the preamble to this Agreement. [*****]. “Permits” means any approvals, authorizations, consents, licenses, permits, variances, waivers, grants, franchises, concessions, exemptions, orders, registrations or certificates from or by, or recognized as effective by operations of law or regulation by, a Governmental Entity. “Permitted Encumbrances” means the following Encumbrances: (a) any Encumbrance for Taxes (i) that are not yet due and payable or due but not delinquent or (ii) the amount or validity which is being contested in good faith by appropriate proceedings by or on behalf of the applicable member of Contributor Group and the Transferred Subsidiaries and, in each case, for which adequate reserves have been established in accordance with GAAP; (b) mechanics’, carriers’, repairers’, materialmen’s and other liens for construction in progress and workmen’s, repairmen’s, warehousemen’s and carriers’ liens arising in the Ordinary Course of Business, which in each case are either (i) for amounts not due or (ii) being contested in good faith through appropriate proceedings so long as (A) such proceedings shall not involve any risk greater than a de minimis risk of the sale, forfeiture or loss of any part of the applicable Project or Owned Real Property, Leased Real Property, and/or any Easement, or (B) a bond or other security has been posted or provided in such manner and amount as to reasonably assure that any amounts determined to be due will be promptly paid in full when such contest is determined; (c) any zoning, building code, land use, planning, entitlement or similar Law or regulation imposed by any Governmental Entity and any minor encroachment, easement, covenant, condition, restriction and other similar matter of record that does not, individually or in the aggregate, materially impair the current use and enjoyment of any material Transferred Asset; (d) any Encumbrance that will be discharged or

20 released either prior to, or substantially simultaneous with, the Closing; (e) any Encumbrances created under any Easement, Real Property Lease, real property conveyance or other instrument, or arising under a Material Contract, in each case, securing secure amounts or obligations (i) not yet due and payable or due but not delinquent or (ii) the amount or validity of which is being contested in good faith by appropriate proceedings by the applicable member of the Contributor Group and the Transferred Subsidiaries, in each case, that (x) do not, individually or in the aggregate, materially detract from the value of or prevent the use or operations of any Transferred Asset as currently operated and (y) would otherwise be acceptable by a reasonably prudent owner engaged in business comparable to the Business in the geographic area where the Transferred Assets are located; (f) rights of reassignment arising upon the expiration or final intention to abandon or release any Transferred Assets excepting circumstances where those rights have already been triggered; (g) all applicable Laws and rights reserved to or vested in any Governmental Entity (i) to Control or regulate any of the Transferred Assets in any manner, (ii) under the terms of any right, power, franchise, grant, license or Permit, or by any provision of Law permitting such Governmental Entity to terminate such right, power, franchise, grant, license or Permit, (iii) to purchase, condemn, expropriate or recapture, or to designate a purchaser of any material Transferred Asset, (iv) to use the Transferred Assets in a manner that does not, individually or in the aggregate, materially impair the current use and enjoyment of any Transferred Asset or (v) to enforce any obligations or duties affecting the Transferred Assets to any Governmental Entity with respect to any franchise, grant, license or Permit; (h) rights of any common owner as a tenant in common or through common ownership, so long as such rights do not, individually or in the aggregate, materially impair the current use and enjoyment of any Transferred Asset; (i) mortgage Encumbrances burdening the lessor’s (or, in the case of an Easement, the servient estate owner’s) interest in property covered by a Real Property Lease or Easement, as applicable, to the extent a subordination and non-disturbance agreement has been executed by lessor’s or servient estate owner’s lender for the benefit of the appliable Transferred Subsidiary; (j) any Encumbrance, obligation, burden or defect that is cured, released or waived by any Law of limitation or prescription, including adverse possession; (k) non-exclusive licenses of Intellectual Property granted in the Ordinary Course of Business; (l) any Encumbrance disclosed in the Financial Statements; and (m) each Encumbrance listed on Schedule 1.1-PE. “Permitted Securities Encumbrances” means liens or Encumbrances (a) created by this Agreement, (b) set forth in the Organizational Documents applicable to the relevant Interests (including, for the avoidance of doubt, the Company A&R LLCA), or (c) arising from restrictions on the sale of securities under any applicable securities Laws. “Person” means any natural person, corporation, company, partnership (general or limited), limited liability company, trust or other entity. “Personal Information” means any information that identifies, relates to, describes, is linked to, is reasonably capable of being associated with, or could reasonably be linked to any identified or identifiable individual or household, and any other information covered by definitions of “personal data,”, “personally identifiable information,” “personal information,” “protected health information” or any substantial equivalent of these terms under applicable Laws. “Portland Office Lease” means that certain Lease, dated as of April 29, 2013, as amended, for the office space located at [*****].

21 “Post-Closing Commitment Amount” means an amount equal to the difference between (a) $400,000,000, minus (b) the Initial Investor Contribution, as illustrated on Exhibit E. “Pre-Closing Period” has the meaning set forth in Section 5.1. “Pre-Closing Reorganization” has the meaning set forth in the recitals to this Agreement. “Process”, “Processed”, or “Processing” means any operation or set of operations performed, whether by manual or automated means, on Personal Information or on sets of Personal Information, including the collection, use, sale, storage, transfer, disclosure, analysis, deletion, or modification thereof. “Projects” means the renewable natural gas and biogas to energy projects identified on Schedule III. “Project Companies” means each Person formed for the purposes of developing, constructing, owning, operating and maintaining the Projects identified on Schedule III. “PUHCA” means the Public Utility Holding Company Act of 2005 and FERC’s implementing regulations promulgated thereunder. “Real Property Leases” means all leases, licenses, concessions and other agreements pursuant to which any Transferred Subsidiary holds any Leased Real Property, but excluding any (a) Easements and (b) Owned Real Property. “REC” means any certificate, credit, allowance, green tag, or other transferable indicia, howsoever entitled, created by applicable Laws or a certification authority indicating generation of a particular quantity of energy from a Renewable Energy Source. To the extent that any certificate, credit, allowance, green tag, or other transferable indicia may constitute a carbon offset and a REC, it will be deemed to be a REC. “REC Purchase Obligation” means any obligation to purchase a REC for the purpose of obtaining the benefit of corresponding Section 45Z Credits, excluding any obligation to purchase REC set forth on Schedule 1.1-RE. “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment. “Registered Transferred Intellectual Property” has the meaning set forth in Section 3.15(a). “Renewable Energy Source” means an energy source that is not fossil carbon based or radioactive. “Reorganization Documents” has the meaning set forth in Section 5.13. “Representatives” means, with respect to any Person, the Affiliates of such Person and the officers, directors, managers, members, equityholders, partners, employees, attorneys,

22 accountants, financial advisors, agents, consultants, professional advisors and other representatives of such Person and its Affiliates. “Required Consent” has the meaning set forth in Section 3.3. “Retained Marks” has the meaning set forth in Section 5.11. “RNG Credit Facilities” means each of the credit facilities of the Transferred Subsidiaries as described on Schedule IV. “RNG Loan Agreement” means that certain Amended and Restated Loan Agreement, dated as of September 28, 2023, between Ameresco RNG Holdings I LLC and HA RNG 1 Lender LLC, as amended from time to time. “Sanctioned Jurisdiction” means a country or territory that is, or at the relevant time has been, the subject or target of comprehensive sanctions (at present, Cuba; Iran; North Korea; and the Crimea, so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic, and those non-government controlled portions of the Kherson and Zaporizhzhia regions of Ukraine). “Sanctioned Person” means any Person that is the subject or target of Sanctions or similar restrictions under Customs & Trade Control Laws , including: (a) any Person identified on any applicable Sanctions-related list of blocked Persons or any similar, applicable Customs & Trade Control Laws restricted party lists; (b) any Person that is, in the aggregate, 50% or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (a); or (c) any Person that is organized, ordinarily resident, or located in a Sanctioned Jurisdiction. “Sanctions” means all applicable (a) economic or financial sanctions Laws and regulations of the United States, including sanctions Laws administered and enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control; and (b) and any similar Laws to which the Transferred Subsidiaries, or any of their respective agents or Representatives when acting on behalf of any of the Transferred Subsidiaries, are subject. “Section 45Z Credit” means the clean fuel production tax credit determined under Section 45Z of the Code. “Securities Act” means the U.S. Securities Act of 1933, as amended. “Security Incident” has the meaning set forth in Section 3.15(f). “SNDA” has the meaning set forth in Section 3.11(b). “Software” means computer programs (whether in source code, object code or other form), algorithms, databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing. “Solvent” means, that, as of any date of determination, (a) the fair value of the assets of Contributor or Investor, as applicable, as of such date, exceeds the sum of all Liabilities of Contributor or Investor, as applicable, including contingent and other Liabilities, as of such date,

23 (b) the fair saleable value of the assets of Contributor or Investor, as applicable, on a consolidated basis, as of such date, exceeds the amount that will be required to pay the probable Liabilities of Contributor or Investor, as applicable, on its existing debts (including contingent Liabilities) as such debts become absolute and matured, and (c) Contributor or Investor, as applicable, will not have, as of such date, an unreasonably small amount of capital for the operation of the business in which they are engaged or will be engaged following such date. “Specified Foreign Entity” has the meaning set forth in Section 7701(a)(51)(B) of the Code. “Specified Foreign-Influenced Entity” has the meaning set forth in Section 7701(a)(51)(D)(i)(I) of the Code. “Subsidiary” means, with respect to any Person, any other Person (a) of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors (or other Persons performing similar functions) of such other Person is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries or (b) if such other Person is a partnership, limited partnership, limited liability company or other similar entity, (i) the securities or ownership interests conveying, directly or indirectly, a majority of the economic interests in such other Person are directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries or (ii) such Person and/or one or more of its Subsidiaries serves as the general partner or managing member of such other Person or otherwise Controls such other Person. “Tangible Property” has the meaning set forth in Section 3.11(c). “Tax” means any tax, impost, levy, duty, charge, or other assessment in the nature of a tax administered, audited, assessed, collected, determined, enforced, regulated, or imposed by any U.S. federal, state, local or foreign Governmental Entity, including any U.S. federal, state, local or non-U.S. income, net income, gross income, corporation, profit, license, severance, occupation, windfall profits, capital gains, capital stock, transfer, registration, social security, production, franchise, gross receipts, payroll, sales, employment, unemployment, disability, use, property, estimated, ad valorem, excise, value added, estimated, stamp, alternative or add-on minimum, environmental, premium, inventory, recapture, excessive payment, excessive credit transfer, foreign or domestic withholding tax, and any other tax, together with all interest, fines, penalties, additions to tax or additional amounts imposed with respect to such amounts. “Tax Authority” means any Governmental Entity responsible (in whole or in part) for the determination, assessment, audit, regulation, administration, imposition and/or collection of any Tax or the regulation, enforcement or interpretation of any Law relating to Taxes. “Tax Proceeding” means any audit, examination, contest, litigation or other proceeding with or against any Tax Authority. “Tax Return” means any return, declaration, report, election, claim for refund or information return or statement filed or required to be filed with any Tax Authority relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

24 “Texas Warehouse Lease” means that certain Commercial Lease, dated as of November 1, 2018, as amended, for the warehouse located at [*****]. “Third Party” means any Person other than Contributor Parent, Contributor, Company, Investor and each of their respective Subsidiaries and Affiliates. “Third-Party Claim” has the meaning set forth in Section 9.5(a). “Transaction Documents” means, collectively, (a) this Agreement and (b) the Ancillary Agreements. “Transaction Expenses” means the reasonable out-of-pocket expenses incurred prior to the Closing by the Parties and their Affiliates in connection with the Transactions. “Transactions” means the transactions contemplated by the Transaction Documents including, for the avoidance of doubt, the Pre-Closing Reorganization. “Transfer Agreement” means the transfer agreement entered into by and among Contributor and the Company, substantially in the form of transfer agreement attached hereto as Error! Reference source not found.. “Transfer Tax” means any sales, use, transfer, documentary, stamp, value added, real property transfer or other similar Tax imposed on or payable in connection with the Transactions. “Transferred Assets” means, other than any Excluded Asset, all of the Company Group Members’ right, title and interest in and to all of the assets, properties, claims and rights of every kind, nature, character and description, tangible, real or personal, wherever located, primarily related to, used in or held for use in the conduct of the Business (but, for the avoidance of doubt, subject to the transfer standards set forth in clauses (a) through (f) of this definition, which assets covered thereby shall each be governed by such clauses), as such assets, properties, claims and rights shall exist on the Closing Date, including the following: (a) all machinery, fixtures, supplies, accessories, materials, equipment and all other items of tangible personal property of the Company Group Members, that are exclusively related to, used or held for use in connection with the Business; (b) subject to Section 5.2, all books and records (or portions thereof) that are exclusively related to, used or held for use in the conduct of the Business (the “Transferred Books and Records”); provided, however, that Contributor Group shall be permitted to retain copies of such Transferred Books and Records that contain any information unrelated to the Business; (c) all Contracts to which any member of the Contributor Group is a party that are exclusively related to, used or held for use in the Business; (d) all claims, warranties, guaranties, refunds, Actions, defenses, rights of recovery, rights of set off or counterclaim and rights of recoupment of every kind and nature, in each case, exclusively relating to the Business and except to the extent expressly set forth in the definition of “Excluded Assets”;

25 (e) all prepaid expenses and deposits and refunds to the extent related to the Business (other than prepaid insurance with respect to any insurance policies not transferring to the Company or the Transferred Subsidiaries in connection with the Transactions); (f) all accounts receivable, notes receivable, rebates receivable and other miscellaneous receivables to the extent related to the Business; (g) all Transferred Intellectual Property; and (h) all Transferred Software. “Transferred Books and Records” has the meaning set forth in the definition of “Transferred Assets.” “Transferred Intellectual Property” means all Intellectual Property of the Company Group Members exclusively related to, used in or held for use in the conduct of the Business, but excluding all Excluded IP. “Transferred Interests” has the meaning set forth in the recitals of this Agreement; provided that the Parties acknowledge and agree that (a) the transfer of the Deferred Transferred Subsidiaries and Deferred Transferred Assets to the Company shall occur after Closing subject to the receipt of the Deferred Transfer Consents or Deferred Asset Licenses and the conditions set forth Section 2.2(b)(i) and Section 2.2(d) being satisfied, as applicable, as described herein and such transfer post-Closing, in and of itself, shall not result in any breach of any representations, warranties or covenants hereunder and (b) the Deferred Transferred Subsidiaries shall otherwise constitute Transferred Subsidiaries hereunder and the Deferred Transferred Assets shall otherwise constitute Transferred Assets hereunder. “Transferred Software” means all proprietary Software of the Company Group Members exclusively related to, used in or held for use in the conduct of the Business. “Transferred Subsidiaries” has the meaning set forth in the recitals of this Agreement. “Transferred Subsidiary Benefit Plan” means each Benefit Plan that is sponsored or maintained by any Transferred Subsidiary. “Transition Services Agreement” has the meaning set forth in the recitals to this Agreement. “Unit” has the meaning set forth in the Company A&R LLCA. “WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988 and any similar applicable state or local Law. 1.2 Interpretation; Absence of Presumption. The table of contents and the section and other headings and subheadings contained in this Agreement and the exhibits hereto are solely for the purpose of reference, are not part of the agreement of the Parties, and shall not in any way affect the meaning or interpretation of this Agreement or any exhibit hereto. Whenever required

26 by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. If a word or phrase is defined, its other grammatical forms have a corresponding meaning and a defined term has its defined meaning throughout this Agreement and each Exhibit or schedule to this Agreement, regardless of whether it appears before or after the place where it is defined. Unless otherwise specified, all references to days or months shall be deemed references to calendar days or months. Whenever required by the context, references to a Fiscal Year shall refer to a portion thereof. All references to “$” shall be deemed references to U.S. dollars. Unless the context otherwise requires, any reference to a “Section,” “Exhibit” or “Schedule” shall be deemed to refer to a section of this Agreement, exhibit to this Agreement or a schedule to this Agreement, as applicable. The words “hereof,” “herein,” “hereto,” “hereby” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” shall mean “including, without limitation.” The words “shall” and “will” have equal meaning, force and effect and connote an obligation and an imperative, rather than a futurity. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof; provided that the foregoing shall not apply in respect of the Disclosure Schedules except to the extent set forth in the Disclosure Schedules. Except as otherwise specifically provided herein, all references in this Agreement to any Law include the rules and regulations promulgated thereunder, in each case as amended, re-enacted, consolidated or replaced from time to time and in the case of any such amendment, re-enactment, consolidation or replacement, reference herein to a particular provision shall be read as referring to such amended, re-enacted, consolidated or replaced provision and shall also include, unless the context otherwise requires, all applicable guidelines, bulletins or policies made in connection therewith; provided, that for purposes of any representations and warranties set forth in this Agreement that are made as of a specific date, references to any Law shall be deemed to refer to such Law as amended as of such date. Reference to any governmental entity or any governmental department, commission, board, bureau, agency, regulatory authority, instrumentality or judicial or administrative body, in any jurisdiction shall include any successor to such entity. The use of the words “or,” “either” or “any” shall not be exclusive. The phrase “to the extent” means the degree to which the subject or matter thereof extends or applies and such phrase does not mean simply “if.” The Parties have participated jointly in the negotiation and drafting of this Agreement; accordingly, the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict, unless explicitly noted to the contrary. The phrases “delivered,” “provided,” “furnished,” “made available” or words of similar import when used with respect to information or documents means such information or documents that have been physically or electronically delivered to the relevant receiving party (including, in the case of information or documents of Contributor Parent or any of its Affiliates (including the Company), or posted no later than 5:00 p.m. Eastern Time, in each case, on the third Business Day preceding the date hereof to the Dataroom). If any action is required to be taken on a day that is not a Business Day, such

27 action shall be required to be taken on the next succeeding Business Day. If any action is required to be taken on a Business Day, then it must be completed by no later than 5:00 p.m. Eastern Time of such Business Day. ARTICLE II THE TRANSACTIONS 2.1 Transactions. Upon the terms and subject to the conditions of this Agreement, at the Closing: (a) Investor shall (x) contribute, or cause to be contributed, to the Company and Contributor Parent, as applicable, cash in immediately available funds equal to the Initial Investor Cash Contribution, (y) reduce the balance of the C&D Loan Agreement by the C&D Loan Deployment Amount and (z) commit to fund the Post-Closing Commitment Amount pursuant to the terms and conditions of the Company A&R LLCA (clauses (x), (y) and (z) collectively, the “Investor Commitment”, a calculation and statement of which shall be delivered by Company to Investor no later than five Business Days prior to Closing), and the Company and Contributor Parent, as applicable, shall accept the Investor Commitment, and in exchange for the Investor Commitment, the Company shall issue to Investor, and Investor shall accept, 4,000,000 Class B Interests, free and clear of all Encumbrances (other than Encumbrances created by Investor or any of its Affiliates and any Permitted Securities Encumbrance); and (b) (x) Contributor shall contribute, or cause to be contributed, to the Company the Transferred Interests (other than the Deferred Transferred Interests) and the Company shall accept such Transferred Interests, and (y) Contributor Parent shall contribute each of the Transferred AMRC Contracts (other than any constituting Deferred Transferred Assets) to Contributor, which shall contribute to the Company and the Company shall accept such Transferred AMRC Contracts; and in exchange for the Transferred Interests and such Transferred AMRC Contracts, the Company shall issue to Contributor, and Contributor shall accept, 9,333,333 Class A Interests, free and clear of all Encumbrances (other than Encumbrances created by Contributor or any of its Affiliates and any Permitted Securities Encumbrances). 2.2 Deferred Transfers. (a) Following the Closing, with respect to each Deferred Transferred Subsidiary, promptly following the applicable Deferred Transfer Date, Contributor shall contribute, or cause to be contributed, to the Company the Deferred Transferred Interests relating to such Deferred Transferred Subsidiary (and the Transferred Assets and Assumed Liabilities associated therewith), and the Company shall accept such Deferred Transferred Interests, without any additional consideration therefor (the contribution of each such Deferred Transferred Subsidiary’s Interests, a “Deferred Transfer”). For the avoidance of doubt, upon consummation of each Deferred Transfer, such Deferred Transferred Subsidiary shall be deemed a Transferred Subsidiary for all purposes of this Agreement and the other Transaction Documents. (b) On each Deferred Transfer Date: (i) the Fundamental Contributor Group Representations (other than the Fundamental Contributor Group Representation set forth in Section 3.2(a)) shall be true

28 and correct in all respects except for de minimis inaccuracies, as of the applicable Deferred Transfer Date as though such representations and warranties had been made on and as of the applicable Deferred Transfer Date (except that representations and warranties that are made as of a specified date need be true and correct only as of such date). (ii) Contributor shall deliver or cause to be delivered to Investor a duly executed certificate from an authorized Person, dated as of the applicable Deferred Transfer Date, certifying that the applicable conditions set forth in Section 2.2(b)(i) and Section 2.2(d) have been satisfied; (c) From the Closing until the applicable Deferred Transfer Date, Contributor shall, and shall cause its Affiliates to, use reasonable best efforts to obtain all Deferred Transfer Consents as promptly as practicable. In connection therewith, the Company shall, and shall cause its Subsidiaries to, reasonably cooperate with Contributor in seeking to obtain such Deferred Transfer Consents, including by providing such information (to the extent legally permissible) and taking such actions as may be reasonably requested by Contributor. (d) From the Closing until the applicable Deferred Transfer Date, (i) Contributor shall hold the Deferred Transferred Interests relating to the applicable Deferred Transferred Subsidiary in trust for the benefit of the Company, (ii) the Company shall be entitled to receive all economic benefits (including all revenues, income and distributions) attributable to such Deferred Transferred Subsidiary from and after the Closing, and Contributor shall promptly remit any such amounts to the Company, (iii) other than Deferred Transfer Losses, the Company shall bear and be responsible for all Liabilities and obligations of such Deferred Transferred Subsidiary arising from and after the Closing, and Contributor shall have no liability therefor, (iv) Contributor shall, and shall cause its Affiliates to, operate the Deferred Transferred Subsidiaries in the Ordinary Course of Business, (v) Contributor shall not, and shall cause its Affiliates not to, take any action that would constitute a “Reserved Matter” (or equivalent restricted action requiring the consent or approval of both members of the Company) under the Company A&R LLCA, in each case, as if the Company A&R LLCA were binding on the Deferred Transferred Interest, in each case, without the prior written consent of Investor. (e) The Parties agree to treat for all Tax purposes each Deferred Transfer as having occurred at the Closing and the Deferred Transferred Interests as having been owned by the Company as of the Closing. Each Deferred Transfer shall be made without any additional consideration and the allocation of the Initial Investor Contribution shall be determined as if all Deferred Transferred Interests had been contributed at the Closing. (f) If any Deferred Transfer Consent with respect to a Deferred Transferred Subsidiary has not been obtained on or prior to the date that is [*****] following the Closing Date (the “Deferred Transfer Outside Date”), and such Deferred Transfer has not been consummated, then the Parties shall negotiate in good faith to determine an alternative structure to provide the Company with the economic benefits of such Deferred Transferred Subsidiary; provided, that, notwithstanding the foregoing, Contributor shall continue to use reasonable best efforts to obtain such Deferred Transfer Consents following the Deferred Transfer Outside Date until such Deferred Transfer Consents have been obtained and the applicable Deferred Transfer has been consummated.

29 2.3 Closing. The closing of the Transactions (the “Closing”) shall take place electronically by exchange of signature pages by email, at 10:00 a.m. Eastern Time, promptly, but in any event no later than the third Business Day after all of the conditions set forth in Article VII (other than those conditions that by their nature can only be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions at that time) are satisfied or waived (to the extent permitted by applicable Law) or at such other place, time or date as may be mutually agreed upon in writing by Contributor and Investor (the “Closing Date”). The Closing shall be deemed effective for all purposes as of 12:01 a.m. Eastern Time on the Closing Date. To the extent that the Cash Capex Incurred or the O&M Reimbursement Amount cannot be finally determined as of the Closing due to the unavailability of complete financial data, the Parties shall use the best available estimates of such amounts for purposes of calculating the Initial Investor Contribution at Closing, and shall thereafter cooperate in good faith to determine the final amount of the Initial Investor Contribution and settle any difference relative to the amount estimated at Closing within [*****] following the Closing Date, with any resulting net adjustment to be settled by wire transfer of immediately available funds from the applicable Party within five Business Days of such final determination; provided, that if the Parties cannot mutually agree on the final amount of the Initial Investor Contribution following such [*****] period, the Parties shall refer the matter to the Independent Evaluator (as defined in the Company A&R LLCA) and shall follow the procedures with respect to the determination of the Cash Capex Incurred or the O&M Reimbursement Amount using the procedures set forth in Section 6.5 of the Company A&R LLCA (which such procedures are incorporated herein by reference, mutatis mutandis). ARTICLE III REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR GROUP Except as subject to the terms of Section 10.11, as set forth in the disclosure schedules delivered to Investor by Contributor concurrently with the execution of this Agreement (the “Disclosure Schedules”), Contributor Parent and Contributor each represent and warrant to Investor as follows as of the date hereof and as of the Closing Date (except, as to any representations and warranties that specifically relate to an earlier date, in which case, such earlier date): 3.1 Organization; Authority; Enforceability. Each Company Group Member is (a) duly formed, validly existing, and in good standing (or the equivalent) under the Laws of its jurisdiction of formation and (b) qualified to do business and is in good standing (or the equivalent) in each jurisdiction where the conduct of the Business requires, except where the failure to be so qualified to be in good standing (or the equivalent) would not reasonably be expected to be materially adverse to the Business. Contributor Parent, Contributor and the Company have the necessary power and authority to execute and deliver this Agreement and the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby and otherwise perform its respective obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby to be executed and delivered by Contributor Parent, Contributor or the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized, in each case, on behalf of themselves and the Company, as applicable. No other corporate proceedings on the part of Contributor Parent or limited liability company proceedings on the part of Contributor or the

30 Company are necessary to approve and authorize the execution and delivery of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other agreements contemplated hereby to be executed and delivered by Contributor Parent, Contributor and the Company has each been duly executed and delivered by Contributor Parent, Contributor and the Company and constitutes the valid and binding agreement of Contributor Parent, Contributor and the Company, enforceable against Contributor Parent, Contributor and the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles. The Contributor Group has made available to Investor copies of the Organizational Documents of the Company Group Members. Such Organizational Documents are true and complete are in full force and effect. No Company Group Member is in material default under or in material violation of any of the provisions of such Organizational Documents in any material respect. 3.2 Capitalization. (a) Schedule 3.2(a) of the Disclosure Schedules sets forth, with respect to each Company Group Member, (i) its name and jurisdiction of organization, (ii) its form of entity, and (iii) the equity securities issued by each Company Group Member (other than Contributor Parent) and the holder(s) thereof. The Transferred Interests, if and when contributed to the Company in accordance with the terms hereof, will be acquired by the Company free and clear of all Encumbrances (other than Permitted Security Encumbrances), and the Company will acquire good and valid title to the Transferred Interests. (b) Except as set forth on Schedule 3.2(b) of the Disclosure Schedules, (i) there are no outstanding or authorized options, warrants, Contracts, calls, puts, rights to subscribe, conversion rights or other similar rights to which any Company Group Member (to the extent relating to the Business in respect of Contributor Parent), or that are binding upon any member of the Contributor Group relating to the Transferred Interests or the Company Interests, or (other than the Transaction Documents) obligating any member of the Contributor Group to issue or sell any Transferred Interests or Company Interests; (ii) there are no outstanding or authorized phantom equity rights, other rights to acquire Transferred Interests or Company Interests, profits interests or similar rights with respect to the Transferred Interests and Company Interests; (iii) there are no voting trusts, proxies or any other Contracts or understandings with respect to the voting of the Transferred Interests or Company Interests; (iv) no Company Group Member is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire any of the Transferred Interests or Company Interests; and (v) no Company Group Member has an obligation to make any investment (in the form of a loan, capital contribution or otherwise) in any Person (to the extent relating to the Business in respect of Contributor Parent). (c) All of the Transferred Interests have been duly authorized and validly issued. 3.3 Consents and Approvals; No Violations. No filing with or notice to, and no Permit of or from, any Governmental Entity is required on the part of (a) Contributor for the execution and delivery by Contributor of this Agreement or the other Transaction Documents to which it is party and (b) the Company or any Transferred Subsidiary for the execution and delivery

31 by each such Person of each Transaction Document to which it is party, and in each case of clauses (a) and (b), the performance of their respective obligations hereunder and thereunder, and the consummation of the Transactions (including, for the avoidance of doubt, the Pre-Closing Reorganization), except, in each case of clauses (a) and (b), (i) as listed on Schedule 3.3 of the Disclosure Schedules; (ii) any such filing, notice, license, registration, approval, consent, authorization or Permit, the failure to make or obtain has not had or would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Business, or has not or would not reasonably be expected to materially impair or delay the ability of any Company Group Member to consummate the Transactions; or (iii) the Deferred Transfer Consents and the Deferred Asset Licenses, each of which is acknowledged by the Parties as outstanding as of the Closing and which shall be obtained following the Closing in accordance with Section 2.2 and Section 5.8, respectively. Except as set forth on Schedule 3.3 and assuming compliance with the items described in clauses (i),(ii) and (iii) of the preceding sentence, neither the execution, delivery and performance of this Agreement or the other Transaction Documents, by such Company Group Member nor the consummation by any such Person of the Transactions (including, for the avoidance of doubt, the Pre-Closing Reorganization), as applicable, will (A) conflict with or result in any breach or violation of any provision of the Organizational Documents of such Company Group Member, (B) result in a breach or violation of, or constitute (with or without notice or lapse of time or both) a default or any right of termination, amendment, cancellation or acceleration (or give rise to the creation of any Encumbrance, except for Permitted Encumbrances or Permitted Security Encumbrances) under, any of the terms, conditions or provisions of any Indebtedness, Permit or Contract, in each case, that would give rise to any material Liability to the Company or any Transferred Subsidiary taken as a whole, (C) violate any Law applicable to the Company Group Members, or any of their respective property or assets or (D) require any Consent of any Person under any Material Contract (such Consent, a “Required Consent”), except in the case of each of clauses (B) and (C), that have not been or would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Business, or have not or would not reasonably be expected to materially impair or delay the ability of any Company Group Member to consummate the Transactions. 3.4 Financial Statements; Absence of Undisclosed Liabilities; Indebtedness. (a) Schedule 3.4(a) of the Disclosure Schedules sets forth the following financial statements (to the extent the financial results of such financial statements pertain to the Transferred Subsidiaries, collectively, the “Financial Statements”): the unaudited consolidated balance sheet of the Business (the “Latest Balance Sheet”), as of December 31, 2025 (the “Latest Balance Sheet Date”) and the related consolidated statements of income for the 12-month period then ended. The Financial Statements were prepared in accordance with GAAP and present fairly, in all material respects, the financial condition and/or the operating results of the applicable Transferred Subsidiary as of the respective dates thereof or the periods then ended, in each case, in conformity with GAAP in all material respects. (b) Except as set forth on Schedule 3.4(b) of the Disclosure Schedules, there are no Liabilities of the Transferred Subsidiaries, of any nature, whether or not accrued, contingent or otherwise, other than those that (i) are adequately reflected and sepcifically reserved against in the Financial Statements, (ii) have been incurred in the Ordinary Course of Business since the date

32 of the Latest Balance Sheet, (iii) are permitted or contemplated by this Agreement or (iv) are Excluded Liabilities. (c) Other than as set forth on Schedule 3.4(c) of the Disclosure Schedules, there are no outstanding guaranties, letters of credit, bonds, cash collateral accounts, surety bonds or other credit assurances of a comparable nature made or issues by or on behalf of any Transferred Subsidiary. (d) After giving effect to the Pre-Closing Reorganization, no Transferred Subsidiary will have any Liabilities associated with the steps undertaken to complete the Pre- Closing Reorganization or the completion thereof. (e) There are no loans owing to any Company Group Member by an employee of any Company Group Member or otherwise associated with the Business. 3.5 No Material Adverse Effect. Since the Latest Balance Sheet Date, there has not occurred a Material Adverse Effect. 3.6 Absence of Certain Changes or Events. Except as set forth on Schedule 3.6 of the Disclosure Schedules, as described in the Financial Statements or as required or expressly contemplated by this Agreement, since the Latest Balance Sheet Date, each Transferred Subsidiary has conducted its business in the Ordinary Course of Business. Without limiting the foregoing, except in connection with or pursuant to the Pre-Closing Reorganization, no Transferred Subsidiary has taken, agreed to take or omitted to take any action since the Latest Balance Sheet Date that would be prohibited by Section 5.1 if in effect as of such time. 3.7 Litigation. Except as set forth on Schedule 3.7 of the Disclosure Schedules, there are no, and since the Lookback Date, there have been no (a) Actions pending or, to the Knowledge of the Contributor Group, threatened in writing against (i) any Company Group Member (to the extent related to the Business in respect of Contributor Parent) before or by any Governmental Entity or (ii) related to the Transferred Assets, (b) investigations against any Company Group Member (to the extent related to the Business or Transferred Assets) and (c) Orders against any Company Group Member, except, in each case, as has not been or would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Business, or has not or would not reasonably be expected to materially impair or delay the ability of the Company Group Members to consummate the Transactions. 3.8 Permits; Compliance with Law. (a) Except as set forth on Schedule 3.8(a), each Company Group Member (to the extent primarily related to the Business in respect of Contributor Parent) is, and since the Lookback Date has been, in compliance in all material respects with all applicable Laws and since the Lookback Date, no written notices have been received by any Company Group Member from any Governmental Entity alleging any material violation of any such Laws relating to any Company Group Member. (b) As set forth on Schedule 3.8(b)(1) of the Disclosure Schedules, each applicable Transferred Subsidiary holds all Permits required for the applicable stage of

33 development, construction, ownership and use of its Projects, assets and properties and the conduct of their businesses (including for the occupation and use of the Owned Real Property, Leased Real Property, and the Easements, and the construction, operation, and maintenance of the applicable Projects thereon) as currently conducted and is, and since the Lookback Date has been, in compliance with all material terms and conditions of such Permits. Each such Permit is valid, binding and in full force and effect. Except as set forth in Schedule 3.8(b)(2), after giving effect to the Pre-Closing Reorganization, all Permits primarily related to the Business are held in the name of the Company or the Transferred Subsidiaries. Except as disclosed in Schedule 3.8(b) of the Disclosure Schedules, no Action is, or since the Lookback Date has been, pending or, to the Knowledge of the Contributor Group, threatened in writing, to suspend, revoke, withdraw, modify or limit any such permit in a manner that has had or would reasonably be expected to have a material impact on the ability of the applicable Transferred Subsidiary to use such Permit. (c) Except as set forth on Schedule 3.8(c), to the Knowledge of Contributor, there are no pending or current zoning, land use, or permitting proceedings affecting any portion of the Owned Real Property, Leased Real Property, or the Easements, in each case that would reasonably be expected to have a material and adverse impact on the ability of the applicable Transferred Subsidiary to develop, construct, own and/or operate the applicable Project. 3.9 Labor Matters. (a) Except as set forth in Schedule 3.9(a), no Transferred Subsidiary is a party to or bound by any collective bargaining agreement or other Contract with a labor union or other labor organization, and no Business Employee is represented by a labor union or other labor organization with respect to such Business Employee’s employment with Contributor Parent or its Affiliates. To the Knowledge of the Contributor Group since the Lookback Date, there have been no labor strikes, work stoppages, concerted slowdowns, or other material labor disputes pending or, to the Knowledge of the Contributor Group, threatened by any Business Employee or any former employee of any Transferred Subsidiary. There are no ongoing or, to the Knowledge of the Contributor Group, threatened in writing union organizing activities with respect to Business Employees, and no such activities have occurred since the Lookback Date. (b) Schedule 3.9(b) of the Disclosure Schedules sets forth a true and complete list of all individuals employed by Contributor Parent or its Affiliates whose job duties primarily involve providing services with respect to the Transferred Subsidiaries, as determined by Contributor (each, a “Business Employee”). Except as set forth on Schedule 3.9(b) of the Disclosure Schedules, no Business Employee is party to any written employment agreements that obligate Contributor Parent or its Affiliates to pay an annual salary or other compensation, other than written employment agreements that are terminable at will by Contributor Parent or its Affiliates, without severance, penalty or notice in excess of 30 days. (c) The Transferred Subsidiaries and, with respect to the Business Employees and any former employees of Contributor Parent or its Affiliates who provided services to the Transferred Subsidiaries, Contributor Parent or its Affiliates are, and in each case since the Lookback Date have been, in material compliance with all applicable Laws relating to labor or employment practices, including all Laws relating to labor relations, unfair labor practices, equal employment opportunities, fair employment practices, employment discrimination, harassment,

34 retaliation, reasonable accommodations, disability rights or benefits, immigration, wages, hours, minimum wage and overtime compensation, employee classification, pay equity, child labor, hiring, background checks, drug testing, salary history inquiries, promotion and termination of employees, working conditions, meal and break periods, health and safety, workers’ compensation, leaves of absence, paid sick leave, paid and unpaid family and medical leave, whistleblowing, unemployment insurance laws, and the payment of social security and other Taxes. There is no, and since the Lookback Date there has been no, material Action pending or, to the Knowledge of the Contributor Group, threatened in writing against any Transferred Subsidiary or, with respect to the Business Employees and any former employees of Contributor Parent or its Affiliates who provided services to the Transferred Subsidiaries, Contributor Parent or its Affiliates with respect to applicable Laws regarding labor or employment practices. Since the Lookback Date, to the Knowledge of the Contributor Group, no allegations of sexual harassment or abuse have been made against any Business Employee or any other current or former employee of a Transferred Subsidiary, in each case, who is an officer, executive or supervisory employee. All Business Employees are eligible to work in the United States. (d) There has been no action that triggered notice obligations by Contributor Parent or its Affiliates with respect to Business Employees under the WARN Act for which there is any unsatisfied liability. 3.10 Employee Benefit Plans. (a) (a) All Transferred Subsidiary Benefit Plans are set forth on Schedule 3.10(a). With respect to each Benefit Plan, Contributor has made available a summary of such plan’s material terms and Contributor shall have made available copies of all Transferred Subsidiary Benefit Plans promptly following the establishment of such plans. (b) No Transferred Subsidiary sponsors, maintains, contributes to or has any obligation to contribute to, or has any Liability under or with respect to: (i) any “multiemployer plan,” as defined in Section 3(37) of ERISA, (ii) any plan that is subject to Title IV of ERISA or Section 412 of the Code, (iii) a “multiple employer plan” within the meaning of Section 210 of ERISA or Section 413(c) of the Code, or (iv) a “multiple employer welfare arrangement” as such term in defined in Section 3(40) of ERISA. The Transferred Subsidiaries do not have any material current or contingent liability or obligation by reason of at any time being treated as a single employer under Section 414 of the Code with any other Person. No Benefit Plan provides for post- retirement or post-termination health or life insurance benefits, except as required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or similar state Law. (c) Each Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination or prototype opinion letter from the Internal Revenue Service (“IRS”) and nothing has occurred that would reasonably be expected to adversely impact such tax qualification. Each Benefit Plan has been maintained, operated, funded and administered in accordance in all material respects with its terms and in compliance in all material respects with all applicable Laws, including ERISA and the Code. (d) Except as could not result in material Liability to a Transferred Subsidiary, there are no pending or, to the Knowledge of the Contributor Group, threatened in writing, suits,

35 proceedings, disputes, claims (other than routine claims for benefits), arbitrations, audits, investigations, administrative or other proceedings relating to any Benefit Plan. (e) Each Transferred Subsidiary Benefit Plan required to comply with Section 409A of the Code has complied at all times in all material respects in form and operation therewith. No Transferred Subsidiary has any obligation to pay or provide any Tax “gross up” with respect to Section 409A or 4999 of the Code. (f) Except as provided otherwise under this Agreement or set forth in Schedule 3.10(f) of the Disclosure Schedules, neither the execution of this Agreement nor the transactions contemplated hereunder (whether alone or together with any other event) will (i) result in any amount paid or payable (or benefit provided or to be provided) under any Transferred Subsidiary Benefit Plan failing to be deductible by reason of Section 280G of the Code or subject to the tax imposed by Section 4999 of the Code; (ii) entitle any current or former employee, director or consultant of any Transferred Subsidiary or any Business Employee to any compensatory payments or benefits or any increase in any compensatory payments or benefits under any Benefit Plan or otherwise; or (iii) accelerate the time of payment, funding or vesting of any material compensation or benefits to any such individual under any Benefit Plan. 3.11 Real Property; Leases. (a) Schedule 3.11(a) of the Disclosure Schedules sets forth a true, correct and complete list of all Owned Real Property. Except as set forth on Schedule 3.11(a), (i) the Transferred Subsidiaries have good and valid fee simple title to all Owned Real Property, free and clear of all Encumbrances (other than Permitted Encumbrances and Permitted Securities Encumbrances), and (ii) the Transferred Subsidiaries have not leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof. (b) Schedule 3.11(b) of the Disclosure Schedules sets forth the address of each Leased Real Property and a true, correct and complete list of all Real Property Leases for such Leased Real Property. A true, correct and complete copy of each Real Property Lease (including any amendments thereto or written modifications or waivers thereof) has been made available to Investor. With respect to each of the Real Property Leases: (i) except as set forth on Schedule 3.11(b), no Transferred Subsidiary has subleased, licensed or otherwise granted any right to use or occupy the Leased Real Property or any portion thereof; (ii) such Real Property Lease is legal, valid, binding, enforceable and in full force and effect against the applicable Transferred Subsidiary party thereto and, to the Knowledge of the Contributor Group, each other party thereto, except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles; (iii) the applicable Transferred Subsidiary’s possession and quiet enjoyment of the Leased Real Property under such Real Property Lease has not been disturbed; (iv) no violation, breach or default by any Transferred Subsidiary, nor, to the Knowledge of the Contributor Group, any other party to such Real Property Lease, exists under any Real Property Lease; and (v) there are no disputes pending under the Real Property Leases or, to the Knowledge of the Contributor Group, threatened in writing. All rent and other amounts due under the Real Property Leases have been paid in full. With respect to each parcel of Leased Real Property, if any fee mortgage or deed of trust encumbers the fee interest of the landlord or lessor in such Leased Real Property (a “Fee Mortgage”) and such Fee Mortgage is

36 superior in priority to the applicable Real Property Lease, the applicable Transferred Subsidiary has obtained a subordination, non-disturbance and attornment agreement (each, an “SNDA”) from the holder of such Fee Mortgage (the “Fee Mortgagee”) in favor of the applicable Transferred Subsidiary as tenant under the applicable Real Property Lease, pursuant to which the Fee Mortgagee has agreed that (i) such Transferred Subsidiary’s rights under the applicable Real Property Lease shall not be disturbed, terminated, or otherwise adversely affected by any foreclosure or other enforcement action with respect to the Fee Mortgage and (ii) such Transferred Subsidiary shall be permitted to continue its use and quiet enjoyment of the Leased Real Property in accordance with the terms of the applicable Real Property Lease in each case for so long as such Transferred Subsidiary is not in default thereunder. (c) Except as set forth on Schedule 3.11(c), The facilities, machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, related capitalized items and other tangible property that are, individually or in the aggregate, material to any Transferred Subsidiary (the “Tangible Property”) are in good operating condition and repair, subject to continued repair and replacement in accordance with past practice, and are suitable for their intended use. Each Transferred Subsidiary has good and valid title to the Tangible Property reflected in the Financial Statements as being owned by it (other than any Tangible Property disposed of in the Ordinary Course of Business since the Latest Balance Sheet date), free and clear of all Encumbrances, except for Permitted Encumbrances and Permitted Securities Encumbrances. (d) Except as set forth on Schedule 3.11(d) of the Disclosure Schedules, (i) such Easement is legal, valid, binding, enforceable and in full force and effect against the applicable Transferred Subsidiary party thereto and, to the Knowledge of Contributor, each other party thereto, except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors rights generally and by general equitable principles; (ii) no violation, breach or default by any Transferred Subsidiary, nor, to the Knowledge of Contributor, any other party to such Easement, exists under any such Easement; (iii) the applicable Transferred Subsidiary’s possession and quiet enjoyment of the Easements has not been disturbed; and (iv) there are no disputes pending under the Easements or, to the Knowledge of Contributor, threatened in writing. All rent and other amounts due under the Easements have been paid when due. The Transferred Subsidiaries have not assigned, granted sub-easements or otherwise granted to any Person the right to use or occupy any portion of the Easements. (e) Schedule 3.11(e) of the Disclosure Schedules sets forth a true, correct and complete list of all Office Leases. A true, correct and complete copy of each Office Lease (including any amendments thereto or written modifications or waivers thereof) has been made available to Investor. With respect to each of the Office Leases: (i) no Transferred Subsidiary has subleased, licensed or otherwise granted any right to use or occupy the premises subject to the Office Lease or any portion thereof; (ii) such Office Lease is legal, valid, binding, enforceable and in full force and effect against the applicable Transferred Subsidiary party thereto and, to the Knowledge of the Contributor Group, each other party thereto, except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles; (iii) the applicable Transferred Subsidiary’s possession and quiet enjoyment of the premises under such Office Lease has not been disturbed; (iv) no violation, breach or default by any Transferred Subsidiary, nor, to the Knowledge of the Contributor Group, any other party to such Office Lease, exists under any Office Lease; and (v) there are no disputes

37 pending under the Office Leases or, to the Knowledge of the Contributor Group, threatened in writing. (f) None of the Transferred Subsidiaries or Contributor has received written notice of condemnation of a Project or any portion material to the operation thereof or a written notice of intent to condemn a Project or any portion material to the operation thereof. (g) With respect to any Project that has executed a Contract for the purchase or delivery of biogas or related products (each, a “Feedstock Agreement”), except as set forth on Schedule 3.11(g) of the Disclosure Schedules, the Real Property Leases, Easements, and the Owned Real Property grant sufficient real property rights and interests to enable such Project to be located, constructed, operated, and maintained in accordance with and as contemplated by the applicable Feedstock Agreements and Material Contracts, and provide adequate ingress and egress in connection with the construction, operation and maintenance of such Project. 3.12 Environmental Matters. Except as set forth in Schedule 3.12 of the Disclosure Schedules and except as would not reasonably be expected to be materially adverse to the Business, taken as a whole, (i) each Transferred Subsidiary is and has been, since the Lookback Date, in compliance with Environmental Law; (ii) each Transferred Subsidiary has obtained, since the Lookback Date, has been in compliance with all permits, licenses, approvals, certificates, consents, or registrations required by applicable Environmental Laws for the ownership and use of its assets and properties and the conduct of its business as currently operated; (iii) since the Lookback Date, no Company Group Member has received any written notice regarding any actual or alleged violation by any Transferred Subsidiary of applicable Environmental Laws, any investigatory, removal, remedial or corrective obligations or liability of such Project Company under Environmental Laws or relating to the Leased Real Property arising under Environmental Laws, in each case, which notice remains unresolved; (iv) no Transferred Subsidiary has disposed of, released, discharged, managed or stored any Hazardous Materials on the Leased Real Property other than in compliance with applicable Environmental Laws or in quantities or in concentrations that require remediation by any Transferred Subsidiary pursuant to applicable Environmental Laws, where the cost of such remediation would reasonably be expected to result in a material Liability to the Transferred Subsidiaries under Environmental Laws; and (v) none of the Projects are operated on facilities that are listed or, to the Knowledge of the Contributor Group, proposed for listing on the National Priorities List (or SEMS) or other similar list pursuant to Environmental Law. The Contributor Group has made available to Investor all material environmental audits, studies, reports, analyses and results of investigations which are in the Contributor Group’s possession that have been performed since the Lookback Date with respect to the operations of such Project Company and any Leased Real Property. 3.13 Tax Matters. (a) Except as set forth on Schedule 3.13(a), all income and other material Tax Returns required to be filed by or with respect to the Company and each Transferred Subsidiary have been duly and timely filed in accordance with applicable Laws, and such Tax Returns are true, accurate, complete and correct in all material respects and have been prepared in compliance with all applicable Laws. The Company and each Transferred Subsidiary has timely paid or caused to be paid all material Taxes due and payable by or with respect to it and has withheld and timely

38 paid to the relevant Tax Authority all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, equityholder or other third party. There are no Encumbrances for Taxes on any of the assets of the Company or any Transferred Subsidiary, other than Permitted Encumbrances described in clause (a) of the definition thereof. (b) Except as set forth in Schedule 3.13(b), (i) no election has been made to treat the Company or any Transferred Subsidiary as an association taxable as a corporation and (ii) at all times since its date of formation, each of the Company and each Transferred Subsidiary has properly been classified as a partnership or disregarded entity for U.S. federal income Tax purposes. No election to have the provisions of the BBA Audit Rules apply to the Company or any Transferred Subsidiary prior to the effective date of the BBA Audit Rules has been made. (c) Except as set forth on Schedule 3.13(c), neither the Company nor any Transferred Subsidiary has been the subject of any Tax Proceeding, and there are no Tax Proceedings relating to Taxes of the Company or any Transferred Subsidiary now being conducted, pending or, to the Knowledge of Contributor, threatened, and there are no matters under discussion with any Governmental Entity. All deficiencies claimed, proposed or asserted or assessments made against the Company or any Transferred Subsidiary by any Governmental Entity have been fully paid (or will be timely paid prior to the Closing (if the Closing occurs)). (d) Except as set forth on Schedule 3.13(d), neither the Company nor any Transferred Subsidiary has waived or extended, or agreed to waive or extend, any applicable statute of limitations relating to any Tax assessment or deficiency of the Company or any Transferred Subsidiary, in each case, which waiver or extension is currently in effect. (e) No Transferred Subsidiary has engaged in any listed transaction as defined in Treasury Regulations Section 1.6011-4(b) (or any corresponding, similar or analogous provision of state, local or non-U.S. Law). (f) Neither the Company nor any Transferred Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income Tax Return, or a member of a combined, consolidated, unitary or other group for state, local or foreign Tax purposes or (ii) has any liability for Taxes of any Person under Treasury Regulations Section 1.1502-6 or any similar successor provision of federal, state, county, local or foreign tax Law, or by reason of joint, several, transferee or successor liability, by assumption, contract or other arrangement (written or oral), by operation of applicable Law, or otherwise. (g) Neither the Company nor any Transferred Subsidiary has requested or received a ruling from any Tax Authority or signed any binding agreement with any Tax Authority, and the amount of Tax of or with respect to the Company and the Transferred Subsidiaries does not depend, and has not depended, to any material extent, on any concession, agreement or other formal or informal arrangement with any Tax Authority. (h) Neither the Company nor any Transferred Subsidiary is a party to or bound by any Tax allocation, receivable, indemnification, sharing or similar or analogous agreement (other than such a customary provision in a commercial agreement between or among the

39 Company and any Transferred Subsidiary or any agreements with customers, vendors, lenders, lessors or the like in each case, entered into in the ordinary course of business the primary purpose of which is not related to Taxes (a “Customary Agreement”)). Each of the Company and any Transferred Subsidiary timely has paid all material amounts of Taxes required to be paid by or on behalf of any of them pursuant to any Customary Agreement. (i) No claim ever has been made by any Governmental Entity in a jurisdiction where the Company or a particular Transferred Subsidiary has not filed a Tax Return of a certain type that such Company or particular Transferred Subsidiary, as applicable, may be subject to Tax of such type in such jurisdiction. (j) Each of the Company and each Transferred Subsidiary has properly collected and remitted all sales, use, value added, and similar Taxes with respect to sales or leases made to, purchases made from, or services provided to their customers or have properly received and retained any appropriate Tax exemption certificates and other documentation for all services provided, or sales, leases, purchases made, without charging or remitting sales, use, value added, or similar Taxes that qualify such sales, leases, purchases, or services as exempt from sales, use, value added, and similar Taxes. (k) Neither the Company nor any Transferred Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing (including by reason of Sections 481 or 263A of the Code or any similar provisions of state, local or foreign law); (ii) use of an improper method of accounting for a taxable period ending on or prior to the Closing; (iii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of U.S. state, local or non-U.S. income Tax law) executed on or prior to the Closing; (iv) prepaid amount received or deferred revenue accrued on or prior to the Closing; (v) installment sale or open transaction occurring on or prior to the Closing Date; or (vi) any similar election, action, or agreement that would have the effect of deferring any liability for Taxes of the Company or any Transferred Subsidiary from any period ending on or before the Closing to any period ending after such date. Neither the Company nor any Transferred Subsidiary ever has claimed, received, or otherwise been a beneficiary (directly or indirectly) of the credit claimable under Section 3134 of the Code. (l) Prior to the Pre-Closing Reorganization, neither the Owned Real Property nor the interests in the Company or any Transferred Subsidiary have been the subject of a transaction described in Section 62(a)(2) California Revenue and Taxation Code (the “California Code”) or Section 462.180(d)(2) of Title 18 of the California Code of Regulations (the “California Regulations”), and no change in ownership (as such term is used in Section 64 of the California Code and/or Section 462.180 of the California Regulations), or other reassessment for California property tax purposes, of any Owned Real Property has occurred. (m) With respect to a Transferred Subsidiary set forth on Schedule 3.13(m) (a “Tax Credit Project”), none of the assets of any such Transferred Subsidiary (i) will consist of “tax-exempt use property” within the meaning of Section 168(h) of the Code or utilize “tax-exempt bond-financed property” within the meaning of Section 168(g)(5) of the Code, (ii) will be leased

40 to a tax-exempt entity within the meaning of Section 168(h) of the Code or (iii) will be imported property of the kind described in Section 168(g)(6) of the Code. No portion of the basis of any property that will be included in any Tax Credit Project is attributable to “qualified rehabilitation expenditures” within the meaning of Section 47(c)(2)(A) of the Code. No portion of any Tax Credit Project will be placed in service after the Closing will be used for a purpose other than the intended function of the energy property within the meaning of Treasury Regulations Section 1.48-14(d). (n) Neither the Company nor any Transferred Subsidiary is a Specified Foreign Entity or a Specified Foreign-Influenced Entity. (o) No grants have been awarded by the United States, a state, a political subdivision of a state, or any other Governmental Entity for use in constructing or financing any Tax Credit Project or with respect to which the Company, any Transferred Subsidiary, or any Affiliate of the foregoing is the beneficiary. No proceeds of any issue of state or local government obligations have been used to provide financing for any Tax Credit Project, the interest on which is exempt from tax under Section 103 of the Code. (p) Construction, alteration, and repair of each Tax Credit Project will satisfy the requirements of Sections 48(a)(9)(B) or 45Z(a)(2)(B) of the Code, as applicable, with a documented plan in place to ensure the construction, repair, and alteration of such Project will satisfy the requirements of Sections 48(a)(9)(B)(iii) or 45Z(a)(2)(B) of the Code, as applicable, and any generally applicable published guidance with respect thereto, including the Treasury Regulations (as such guidance is updated from time to time). (q) Except as set forth on Schedule 3.13(q), no Tax Credit Project is expected to claim the “domestic content bonus credit amount” described in Section 48(a)(12) of the Code. With respect to each Project set forth on Schedule 3.13(q), neither the Company nor any Transferred Subsidiary has any knowledge of any facts or circumstances that would be expected to cause such Project not to meet the requirements under Section 48(a)(12) the Code (and any related or applicable guidance issued by the IRS relating to the same), as applicable. (r) Except as set forth on Schedule 3.13(r), no Tax Credit Project is expected to claim the increase to the ITC for “energy communities” described in Section 48(a)(14) of the Code. With respect to each Project set forth on Schedule 3.13(r), neither the Company nor any Transferred Subsidiary has any knowledge of any facts or circumstances that would be expected to cause such Project not to meet the requirements under Section 48(a)(14) of the Code (and any related or applicable guidance issued by the IRS relating to the same). (s) Neither the Company nor any Transferred Subsidiary, nor, to the Company’s Knowledge, any other Person, ever has claimed any U.S. federal income tax credit in respect of a Project that, if claimed, would not permit, with respect to a Tax Credit Project, the ITC or Section 45Z Credit, as applicable, properly to be claimable in respect of that Project. Neither the Company nor any Transferred Subsidiary, nor, to the Company’s Knowledge, any other Person, ever has claimed, or intends or expects to claim, the “qualifying advanced energy project credit” described in Section 48C of the Code in respect of any Project.

41 (t) Except as set forth on Schedule 3.13(t), neither the Company nor any Transferred Subsidiary, nor, to the Company’s Knowledge, any other Person, with respect to any Tax Credit Project (i) has purchased or sold any tax credit in respect of any Project, or entered into any agreement or arrangement to purchase or sell any tax credit in respect of any Project, under Section 6418 or the Code or (ii) has sought any payment in respect of any tax credit in respect of any Project, or made any election in respect of any tax credit in respect of any Project, under Section 6417 of the Code. (u) With respect to each Project for which ITCs will be claimed after the Closing, construction of such Project began prior to December 31, 2024 for purposes of Section 48(c)(7)(C) of the Code, and the Company intends to place such Projects in service by December 31, 2028. (v) Each Project for which Section 45Z Credits will be claimed after the Closing: (i) produces “transportation fuel” within the meaning of Section 45Z(d)(5) of the Code at a “qualified facility” within the meaning of Section 45Z(d)(4) of the Code; (ii) will sell “transportation fuels” to an unrelated third party in compliance with Section 45Z(a)(4) of the Code; (iii) will produce such fuel from a feedstock that was produced or grown in the United States, Mexico, or Canada; (iv) no fuel has been treated as produced by such Project as a result of blending, mixing, or other minimal processing for purposes of Proposed Treasury Regulations Section 1.45Z-1(b)(27)(i); and (v) all data, assumptions, inputs, methodologies, calculations, and other information that will be used for such Project in connection with any lifecycle greenhouse gas emissions calculation under the 45ZCF-GREET Model relating to fuel produced by the Project will be true, correct, complete, and accurate in all respects. (w) All Tax Returns and other information or filings necessary to claim the ITC or Section 45Z Credit, as applicable, in respect of a particular Project if already due, have been properly and timely made in respect of such Project. (x) With respect to each Project currently in operation for which Section 45Z Credits have been or will be claimed, registrations under Section 4101 of the Code if already due, have been timely filed. (y) Each Project for which ITCs or Section 45Z Credits have been or will be claimed is located in the United States. (z) With respect to each Tax Credit Project with respect to which ITCs will be claimed, at the time it is placed in service for U.S. federal income tax purposes, such project’s fair market value, to the Knowledge of the Contributor Group, will consist of not more than 20% used property pursuant to Treasury Regulations Section 1.48-14(a). (aa) The representations and warranties set forth in this Section 3.13 and Section 3.10 (to the extent related to Tax matters) are the Contributor’s and any Transferred Subsidiary’s sole and exclusive representations with respect to Tax matters in this Agreement, and no other representations or warranties contained in this Agreement shall be construed to cover any matter involving Taxes. 3.14 Material Contracts.

42 (a) Schedule 3.14(a) of the Disclosure Schedules includes, as of the date of this Agreement, a true, complete and correct list of all of the following Contracts (other than Benefit Plans or Contracts with local utilities to the extent entered into in the Ordinary Course of Business) to which any Company Group Member is a party or is bound (to the extent relating to the Business in respect of Contributor Parent) (the “Material Contracts”): (i) (A) any Contract providing for the purchase of products or services by the Company or a Transferred Subsidiary from any Person for gross consideration in excess of $[*****], which amount is solely in respect of the Business annually; and (B) any Contract providing for firm payment by any Person to the Company or a Transferred Subsidiary for products or services for consideration in excess of $[*****], which amount is solely in respect of the Business annually; (ii) any Contract that involves non-cancelable commitments to make capital expenditures in excess of $[*****] annually in respect of any operating Project or $[*****] annually in respect of any Project under construction; (iii) the Organizational Documents of the Company and the Transferred Subsidiaries and any joint venture or partnership agreement with any unaffiliated third party; (iv) any Contract pursuant to which the Company or a Transferred Subsidiary is a lessee of any personal property, for which the aggregate annual base rent or lease payments exceed $[*****]; (v) any Contract or other arrangement relating to intercompany Indebtedness between Contributor Parent and any of its Affiliates, on the one hand, and any Transferred Subsidiary, on the other hand; (vi) (A) any material guaranty, surety or performance bond or letter of credit issued or posted, as applicable, by or on behalf of the Company or a Transferred Subsidiary, (B) any Contract providing for or securing Indebtedness of the Company or any Transferred Subsidiary in an amount in excess of $[*****], (C) any Contract (1) relating to any loan or advance (excluding any prepayments or deposits) to any Person which is outstanding as of the date of this Agreement or (2) obligating or committing the Company or any Transferred Subsidiary to make any such loans or advances, or (D) any currency or other hedging or swap contract; (vii) any Contract with respect to any future disposition or granting of a right of first refusal or first negotiation with respect to the sale of any of the equity interests or material assets of any Transferred Subsidiary (or rights thereto); (viii) Contracts for the acquisition, sale, assignment or transfer of any material assets of the Company or any Transferred Subsidiary (in a single transaction or a series of related transactions, whether by merger, sale of stock, sale of assets or otherwise) (A) under which the Company or any Transferred Subsidiary has any continuing Liability and (B) which were for a purchase price in excess of $[*****];

43 (ix) any Contract of the Company or any Transferred Subsidiary containing a provision that materially restricts the Business from competing in any line of business with any Person or in any geographical area or offering or selling any product or service of the Business to any Person or class of Persons or provides for a most favored nation provision; (x) any Contract that includes any exclusive dealing or minimum purchase or sale, “take or pay” obligations, arrangements or requirements to purchase all of the output or production of a particular supplier; (xi) any Contract of any Transferred Subsidiary for the supply of products or services to a Governmental Entity expected to result in future payments due to or by any Transferred Subsidiary in excess of $[*****] per annum in respect of any operating Project or $[*****] per annum in respect of any Project under construction; (xii) any settlement, conciliation or litigation “standstill” Contract pursuant to which, after the date of this Agreement, the Business will be required to satisfy any obligation; (xiii) any Contract that provides principally for any material indemnification obligations or the assumption of any material liability of any Person by a Company Group Member, other than (A) any such Contracts entered into in the Ordinary Course of Business or (B) to the extent such indemnification obligations or liabilities are solely in respect of confidentiality and use obligations of the Company Group Members; (xiv) any power of attorney granted by the Company or any Transferred Subsidiary that is currently in effect; (xv) any Contract pursuant to which a third party grants to a Transferred Subsidiary any license or other right with respect to Intellectual Property that is material to the operation of the Business (except for (A) non-exclusive licenses to commercially available software or services, (B) non-exclusive licenses of Intellectual Property granted on a Transferred Subsidiary’s standard form in the Ordinary Course of Business, (C) Open Source Software licenses, and (D) Contracts in which the only right to Intellectual Property is merely incidental to the transaction contemplated in such Contracts); (xvi) any Contract pursuant to which a Transferred Subsidiary grants to a third party any license or other material right with respect to Transferred Intellectual Property (except for (A) non-exclusive licenses of Intellectual Property granted by a Transferred Subsidiary on a Transferred Subsidiary’s standard form in the Ordinary Course of Business, (B) Intellectual Property development or non-disclosure agreements on a Transferred Subsidiary’s standard form entered into in the Ordinary Course of Business, and (C) Contracts in which the only right to Intellectual Property is merely incidental to the transaction contemplated in such Contracts); (xvii) any Contract through which any Transferred Subsidiary is purporting to indemnify or hold harmless any director, officer or employee of such member (other than in Organizational Documents);

44 (xviii) any Contract for the purchase, exchange, sale or delivery of electric energy (whether physical or financial), biogas or related product, capacity, ancillary services or Environmental Attributes; (xix) any generator interconnection Contract; (xx) any Contract for the transmission of electric power transmitted by any member of the Contributor Group; (xxi) any contract for the engineering, constructions, procurement, management, administration, operation or maintenance of a Transferred Subsidiary or a Project pursuant to which any Transferred Subsidiary is required to pay more than $[*****] in respect of any operating Project or $[*****] in respect of any Project under construction over the term of such Contract; (xxii) any material Contract relating to insurance policies in respect of the Business or the Transferred Subsidiaries; and (xxiii) any Contract whereby the Company or any Transferred Subsidiary agrees to enter into any of the foregoing Contracts. (b) True, correct and complete copies of each Material Contract (in each case including all amendments and supplements thereto) have been made available to Investor in the Dataroom. Each Material Contract is as of the date hereof, a legal, valid and binding obligation of the Company or a Transferred Subsidiary, as applicable, and, to the Knowledge of the Contributor Group, of each counterparty thereto, and is in full force and effect except for such failures to be valid, binding or in full force and effect that have not been or would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Business. (c) Neither the Company nor any Transferred Subsidiary, on the one hand, nor, to the Knowledge of the Contributor Group, any other party to a Material Contract, on the other hand, is in default under any Material Contract to which it is a party, except for such breaches and defaults that have not been or would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Business. As of the date of this Agreement and as of the Closing Date, (i) there are no disputes pending or, to the Knowledge of the Contributor Group, threatened in writing, and (ii) none of the Company, any Transferred Subsidiary or Contributor has received any written notice of any intention to terminate prior to its expiration or intention not to renew any Material Contract since the Latest Balance Sheet Date other than in the Ordinary Course of Business, except, in each case of clauses (i) and (ii), that have not been or would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Business. 3.15 Intellectual Property. (a) Schedule 3.15(a) of the Disclosure Schedules lists all issued, registered or applied-for patents, trademarks, copyrights, domain names or social media accounts or handles, in each case included in the Transferred Intellectual Property (the “Registered Transferred Intellectual Property”), including, for each item, the record owner, jurisdiction and issuance, registration and application number, as applicable. Except as would not reasonably be expected to

45 be, individually or in the aggregate, materially adverse to the Business (i) the Registered Transferred Intellectual Property is valid, subsisting and, to the Knowledge of the Contributor Group, enforceable, (ii) the Company and the Transferred Subsidiaries exclusively own (or will own, following the Pre-Closing Reorganization) the Transferred Intellectual Property, free and clear of all Encumbrances (other than Permitted Encumbrances and Permitted Securities Encumbrances) and have (or will have, following the Pre-Closing Reorganization) sufficient rights to use all other Intellectual Property used in or necessary for the conduct of the Business (such other Intellectual Property, together with the Transferred Intellectual Property, the “Business Intellectual Property”), and (iii) the Business Intellectual Property shall be available for use (including pursuant to the Transition Services Agreement and licenses granted in Section 5.11) by the Company and the Transferred Subsidiaries immediately after the Closing on substantially similar terms and conditions to those under which the Transferred Subsidiaries owned or were permitted to use the Business Intellectual Property immediately prior to the Closing. (b) Except as would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Business, (i) the Transferred Subsidiaries are not infringing, misappropriating, diluting or otherwise violating of the Intellectual Property of any Person and, since the Lookback Date, have not done so, (ii) the Transferred Subsidiaries have not, since the Lookback Date, received any written (or, to the Knowledge of the Contributor Group, other) notices from any Person alleging infringement, misappropriation, dilution or other violation of Intellectual Property by the Transferred Subsidiaries, and (iii) to the Knowledge of the Contributor Group, no Person is infringing, misappropriating, diluting or otherwise violating any Transferred Intellectual Property. (c) Except as would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Business, (i) the Transferred Subsidiaries have used commercially reasonable efforts to protect the secrecy, confidentiality and value of the Trade Secrets included in the Transferred Intellectual Property or otherwise possessed by the Transferred Subsidiaries and (ii) each Person that has contributed to, developed, or conceived any Intellectual Property for or on behalf the Business has irrevocably assigned to a Transferred Subsidiary all of such Person’s right, title and interest in and to such Intellectual Property (except to the extent authorship of such Intellectual Property vested solely and exclusively in a Transferred Subsidiary by operation of law). (d) Schedule 3.15(d) of the Disclosure Schedules lists all Transferred Software. Except as would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Business, (i) the Company and the Transferred Subsidiaries are in actual possession of and have exclusive control over (or, following the Pre-Closing Reorganization, will be in possession of and have exclusive control over) a complete and correct copy of the source code for all proprietary components of the Transferred Software, (ii) no source code for any Transferred Software has been (or has been agreed to be) delivered, licensed or otherwise made available to any escrow agent or other Person (other than an employee or contractor of Contributor Group or the Transferred Subsidiaries, in each case bound by commercially reasonable obligations of confidentiality as to any such source code), (iii) no Company Group Member has any duty or obligation (whether present, contingent or otherwise) to disclose, deliver, license or otherwise make available to any escrow agent or other Person the source code for any Transferred Software, and (iv) no Company Group Member is using or, since the Lookback Date, has used, any Open

46 Source Software, in each case in any manner that would reasonably be expected to: (A) require the disclosure or distribution in source code form of any Transferred Software; (B) require the licensing of any Transferred Software under any Open Source Software license; or (C) impose any other material limitation, restriction, or condition on the right of the Company or the Transferred Subsidiaries to use or distribute any Transferred Software. (e) Except as would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Business, (i) the Company and the Transferred Subsidiaries own or have sufficient rights to (or will own or have sufficient rights to, following the Pre-Closing Reorganization) access and use all IT Systems used in connection with the Business (such IT Systems, the “Business IT Systems”), (ii) the Transferred Subsidiaries have, since the Lookback Date, used commercially reasonable efforts to secure the Business IT Systems from unauthorized access or use by any Person, and to ensure the continued, uninterrupted and error-free operation of the Business IT Systems, (iii) the Business IT Systems are adequate in all material respects for their intended use and for the operation of the Business, and are in good working condition in all material respects (normal wear and tear excepted), and, to the Knowledge of the Contributor Group, are free of all viruses, worms, Trojan horses and other known contaminants and do not contain any bugs, errors or problems of a nature that would materially disrupt their operation or have a material adverse impact on the operation of the Business IT Systems and (iv) there has not, since the Lookback Date, been any material malfunction or vulnerability with respect to any of the Business IT Systems that has not been remedied or replaced in all material respects. (f) Except as would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Business, the Transferred Subsidiaries have, since the Lookback Date, established, implemented and maintained commercially reasonable measures and policies, including in compliance with applicable Data Protection Requirements, designed to ensure the confidentiality, integrity, availability and security of all Transferred Subsidiaries’ data and all Personal Information that is Processed by or on behalf of the Transferred Subsidiaries and to prevent any unlawful, accidental or unauthorized access thereto or use, disclosure, acquisition, exfiltration, theft, loss, alteration, corruption, destruction, or unavailability thereof. (g) Except as would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Business, (i) the Transferred Subsidiaries have, since the Lookback Date, been in compliance in all material respects with all applicable Data Protection Requirements, (ii) since the Lookback Date, no Transferred Subsidiary has received any notice, or to the Knowledge of the Contributor Group, is or has been subject to any audit or investigation, in each case regarding the Processing of Personal Information or alleging a violation of any Data Protection Requirements, (iii) to the Knowledge of the Contributor Group, no Transferred Subsidiary has, since the Lookback Date, experienced any incident, including any breach of security, in which any Personal Information that is or was Processed by a Transferred Subsidiary was accessed, used, disclosed, acquired, exfiltrated, stolen, lost, altered, corrupted, destroyed or rendered unavailable unlawfully or without authorization (a “Security Incident”) (iv) no Transferred Subsidiary has, since the Lookback Date, notified or been required by any Data Protection Requirement to notify any Person of a Security Incident, (v) performance of this Agreement will not violate, or require any notices to (or consents from) any Person under, any Data Protection Requirements and (vi) immediately following the Closing, the Transferred Subsidiaries will have the right (including pursuant to the Transition Services Agreement) to

47 Process all Personal Information that was Processed by or on behalf of a Transferred Subsidiary prior to the prior to the Pre-Closing Reorganization. 3.16 Intercompany Arrangements. Except for (i) any arrangements, understandings or Contracts entered into in furtherance of the Pre-Closing Reorganization, (ii) the Transition Services Agreement, and (iii) any arrangements, understandings or Contracts that will be terminated without further Liability to the Transferred Subsidiaries, on or prior to the Closing Date, Schedule 3.16 of the Disclosure Schedules lists all arrangements, understandings and Contracts, whether or not entered into in the Ordinary Course of Business, between or among any Transferred Subsidiary, on the one hand, and Contributor Parent or any of its Affiliates (excluding the Transferred Subsidiaries), on the other hand (collectively, the “Intercompany Arrangements”). 3.17 Brokers. Except for the Persons whose fees with respect to the Transactions will be borne solely by Contributor or Contributor Parent, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Contributor or the Transferred Subsidiaries. Neither the Company nor its Affiliates (other than Contributor or Contributor Parent) will have any obligation or Liability with respect to the foregoing brokers, finders or investment bankers. 3.18 Insurance. The Transferred Subsidiaries have in place, or will have access to pursuant to the Transition Services Agreement after the Closing, policies of insurance for the operation of the Business (the “Insurance Policies”). The Insurance Policies provide insurance in such amounts and against such risks as the applicable Transferred Subsidiary reasonably has determined to be prudent, taking into account the industries in which such Transferred Subsidiary operates, and are sufficient to comply with applicable Law and such Transferred Subsidiary’s contractual obligations. Since the Latest Balance Sheet Date, no Transferred Subsidiary has received any written notice that any Insurance Policy will be cancelled or will not be renewed, or of a material premium increase. All Insurance Policies are in full force and effect and there are no material claims pending as of the Closing Date under any of such policies where underwriters have reserved their rights or disclaimed coverage under such policy. Each Transferred Subsidiary is in compliance in all material respects with the terms of the Insurance Policies. 3.19 Sufficiency of Assets; Title to Assets. (a) Taking into account the rights and services to be provided under the Transaction Documents (including the Transition Services Agreement) and assuming (x) the consummation of the Pre-Closing Reorganization in accordance with the terms hereof and (y) all necessary filings, notices and Permits set forth in Schedule 3.8 of the Disclosure Schedules have been delivered or obtained, as applicable, (i) the Transferred Assets, together with the other rights, properties and assets (including Contracts and rights derived therefrom) of the Company, as of the Closing, will include all of the rights, properties and assets as are necessary to conduct the Business in all material respects as conducted by the Company Group Members and the Transferred Subsidiaries as of the date of this Agreement, and (ii) none of the Excluded Assets are necessary to conduct the Business in all material respects as conducted by the Contributor Group and the Transferred Subsidiaries as of the date of this Agreement (other than those made available pursuant to the Transaction Documents); provided, that, for purposes of this Section 3.19(a), the Parties acknowledge that (A) the Deferred Transferred Subsidiaries will not be transferred to the Company

48 at the Closing and the Deferred Transferred Interests will instead be contributed to the Company following the Closing in accordance with Section 2.2, (B) the Deferred Transferred Assets will not be transferred to the Company at the Closing and will instead be transferred following the Closing in accordance with Section 5.8 and (C) the arrangements set forth in Section 2.2 and Section 5.8 are intended to provide the Company with the economic benefits of the Deferred Transferred Subsidiaries and the Deferred Transferred Assets, respectively, pending such transfers, and such items are included in the Transferred Assets and Transferred Subsidiaries for purposes of this sufficiency assessment. (b) All of the tangible Transferred Assets are, in all material respects, (A) structurally sound, (B) in good operating condition and repair (subject to normal wear and tear) and (C) adequate for the uses to which they have been put in the Ordinary Course of Business, except where the failure of any tangible Transferred Assets to meet such standard has not or would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Business. (c) Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Business, each Transferred Subsidiary has good and marketable title to or, in the case of leased property (other than Real Property Leases, which are addressed in Section 3.11), has valid leasehold interests in all material tangible personal property (including all fixtures, leasehold improvements, equipment, officer, operating and other supplies and furniture) used by the Transferred Subsidiaries in, or otherwise necessary for, the conduct of the Business, free and clear of all Encumbrances other than Permitted Encumbrances and Permitted Securities Encumbrances and such tangible personal property is sufficient for the conduct of the Business as currently conducted in the Ordinary Course of Business. 3.20 Solvency. (a) No Transferred Subsidiary is the subject of any Insolvency Proceeding. (b) After giving effect to the Transactions, payment of all amounts required to be paid in connection with the consummation of the Transactions, and payment of all related fees and expenses, Contributor will be Solvent immediately after consummation of the Transactions. 3.21 Activities of the Company. The Company was organized for the purpose of entering into this Agreement and consummating the Transactions and has not engaged in any activities or business, and has incurred no Liabilities whatsoever, in each case, other than those incident to its organization and the execution of this Agreement and the consummation of the Transactions, including the Pre-Closing Reorganization. 3.22 Anti-Corruption Laws, AML Customs and Trade Control Laws, and Sanctions. (a) For the past five years, none of the Transferred Subsidiaries, including any of their respective directors, executives, Representatives, agents, and employees have made, offered, promised, or authorized any payment, gift, or transfer of anything of value to any public official for the purpose of: (a) influencing any act or decision of such official in their official capacity; (b) inducing such official to do or omit to do any act in violation of their lawful duty; (c)

49 securing any improper advantage; or (d) inducing such official to use their influence with a government or instrumentality thereof to affect or influence any act or decision, in each case in violation of applicable Anti-Corruption Laws; (b) The Transferred Subsidiaries, including any of their respective directors, executives, Representatives, agents and employees represent that none of the funds or assets involved in this transaction are the proceeds of criminal activity or have been structured, conducted, or managed with the intent to conceal or disguise the nature, source, location, ownership, or control of proceeds of crime. (c) The Transferred Subsidiaries, including any of their respective directors, executives, Representatives, agents and employees, are, and since the Lookback Date have been, in compliance with Customs & Trade Control Laws. (d) None of the Transferred Subsidiaries or any of their respective directors, executives, or employees, or, to the Knowledge of any of the Transferred Subsidiaries, any Representative or agent acting on behalf of any Transferred Subsidiary: (i) is or since the Lookback Date has been a Sanctioned Person, (ii) in each case in their capacity as such since the Lookback Date has conducted, any business with a Sanctioned Person, or a person or entity domiciled or with its principal place of business in a comprehensively sanctioned jurisdiction, as defined by the Office of Foreign Assets Control of the United States Treasury, in each case in violation of applicable Sanctions; or (iii) has otherwise acted in violation of Sanctions. (e) None of the Transferred Subsidiaries has received notice of and is not aware of, any current or threatened investigation, inquiry, complaint, lawsuit, voluntary or involuntary disclosure, warning letter, penalty notice, or other regulatory or enforcement action, whether internal, by a government regulator or agency, or a private party, alleging any violation of Anti- Corruption Laws, Customs & Trade Control Laws, or Sanctions. 3.23 No TID U.S. Business. None of the Transferred Subsidiaries engages in (a) the design, fabrication, development, testing, production or manufacture of one or more “critical technologies” within the meaning of Section 721 of the U.S. Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”); (b) the ownership, operation, maintenance, supply, or servicing of “covered investment critical infrastructure” within the meaning of the DPA (where such activities are covered by column 2 of Appendix A to 31 C.F.R. Part 800); or (c) the maintenance or collection, directly or indirectly, of “sensitive personal data” of U.S. citizens within the meaning of the DPA. None of the Transferred Subsidiaries has any current intention of engaging in such activities in the future. 3.24 Bank Accounts. Schedule 3.24 of the Disclosure Schedules sets forth the names and locations of banks, trust companies and other financial institutions at which any Transferred Subsidiary maintains bank accounts, the associated account numbers and the names of all persons authorized to make withdrawals therefrom. 3.25 Regulatory. As of the date of this Agreement: (a) Each of Contributor, Company, and the Transferred Subsidiaries either is not subject to the jurisdiction of FERC or owns and operates a facility that satisfies the

50 requirements for a “qualifying small power production facility” under 18 C.F.R. § 292.204 that is eligible for the exemptions outlined in 18 C.F.R. §§ 292.601(c) and 292.602(b) and (c), including all exemptions available to such facilities sized 20 megawatts or smaller and 30 megawatts and smaller. As such, each of Contributor, Company, and the Transferred Subsidiaries is not subject to, or is exempt from, Section 203 of the Federal Power Act, 16 U.S.C. § 824b, scrutiny under Sections 205 and 206 of the Federal Power Act, 16 U.S.C. §§ 824d and 824e, the federal access to books and records provisions of PUHCA and FERC’s accounting, record-retention and reporting regulations under PUHCA. (b) None of Contributor, Company, or any of the Transferred Subsidiaries has, or is required to have, a rate schedule, tariff, or contract on file with FERC. (c) None of Contributor, Company, or any of the Transferred Subsidiaries is subject to rate regulation by a state public utility, public service, or corporation commission or required by any such commission to secure the commission’s approval prior to consummation of the Transactions. 3.26 No Other Representations or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III AND ANY CERTIFICATE DELIVERED HERETO, NEITHER CONTRIBUTOR NOR ANY OTHER TRANSFERRED SUBSIDIARY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND CONTRIBUTOR AND EACH TRANSFERRED SUBSIDIARY HEREBY DISCLAIMS ANY OTHER REPRESENTATION OR WARRANTY, INCLUDING ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE TRANSFERRED INTERESTS, TRANSFERRED ASSETS, THE ASSUMED LIABILITIES, CONTRIBUTOR, THE TRANSFERRED SUBSIDIARIES, THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND ANY OTHER TRANSACTION DOCUMENT. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION (A) SHALL IMPACT ANY CLAIM FOR FRAUD. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF INVESTOR Investor represents and warrants to Contributor as follows as of the date hereof and as of the Closing Date (except, as to any representations and warranties that specifically relate to an earlier date, in which case, such earlier date): 4.1 Organization; Authority; Enforceability. Investor is a limited liability company duly organized under the Laws of the State of Delaware, with the requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby to be executed and delivered by Investor and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of Investor and no limited liability company proceedings on the part of Investor are necessary to authorize the execution, delivery or performance of this Agreement or the other agreements contemplated

51 hereby. This Agreement and the other agreements contemplated hereby to be executed and delivered by Investor constitute valid and binding obligations of Investor, enforceable against Investor in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles. 4.2 Solvency. After giving effect to the Transactions, payment of all amounts required to be paid in connection with the consummation of the Transactions, and payment of all related fees and expenses, Investor will be Solvent immediately after consummation of the Transactions. 4.3 Consents and Approvals; No Violations. No filing with or notice to, and no Permit of or from, any Governmental Entity is required on the part of Investor for the execution and delivery by Investor of this Agreement and the other Transaction Documents, the performance of its obligations hereunder, and the consummation of the Transactions. Assuming compliance with the items described in the preceding sentence, neither the execution, delivery and performance of this Agreement and the other Transaction Documents by Investor (nor the consummation by Investor of the Transactions), as applicable, will (a) conflict with or result in any breach, violation or infringement of any provision of the respective articles of incorporation or bylaws (or similar Organizational Documents) of Investor or any of its Subsidiaries, (b) result in a breach, violation or infringement of, or constitute (with or without notice or lapse of time or both) a default (or give rise to the creation of any Encumbrance, except for Permitted Encumbrances and Permitted Securities Encumbrances, or any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which Investor or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (c) violate any Law applicable to Investor or any of its Subsidiaries or any of their respective properties or assets, except in the case of each of clauses (b) and (c), for breaches, violations or infringements that would not reasonably be expected to (i) prevent, hinder or materially delay any of the Transactions or (ii) materially impair the ability of Investor to perform its obligations under this Agreement and the other Transaction Documents. 4.4 Guaranty. Concurrently with the execution of this Agreement, Investor has delivered to the Company a Guaranty, duly executed by Investor Parent, with respect to certain matters, including guaranteeing certain obligations of Investor in connection with the Agreement and subject to the terms and conditions set forth therein. As of the date of this Agreement, the Guaranty is, and after giving effect to the Transactions, will as of the Closing Date be, in full force and effect and constitutes and will constitute the valid and binding obligation of Investor Parent, enforceable in accordance with its terms. 4.5 Available Funds. Investor has (after giving effect to the Guaranty), and will have at the Closing, sufficient cash on hand or other sources of immediately available funds to enable it (a) to pay the Initial Investor Cash Contribution at the Closing and (b) consummate the Transactions and perform all of its other obligations under this Agreement and the other Transaction Documents. Investor’s obligations hereunder are not subject to any financing condition or the receipt or availability of any financing. 4.6 Brokers. Except for the Persons whose fees with respect to the Transactions will be borne solely by Investor or Investor Parent, no broker, finder or investment banker is entitled

52 to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Investor or Investor Parent. Neither the Investor nor its Affiliates will have any obligation or Liability with respect to the foregoing brokers, finders or investment bankers. 4.7 Acquisition of Interests for Investment. Investor has such knowledge and experience in financial and business matters as is required for evaluating the merits and risks of its acquisition of the Class B Interests and is capable of such evaluation. Investor confirms that Contributor have made available to Investor and Investor’s agents and Representatives the opportunity to ask questions of the officers and management and employees of Contributor and its Affiliates as well as access to the documents, information and records of Contributor (solely to the extent primarily related to the Business, the Transferred Assets or the Assumed Liabilities) and to acquire additional information about the business and financial condition of the Business, and Investor confirms that it has made an independent investigation, analysis and evaluation of the Transferred Subsidiaries and their properties, assets, business, financial condition, prospects, documents, information and records. Investor is not acquiring the Class B Interests with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act. Investor (a) is an “accredited investor” (as defined in Regulation D under the Securities Act); (b) is able to bear the economic risk of its investment in the Class B Interests; (c) acknowledges that the Class B Interests have not been registered under the Securities Act and therefore are subject to certain restrictions on transfer unless registered for resale or subject to an exempt transaction under the Securities Act and any applicable state securities law, and Contributor are under no obligation to file a registration statement with the Commission with respect to the Class B Interests in connection with the Transactions or after the Closing; and (d) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Class B Interests. 4.8 Litigation. There are no Actions pending or, to the Knowledge of Investor, threatened in writing by or against Investor, or to which Investor is otherwise a party before any Governmental Entity, that, if adversely determined, would reasonably be expected to have a material adverse effect on the ability of Investor to perform its obligations under this Agreement or to consummate the Transactions. Investor is not subject to any Order of any Governmental Entity except to the extent the same would not reasonably be expected to have a material adverse effect on the ability of Investor to perform its obligations under this Agreement or to consummate the Transactions. 4.9 Taxes. The Investor is not a Specified Foreign Entity or a Specified Foreign- Influenced Entity. 4.10 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV and any certificate delivered hereto, Contributor acknowledges that neither Investor nor any other Person on behalf of Investor has made, and Contributor have not relied upon, any representation or warranty, whether express or implied, at Law or in equity, with respect to Investor, its Affiliates or their respective businesses, affairs, assets, Liabilities, condition (financial or otherwise), results of operations, future operating or financial results or prospects or with respect to the accuracy or completeness of any other information provided or made available to Contributor by or on behalf of Investor, and Contributor

53 hereby disclaims any such other representations and warranties. In particular, without limiting the foregoing disclaimer, neither Investor nor any other Person on behalf of Investor has made any representations or warranty to Contributor or any of its Affiliates or Representatives with respect to, except for the representations and warranties contained in this Article IV and any certificate delivered hereto, any oral or written information presented to Contributor or any of its respective Affiliates or Representatives in the course of their due diligence of Investor, the negotiation of this Agreement or in the course of the Transactions. Notwithstanding the foregoing, nothing in this Section 4.10 shall impact any claim for fraud. ARTICLE V ADDITIONAL AGREEMENTS 5.1 Interim Covenants. From the date hereof until the earlier of (x) the date this Agreement is terminated pursuant to Article VIII and (y) the Closing Date (such period, the “Pre- Closing Period”), unless Investor shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned) and except as set forth on Schedule 5.1, or as otherwise contemplated or permitted by this Agreement or required by Law, including, for the avoidance of doubt, the Pre-Closing Reorganization, Contributor Parent shall, and shall cause the Company and each Transferred Subsidiary to (a) operate in the Ordinary Course of Business, and otherwise use its reasonable best efforts to (i) preserve, maintain and protect the assets and properties of the Transferred Subsidiaries in good repair and normal operating condition (wear and tear excepted) and in compliance with applicable Laws and (ii) preserve the Business’s relationships with its key employees, customers, distributors, contract manufacturers, suppliers and landlords, in each case consistent with past practice, and (b) promptly obtain all necessary and applicable air permits from the Pennsylvania Department of Environmental Protection for the Greenridge facility and (c) not take any action that would (i) fall outside the budget authority of Contributor (or its designee, as manager or operator of the Company Group Members) as contemplated by the Company A&R LLCA, or (ii) constitute a “Reserved Matter” (or equivalent restricted action requiring the consent or approval of both members of the Company) under the Company A&R LLCA, in each case, as if the Company A&R LLCA were executed and binding on the Company Group Members as of the date hereof. During the Pre-Closing Period, Contributor and Contributor Guarantor shall not, and shall not allow any of their respective Affiliates to, sell, transfer, assign, convey or otherwise dispose of (or enter into an agreement or arrangement to do the same where such transaction would be consummated prior to the Funding Date (as defined in the Company A&R LLCA)) their respective direct or indirect interests in the Company and the Transferred Subsidiaries except as set forth on Schedule 5.1 or as otherwise contemplated or permitted by this Agreement or required by Law, including, for the avoidance of doubt, the Pre- Closing Reorganization Transactions. Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall (A) give Investor, directly or indirectly, the right to control or direct in any manner the operations of the Transferred Subsidiaries prior to the Closing; (B) prohibit or restrict any Transferred Subsidiary’s ability to make withdrawals, borrow funds or make payments or pre-payments under any agreement related to Indebtedness or Transaction Expenses; (C) prohibit or restrict the Company from increasing the salaries, wages, bonuses or other compensation payable or to become payable to any Business Employee as provided pursuant to the terms of any Benefit Plan made available or in the Ordinary Course of Business; (D) restrict the ability of the Company to declare or pay any Cash dividends or Cash distributions prior to the Closing.

54 5.2 Access to Information. (a) During the Pre-Closing Period, upon reasonable prior notice, the Company shall, and shall cause the Transferred Subsidiaries to, afford the representatives of Investor reasonable access, during normal business hours, to the properties, books and records of the Company and the Transferred Subsidiaries and furnish to the representatives of Investor such additional financial and operating data and other information regarding the Business as Investor or its representatives may from time to time reasonably request for purposes of consummating the Transactions and integration planning, in each case at the sole cost and expense of Investor. (b) Notwithstanding anything in this Agreement to the contrary: (i) in no event shall any Contributor, the Transferred Subsidiaries or their respective Affiliates be obligated to provide any (1) access or information in violation of any applicable Law, (2) information with respect to bids, the identity of any bidder, confidentiality or nondisclosure agreements, letters of intent, expressions of interest or other proposals received in connection with transactions comparable to those contemplated by this Agreement or any information or analysis relating to any such communications, (3) information that, on the advice of counsel and after considering the entry of a joint interest privilege or similar agreement with Investor, if disclosed would result in the loss of attorney-client privilege (in which case, Contributor shall use commercially reasonable efforts to allow for such access or disclosure in a manner that would not reasonably be expected to result in a waiver or jeopardizing of privilege) or (4) information the disclosure of which would cause Contributor, any Transferred Subsidiary or any of their respective Affiliates to breach a confidentiality obligation to which it is bound; (ii) any access contemplated by this Section 5.2 shall not unreasonably interfere with any of the businesses, personnel or operations of Contributor, any Transferred Subsidiary or any of their respective Affiliates in any significant manner; (iii) the auditors and accountants of Contributor, any Transferred Subsidiary or any of their respective Affiliates shall not be obligated to make any work papers available to any Person except in accordance with such auditors’ and accountants’ normal disclosure procedures and then only after such Person has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants; (iv) if reasonably requested by Contributor, Investor shall enter into a customary joint defense agreement or common interest agreement with Contributor, the Transferred Subsidiaries or any of their respective Affiliates with respect to any information provided to Investor, or to which Investor gains access, pursuant to this Section 5.2 or otherwise; and (v) in no event shall Investor be entitled to conduct any invasive or intrusive air, surface or subsurface, or any other sampling or other testing of environmental media (including any such sampling or testing commonly known as a Phase II

55 investigation) at any of the Transferred Subsidiary’s properties without the prior written consent of Contributor, which consent may be withheld in Contributor’s sole discretion. 5.3 Confidentiality. (a) The Confidentiality Agreement is hereby automatically cancelled as of the date hereof without any further action required among the Parties. (b) For a period of [*****] following the Closing Date, each Party hereby agrees that it shall keep the Confidential Information strictly confidential, and it shall not disclose any Confidential Information to any Person in any manner, except that Confidential Information may be disclosed as follows: (i) to any of such Party’s Representatives who need to be familiar with such Confidential Information in connection with its obligations under the Transaction Documents and who are subject to obligations of confidentiality with respect to such Party; (ii) as part of such Party’s bona fide reporting or review procedures (subject to such Party’s internal confidentiality policies and procedures); (iii) on a confidential basis to any prospective investor or financing source providing or contemplating providing financing to such Party or any of its Affiliates to the extent reasonably necessary to obtain such financing so long as (x) prior to disclosure the recipient of such Confidential Information (including any such prospective investor or financing source) has executed an undertaking of confidentiality substantially comparable to what is set forth herein and (y) such recipient (including any such prospective investor or financing source) is not a Company Competitor (as defined in the Company A&R LLCA); (iv) to the extent disclosure is required by applicable Law or listing agreement or if any Party or its Representatives have received a subpoena or other written demand under color of legal right for such information; provided, that such Party shall first, as soon as practicable upon becoming aware of such requirement or receipt of such demand, furnish a copy thereof to the other Parties and, if practicable so long as such Party shall not be in violation of such requirement, subpoena or demand or likely become liable to any penalty or sanctions thereunder, afford the other Parties reasonable opportunity, at the such other Parties’ cost and expense, to prevent or limit such disclosure or to obtain an appropriate protective order or similar relief (and such Party shall cooperate with such efforts by such other Parties, and shall in any event make only the minimum disclosure that, in the opinion of legal counsel, is required to be disclosed by such Law, and shall use reasonable efforts to ensure further confidential treatment of the information so disclosed); (v) if the prior written consent of all of the other Parties shall have been obtained; (vi) to a court of competent jurisdiction to the extent necessary for the enforcement of any right of a Party arising under this Agreement; or

56 (vii) as part of such Party’s use of any artificial intelligence or machine learning system (each, an “AI Tool”), so long as such AI Tool (w) is used solely in connection with such Party’s evaluation, monitoring, or administration of its investment in the Company, (x) employs commercially reasonable cybersecurity safeguards; (y) is a private or enterprise instance made available pursuant to written terms that prohibit the use of such Confidential Information to train, fine-tune, test, improve, or otherwise develop such AI Tool or any underlying models, algorithms, or systems and prohibit the retention, storage, or disclosure to third parties of such Confidential Information; and (z) does not disclose, transmit, or otherwise make available any input data or output data to any third party, other than to service providers operating such AI Tool on behalf of such Party, and only if such service providers are subject to written confidentiality and data protection obligations at least as protective as those set forth herein; provided, that any and all outputs, results, analyses, summaries, or other materials generated by or through any AI Tool using or derived from any Confidential Information shall constitute Confidential Information under this Agreement. (c) Notwithstanding anything to the contrary set forth herein, the Parties, their respective Affiliates and their respective Representatives may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions and tax analysis) that are provided to the Parties relating to such tax treatment and tax structure; provided, that the foregoing does not constitute authorization to disclose information identifying any Party (or its Representatives), any parties to transactions engaged in by the Transferred Subsidiaries or (except to the extent relating to such tax structure or tax treatment) any nonpublic commercial or financial information. (d) For the avoidance of doubt, (i) nothing contained in this Agreement limits, restricts or in any other way affects any Party from communicating with any Governmental Entity, or communicating with any official or staff person of a Governmental Entity, concerning matters relevant to the Governmental Entity, or requires any Party to furnish notice to the other Parties of the same (in each case, with respect to matters unrelated to this Agreement, the Transaction Documents or the Business), and (ii) nothing contained in this Section 5.3 shall prohibit a Party from disclosing a trade secret (y) to a federal, state, or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of Law and subject to reasonable confidentiality protections, or (z) in a complaint or other document filed under seal in a lawsuit or other proceeding. 5.4 Reasonable Best Efforts. Subject to the terms and conditions set forth herein, and to applicable legal requirements, the Parties shall cooperate and use their respective reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, and assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including the satisfaction of the conditions set forth in Section 7.1; provided, however, that notwithstanding anything to the contrary contained in this Agreement, in the case of any consents or approvals of any Persons (other than a Governmental Entity) that may be required in connection with the foregoing or otherwise related to this Agreement, and any Transaction Documents contemplated hereby and thereby or the transactions contemplated hereby or thereby, none of Contributor, Investor or any of their respective Affiliates (including any Transferred Subsidiary)

57 shall be required to make any payments to any third party to secure any such consent or approval and shall not be required to modify any contract or agreement to which the consent or approval may relate. 5.5 Public Announcements. No Party to this Agreement nor any Affiliate or Representative of such Party shall make any press release or other public announcement regarding the existence of this Agreement or the Transactions without the prior written consent of the other Parties (which shall not be unreasonably withheld or delayed); provided, however, that the foregoing shall not restrict disclosures (a) to the extent necessary for a Party to perform pursuant to the express terms of this Agreement (including disclosures to Governmental Entities), provided, further, that, in the case of this clause (a), each Party shall use commercially reasonable efforts to consult with the other Party regarding the contents of any such release or announcement prior to making such release or announcement; (b) to the extent required by applicable securities or other Laws or the applicable rules of any stock exchange having jurisdiction over a Party or its respective Affiliates; (c) to the extent necessary for a Party to enforce the terms of this Agreement; (d) of the terms of this Agreement by any Party to its respective Representatives, who shall be required to keep such information confidential; (e) consistent with disclosures in press releases or public statements previously approved by the other or made by any Party in compliance with this Section 5.5. Subject to the foregoing provisions of this Section 5.5, if any Party wishes to make a press release or other public announcement respecting this Agreement or the Transactions, such Party will, to the extent practicable, provide the other Parties with a draft of the press release or other public announcement (together with any related materials contemplated to be disclosed) for review prior to the time that such press release or other public announcement is to be made. The Parties will attempt in good faith to expeditiously reach agreement on the content of any such press release or other public announcement (or if applicable, any such related materials contemplated to be disclosed). If any Party or any of its Affiliates is required by applicable Law or the rules of any stock exchange to file this Agreement or make disclosures regarding the Transactions, such Party shall, to the extent permitted by applicable Law, (i) provide the other Parties with reasonable advance notice of such filing, (ii) consult with the other Parties regarding any portions of such documents that such other Parties may reasonably request be redacted or accorded confidential treatment and (iii) use commercially reasonable efforts to seek confidential treatment for any commercially sensitive portions of such documents. 5.6 Litigation Support. (a) If and for so long as any Party or its applicable Affiliates are prosecuting, contesting or defending any legal proceeding, Action, investigation, charge, claim, or demand by a third party in connection with (a) the Transactions or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction relating to, in connection with or arising from the Transferred Subsidiaries, the Transferred Interests, the Business or the Pre-Closing Reorganization, upon reasonable advance written notice by such Party and at the cost of such Party, the other Parties shall, and shall cause their respective Subsidiaries and Affiliates (including the Transferred Subsidiaries) and their respective directors, officers and employees to, reasonably cooperate with such requesting Party and its counsel in such prosecution, contest or defenses, including making available its personnel, and providing such testimony and access to its books and records to the extent reasonably necessary to assist with such prosecutions, contests or defenses. All cooperation is subject to applicable law, confidentiality

58 obligations, and preservation of the attorney-client privilege and work product protections, and the Parties shall cooperate in seeking an appropriate protective order where necessary. Nothing in this Section requires any Party or person to provide false or misleading testimony. (b) Notwithstanding anything to the contrary in this Agreement, effective as of the Closing (i) the Company hereby agrees to (to the extent applicable) move for substitution or take similar actions under applicable Law for the Company or its Subsidiaries (including, after the Closing, a Transferred Subsidiary) to be substituted for Contributor in any and all Actions primarily related to the Business to the extent arising after the Closing, and for Contributor to be released from any and all such Actions; provided, that, Contributor shall be responsible for all fees and expenses incurred by the Company and its Subsidiaries in connection with its and their compliance with this clause (i) and (ii) Contributor hereby agrees to (to the extent applicable) to move for substitution or take similar actions under applicable Law for itself to be substituted for any Transferred Subsidiaries in any and all Actions not primarily related to the Business, and to move for such Transferred Subsidiary to be released from any and all such Actions effective as of the Closing. 5.7 Directors and Officers. (a) Without limiting Contributor Parent’s and Contributor’s indemnificaiton obligations hereunder, Investor and the Company agree that all rights to indemnification for acts or omissions occurring prior to the Closing now existing in favor of the current or former directors, managers or officers of any member of the Transferred Subsidiaries (collectively, the “Covered Persons”) as provided in the Organizational Documents of such Transferred Subsidiary, indemnity or indemnification agreements or as provided pursuant to a resolution of the equityholder or any board of directors or similar governing body of any member of the Transferred Subsidiaries shall survive the Transactions and shall continue in full force and effect in accordance with their terms for a period of six years from the Closing with respect to claims arising from facts and circumstances first occurring prior to the Closing. Without limiting the generality of the foregoing, for a period of six years from the Closing, the Company shall, nor shall permit any member of the Transferred Subsidiaries to, amend, modify or terminate any Organizational Document of any Transferred Subsidiary regarding or related to such indemnification matters in any manner that would adversely affect any Covered Person’s right to indemnification thereunder. (b) To fullest extent permitted by applicable Law, the Transferred Subsidiaries shall, and shall cause their Affiliates to, comply with all obligations of each Transferred Subsidiary to indemnify (including any obligations to advance funds for expenses to; provided, that, any Person to whom expenses are advanced undertakes to repay such advances if it is ultimately determined that such Person is not entitled to such indemnification) the Covered Persons for acts or omissions by such Covered Persons occurring prior to the Closing to the extent that such obligations of such Transferred Subsidiary exist on the date of this Agreement, whether pursuant to Organizational Documents, indemnity or indemnification agreements, board (or similar governing body) resolution or otherwise, and such obligations shall survive the Closing and shall continue in full force and effect in accordance with the terms of the Organizational Documents of such Transferred Subsidiary from the Closing until the expiration of the applicable statute of limitations with respect to any claims against such Covered Persons arising out of such acts or omissions.

59 (c) Notwithstanding anything to the contrary herein, if any Covered Person is entitled to be reimbursed or indemnified by any Person (including Contributor) other than the Company or any Transferred Subsidiary, such Covered Person shall not be required to recover from or be indemnified by, or to seek such recovery or indemnification from, any such other Person prior to or as a condition to being indemnified as described in this Section 5.7 (each member of the Company hereby acknowledging and agreeing that indemnification as described in this Section 5.7 shall be the first recourse of the Covered Persons for indemnification relating to the subject matter of this Section 5.7). (d) Notwithstanding anything to the contrary herein, the provisions of this Section 5.7 are (i) intended to be for the benefit of, and shall be enforceable by, each Covered Person and each Covered Person’s heirs, legatees, representatives, successors and assigns, it being expressly agreed that such Persons shall be third-party beneficiaries of this Section 5.7, and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Contract or otherwise. If the Company or its successors or assigns (x) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (y) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, the Company shall use commercially reasonable efforts to cause proper provision to be made so that the successors and assigns of the Company shall assume all of the obligations of the Company under this Section 5.7. 5.8 Misallocated Assets and Liabilities. If, following Closing, any Party discovers that the Company or any of its Subsidiaries (including, after the Closing, the Transferred Subsidiaries) owns any right, property, asset or Liability that would constitute Excluded Assets or Excluded Liabilities as of the Closing Date, or that any right, property, asset or Liability that has been transferred by Contributor to the Company or any of its Subsidiaries (including, after the Closing, the Transferred Subsidiaries) were Excluded Assets or Excluded Liabilities as of the Closing Date, then any such right, property, asset or Liability shall be deemed to have been held in trust by the Company or any of its Subsidiaries (including, after the Closing, the Company and Transferred Subsidiaries) following Closing for Contributor, and the Company shall, and shall cause the Transferred Subsidiaries (and the Company’s other Subsidiaries, if applicable) to, promptly transfer, assign and convey such rights, property, assets or Liability to Contributor (or any of its Affiliates as designated by Contributor) without any consideration therefor and without any Liability in connection therewith; provided, that, following Closing, if the Company or the Transferred Subsidiaries receives (i) any payment in respect of any Excluded Asset, the Company shall within [*****]of receipt of such payment remit the full amount thereof to Contributor or (ii) any invoice in respect of any Excluded Liability, the Company shall provide such invoice to Contributor within [*****] after receipt of such invoice. If, following Closing, any Party discovers that any Transferred Asset or Assumed Liability was not transferred to the Company as part of the consummation of the Transactions, or is otherwise held by Contributor or an Affiliate of Contributor, then Contributor shall promptly transfer, assign and convey such Transferred Asset or Assumed Liability, as applicable, to the Company or to the applicable Transferred Subsidiary as directed by the Company without additional consideration therefor and without any Liability in connection therewith; provided, that, following Closing, if Contributor or any of its Affiliates receives (i) any payment in respect of any Transferred Asset, Contributor shall within 30 days of receipt of such payment remit the full amount thereof to the Company or (ii) any invoice in respect of any Assumed Liability, Contributor shall provide such invoice to the Company within 10

60 Business Days after receipt of such invoice; provided, further, that, if any Consent is required for such transfer, assignment or conveyance which has not been obtained (each, an “Approval”), then Contributor shall (i) use commercially reasonable efforts to obtain such Approval for a period of [*****] following the Closing and (ii) subject to any limitations on the rights and obligations of the Contributor or an Affiliate of Contributor under Law or otherwise relating to the asset or Liability which such Approval concerns, until such Approval has been obtained, amend or supplement the Transition Services Agreement (with cooperation from Company), as is reasonably necessary to provide the Company access to or use of any such assets that are not held by Company or a Transferred Subsidiary. Following the Closing, equitable title in and to the underlying Transferred Asset in respect of such Approval will vest in the Company, and legal title in and to such underlying Transferred Asset will remain with Contributor or its applicable Affiliate. Following the Closing, the Company will assume all liabilities and obligations with respect to Contributor or its applicable Affiliates of such underlying Transferred Asset and shall be entitled to receive all revenues and benefits with respect to such continuing performance. The Parties agree to treat for all Tax purposes the rights, property, assets, obligations, Liabilities, and amounts described in this Section 5.8 as having been transferred to and owned by the Person entitled to such rights, property, assets, obligations, Liabilities, and amounts as of the Closing. 5.9 Payments. (a) Contributor, as applicable, shall (or shall cause the applicable Affiliate of Contributor to) promptly pay or deliver to the Company or the Company’s designees any monies or checks which have been sent to such member of Contributor or its Affiliates after the Closing Date by customers, suppliers or other contracting parties of the Transferred Subsidiaries or the Business, as applicable, for goods or services provided by the Business. (b) The Company shall promptly pay or deliver to Contributor or their designees any monies or checks that have been sent to Company or its respective Affiliates (including the Transferred Subsidiaries) after the Closing Date by customers, suppliers or other contracting parties, to the extent such monies or checks are not due to the Business or should have otherwise been sent to Contributor or one of its Affiliates. (c) Except as otherwise provided in the Transition Services Agreement, if, at any time after the Closing, an invoice, bill, purchase order or other similar documentation from any customer, supplier or other contracting party of the Company or the Business is received by Contributor and Contributor or its Affiliates actually pays any amount with respect thereto, upon receipt of written notice and reasonable supporting documentation of payment from such Person, the Company shall promptly reimburse such Person for any and all such amount actually paid by such Person. Contributor shall, at Contributor’s election, be permitted to offset from any amounts payable by Contributor to the Company pursuant to Section 5.9(a) any amounts due to Contributor pursuant to this Section 5.9(c). (d) The Company acknowledges that the Business and the Transferred Subsidiaries currently receive from Contributor the administrative and corporate services and benefits, which are generally provided to other businesses and Affiliates of Contributor. Contributor and the Company acknowledge that, except as provided in the Transaction Documents (including, for the avoidance of doubt, the Transition Services Agreement), such administrative

61 and corporate services and benefits shall cease at the Closing, and all agreements and arrangements (whether or not in writing) in respect thereof shall terminate as of the Closing Date, with no further obligation of any party thereto. The Parties agree to treat for all Tax purposes the monies, checks and amounts described in this Section 5.9 as having been received initially by the Person entitled to such monies, checks and amounts pursuant to this Section 5.9. 5.10 Guaranties. (a) Subject to Section 5.10(b), from and after the Closing and until such time as no Indemnified Guaranties remain outstanding, the Company shall, and shall cause the Transferred Subsidiaries to, jointly and severally, indemnify and hold harmless Contributor and its Affiliates (other than the Transferred Subsidiaries and the Company) and their respective managers, officers, directors, employees, representatives, agents, successors and assigns (collectively, “Contributor Guarantors”) against any Losses solely to the extent occurring on or after the Closing that any Contributor Guarantor suffers, incurs or is liable for by reason of or arising out of or in consequence of: (i) any Contributor Guarantor issuing or having issued any guaranty, indemnity or other similar commitment, understanding, agreement or obligation relating to any Material Contracts (as set forth on Schedule 5.10 of the Disclosure Schedules. collectively, the “Indemnified Guaranties”); (ii) any claim or demand for payment made on any Contributor Guarantor with respect to any of the Indemnified Guaranties; or (iii) any Action, claim or proceeding by any Person who is or claims to be entitled to the benefit of or claims to be entitled to payment, reimbursement or indemnity with respect to any Indemnified Guaranties. (b) From and after the Closing and until such time as no Indemnified Guaranties remains outstanding, the Company shall use its commercially reasonable efforts to cause each Contributor Guarantor to be released as soon as practicable after the Closing in respect of all obligations of each Contributor Guarantor under each of the Indemnified Guaranties. Contributor shall cooperate with the Company to facilitate the release and substitution of the Indemnified Guaranties. The Company will not be obligated to pay any amounts or provide other consideration in connection with obtaining or seeking to obtain such releases. The Company further agrees that, to the extent the beneficiary or counterparty under any Indemnified Guaranty does not accept any such substitute arrangement proffered by the Company or any other Transferred Subsidiary, or to the extent each Contributor Guarantor is not fully and irrevocably released and discharged, the Company shall promptly reimburse such Contributor Guarantor for any and all amounts paid by such Contributor Guarantor after the Closing with respect to any obligation arising under any Indemnified Guaranty; provided, however, that should Contributor Guarantor be required to pay any amounts under any Indemnified Guaranty or otherwise perform thereunder, the applicable Contributor Guarantor shall promptly provide written notice to Investor of any request of performance or payment under an Indemnified Guaranty (which written notice shall include such Contributor Guarantor’s good-faith estimate of the actual cost of Contributor Guarantor’s performance). (c) With respect to the Guaranty referenced in Section 4.4, Investor agrees not to take any action that would impair the validity of such Guaranty prior to the Closing. 5.11 Intellectual Property Licenses.

62 (a) Contributor hereby grants (and hereby causes its Subsidiaries to grant) to the Transferred Subsidiaries, effective as of the Closing Date, a non-exclusive, worldwide, non- transferable (except in connection with the sale of all or substantially all of the Business to which the Licensed Patents relate), non-sublicensable (except to Affiliates (for so long as they are Affiliates) of a Transferred Subsidiary and to independent contractors engaged for the benefit of the Transferred Subsidiaries), fully paid-up, royalty-free, license under the patents and patent applications set forth on Schedule 5.11(a) of the Disclosure Schedules and any patents or patent applications that claim priority thereto (the “Licensed Patents”), in each case to make, have made, import, use, offer to sell, sell and otherwise distribute products and services in the operation of the Business as conducted as of the Closing and natural or otherwise reasonably anticipated evolutions thereof. This license shall automatically terminate with respect to any Transferred Subsidiary upon any direct or indirect change of Control of such Transferred Subsidiary or any sale of all or substantially all of the Business by any Transferred Subsidiary. (b) Contributor Parent hereby grants (and hereby causes its Subsidiaries to grant) to the Transferred Subsidiaries, effective as of the Closing Date, a non-exclusive, worldwide, non-transferable, non-sublicensable (except to Affiliates (for so long as they are Affiliates) of a Transferred Subsidiary and to independent contractors engaged for the benefit of the Transferred Subsidiaries), fully paid-up, royalty-free, license to use the trademarks set forth on Schedule 5.11(b) of the Disclosure Schedules (the “Retained Marks”), in each case, solely in connection with the operation of the Business as conducted as of the Closing and natural or otherwise reasonably anticipated evolutions thereof. This license shall automatically terminate with respect to any Transferred Subsidiary upon any direct or indirect change of Control of such Transferred Subsidiary or any sale of all or substantially all of the Business by any Transferred Subsidiary. Without limiting the foregoing, Contributor Parent may terminate this license in the event of a material breach of this license by a Transferred Subsidiary if such material breach is not cured within [*****] after Contributor Parent notifies any Transferred Subsidiary of such material breach. Each Transferred Subsidiary agrees that all goodwill and name and trademark recognition arising from the use, whether past, present or future, of the Retained Marks by or on behalf of the Transferred Subsidiaries or in connection with the Business shall inure solely to the benefit of Contributor Parent. The Transferred Subsidiaries shall use the Retained Marks in accordance with all standards of quality that may be supplied by Contributor Parent to the Transferred Subsidiaries in writing from time to time, provided that such standards are consistent with those demonstrated and embodied through Contributor Parent’s own commercial use of the Retained Marks. Contributor Parent shall have reasonable rights to inspect the Transferred Subsidiaries’ use of the Retained Marks for compliance with the provisions of this Agreement, provided that such inspection will be conducted during normal business hours and shall not unreasonably interfere with the business or operations of any Transferred Subsidiary. Each Transferred Subsidiary shall indemnify, defend and hold harmless each Contributor Indemnified Party from and against any Losses arising out of or resulting from third Person claims or actions relating to (a) a Transferred Subsidiary’s (or its sublicensee’s) use or sublicense of the Retained Marks, in each case in violation of this license or (b) any product or service sold or provided by or on behalf of a Transferred Subsidiary (or its sublicensee) under any Retained Mark, including third Person claims or actions relating to product liability. (c) In the event the Parties reasonably determine that the Company requires the use of or would otherwise benefit from a license under any other Intellectual Property of

63 Contributor Group, the Parties will cooperate in good faith to execute a license in favor of the Company under such Intellectual Property. 5.12 Assignment of Completion Guaranties. At or prior to Closing, Investor Parent and Contributor Parent shall deliver duly executed assignment agreements of all completion guaranties delivered under the RNG Loan Agreement, which shall (a) assign such completion guaranties to the Company as the replacement guarantor and (b) provide releases, effective as of the Closing, of Contributor Parent from its obligations as a guarantor under all such completion guaranties and (c) terminate any cross-default in the C&D Loan Agreement caused by any Projects financed through the RNG Loan Agreement. 5.13 Pre-Closing Reorganization. (a) Prior to the execution of any material agreement to be entered into to effectuate the Pre-Closing Reorganization (collectively, the “Reorganization Documents”), Contributor shall (i) provide Investor with a copy of each Reorganization Document to Investor for Investor’s review and comment reasonably in advance of the date on which such action is to take effect, (ii) reasonably consider any comments provided by Investor with respect to such Reorganization Document prior to executing such Reorganization Document and (iii) not execute any Reorganization Document that could reasonably be expected to have an adverse effect on Investor that is not reasonably contemplated by the Pre-Closing Reorganization without the prior written consent of Investor (not to be unreasonably withheld, conditioned or delayed). (b) Contributor shall not revise any step to the Pre-Closing Reorganization described in Schedule II without the prior written consent of Investor (not to be unreasonably withheld, conditioned or delayed). 5.14 Insurance Matters. From and after the Closing, with respect to any claim, act, omission, event, circumstance, occurrence or loss of the Transferred Subsidiaries or relating to the Transferred Assets that occurred or existed prior to the Closing that would be covered by any insurance policy held by Contributor or any of its Affiliates (other than to the extent solely held by one or more of the Transferred Subsidiaries), the Transferred Subsidiaries may make claims under such policies and programs, subject to the terms and conditions of such policies and programs and this Agreement; provided, that (i) prior to making any such claim or seeking such benefits or coverage, the applicable Transferred Subsidiary promptly notifies Contributor of all such claims or efforts to seek benefits or coverage, and to the extent the insurer issuing such coverage agrees to provide coverage to or otherwise communicate directly with the applicable Transferred Subsidiary in connection with such Transferred Subsidiary’s insurance recovery efforts, the applicable Transferred Subsidiary shall timely (and no less than quarterly or otherwise upon the reasonable request of Contributor) apprise Contributor of the status of such communications and efforts; (ii) Contributor shall use commercially reasonable efforts to assist the Transferred Subsidiaries in all reasonably related recovery efforts; and (iii) any costs associated with the insurance recovery efforts of the Transferred Subsidiaries, including any retrospective premiums, deductibles, retentions, obligations, chargebacks, or comparable costs, as applicable, counsel and other fees incurred by Contributor or its Affiliates in providing assistance to the Transferred Subsidiaries in connection with any claims handling issues and insurance coverage disputes and costs on account of providing the Transferred Subsidiaries with any such cooperation

64 or assistance, shall be borne solely by the Transferred Subsidiaries and not by Contributor or its Affiliates. 5.15 Bonuses and Commissions. The Company shall assume all obligations to pay any bonus and commission payments to Business Employees for the performance period that includes the Closing Date (the “Cash Incentive Compensation”), and Contributor Parent and its Subsidiaries (other than the Company) shall not have any obligation to pay such Cash Incentive Compensation directly. All Cash Incentive Compensation shall be governed by plans, programs or arrangements maintained by the Company on terms and conditions that are no less favorable than those that applied to each such Business Employee immediately prior to the Closing Date; provided that the amount of Cash Incentive Compensation actually paid by the Company to Business Employees shall not be less than the accrued amount of Cash Incentive Compensation included in Indebtedness. To the extent that Contributor Parent or any of its Subsidiaries (other than the Company) becomes directly liable for, or is legally required to make any Cash Incentive Compensation payment to any Business Employee intended to be paid by the Company pursuant to this Section 5.15, the Company shall reimburse Contributor Parent or its applicable Subsidiary as soon as practicable but in any event [*****] of receipt from Contributor Parent of written notice and reasonable supporting documentation for any Cash Incentive Compensation paid by Contributor Parent. 5.16 Termination of Intercompany Arrangements. Effective as of the Closing, other than as agreed among the Parties and set forth on Schedule 5.15 of the Disclosure Schedules, each Intercompany Arrangement will be automatically cancelled without any further action required among the Parties. 5.17 PJM Manual 14D. In consultation with Investor, Contributor will cause Transferred Subsidiaries that are required by PJM Interconnection, L.L.C. Manual 14D to submit a notice of the Transactions to submit such notice. Contributor will cause the relevant Transferred Subsidiaries, to make such submission within 10 days of execution of this Agreement and provide a copy of such agreement to Investor. 5.18 Noncompetition Enforcement. For so long as the Company remains Controlled by Contributor Parent, Contributor and its Affiliates shall not enforce or seek to enforce any provisions in any Contract relating to noncompetition, nondisclosure, confidentiality, intellectual property or nonsolicitation against any Business Employee with respect to their employment with the Company and its Subsidiaries following the Closing. 5.19 Management Incentive Plan. Between the date hereof and the Closing, the Parties shall reasonably and in good faith cooperate for the purpose of structuring and agreeing upon an incentive plan to be implemented by the Company (and shall agree upon such modifications to the Company A&R LLCA to give effect to the same). 5.20 Office Leases. (a) Between the date hereof and the Closing, the Parties shall reasonably and in good faith mutually negotiate subleases between Contributor Parent and the Company with respect to the Charlotte Lease and the Portland Lease.

65 (b) Between the date hereof and the Closing, [*****]. ARTICLE VI TAX MATTERS 6.1 Transfer Taxes. The Company shall economically bear, and be responsible for, all applicable Transfer Taxes, including all such Transfer Taxes that arise as a result of the Transactions, and shall prepare and timely file (or cause to be prepared and timely filed) any Tax Returns related thereto. Each of Contributor and Investor shall, and shall cause their respective Affiliates to, use commercially reasonable efforts to cooperate with respect to any Tax Returns related to such Transfer Taxes and, if required by applicable Law, join in the execution of any such Tax Returns and other documentation; provided, however, that any Transfer Taxes incurred in connection with or arising out of the Pre-Closing Reorganization shall be borne solely by Contributor. The Company, each of Contributor and Investor shall take all commercially reasonable steps to minimize any Transfer Taxes with respect to this Section 6.1. 6.2 Tax Treatment. The Parties acknowledge and agree that for U.S. federal and applicable state and local income Tax purposes, (a) the [*****]. The Parties shall (and shall cause their respective Affiliates to) report consistently with the Intended Tax Treatment in all Tax Returns, and no Party shall (and each Party shall cause its respective Affiliates not to) take any position in any Tax Return or in any Tax Proceeding that is inconsistent with the Intended Tax Treatment, unless required to do so by a “determination” as defined in Section 1313(a) of the Code (or any similar provision of applicable state, local or foreign Law) or with the other Party’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned); provided, however, that no Party shall be unreasonably impeded in its ability and discretion to negotiate, compromise or settle any Tax Proceeding in connection with the Intended Tax Treatment. ARTICLE VII CONDITIONS TO OBLIGATIONS TO CLOSE 7.1 Conditions to Obligation of Each Party to Close. The respective obligations of each Party to effect the Transactions shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions: (a) No Injunctions. There shall not be in effect any Order by a Governmental Entity restraining, enjoining, having the effect of making the Transactions illegal or otherwise prohibiting the consummation of the Transactions. (b) No Illegality. No Law shall have been enacted, entered, promulgated and remain in effect that prohibits or makes illegal the consummation of the Transactions. 7.2 Conditions to Investor’s Obligation to Close. Investor’s obligation to effect the Transactions shall be subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions: (a) Representations and Warranties.

66 (i) The General Contributor Group Representations (other than the representation and warranty set forth in Section 3.5), shall be true and correct as of the Closing Date, determined without regard to any qualification as to materiality, “in all material respects,” “Material Adverse Effect” or words of similar import set forth therein (other than the representations and warranties contained in Section 3.4(a) and in respect of the defined term “Material Contract”), as though such representations and warranties had been made on and as of the Closing Date (except that representations and warranties that are made as of a specified date need be true and correct only as of such date), except, in each case under this clause (i), for such failures to be true and correct as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (ii) The Fundamental Contributor Group Representations (other than the Fundamental Contributor Group Representation set forth in Section 3.2(a)) shall be true and correct in all respects except for de minimis inaccuracies, as of the Closing Date as though such representations and warranties had been made on and as of the Closing Date (except that representations and warranties that are made as of a specified date need be true and correct only as of such date). (iii) The representations and warranties of the Contributor Group set forth in Section 3.5 shall be true and correct as of the Closing Date as though such representation and warranty had been made on and as of the Closing Date. (b) Covenants and Agreements. The covenants and agreements of Contributor and the Company set forth in this Agreement to be performed on or before the Closing Date shall have been performed in all material respects. (c) Completion of Pre-Closing Reorganization. The Pre-Closing Reorganization shall have been completed in accordance with the terms thereof, except for any deviations therefrom that would not, individually or in the aggregate, reasonably be expected to be adverse to the Business. (d) Deliveries and Closing Actions. At the Closing, Contributor and Company shall have delivered or caused to be delivered to Investor all documents, instruments and certificates required to be delivered at the Closing by Contributor or Company pursuant to Section 7.4(a). 7.3 Conditions to the Company’s and Contributor’s Obligation to Close. The Company’s and Contributor’s obligation to effect the Transactions shall be subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions: (a) Representations and Warranties. (i) The General Investor Representations shall be true and correct as of the Closing Date, determined without regard to any qualification as to “materiality,” “in all material respects,” “material adverse effect” or words of similar import set forth therein, as though such representations and warranties had been made on and as of the Closing Date (except that representations and warranties that are made as of a specified date need be true and correct only as of such date), except, in each case under this clause (i), for such failures

67 to be true and correct as would not, individually or in the aggregate, reasonably be expected to (x) prevent, hinder or delay any of the Transactions or (y) have a material adverse effect on the ability of Investor to perform its obligations under this Agreement or the other Transaction Documents. (ii) The Fundamental Investor Representations shall be true and correct in all respects except for de minimis inaccuracies, as of the Closing Date as though such representations and warranties had been made on and as of the Closing Date (except that representations and warranties that are made as of a specified date need be true and correct only as of such date). (b) Covenants and Agreements. The covenants and agreements of Investor set forth in this Agreement to be performed on or before the Closing Date shall have been performed in all material respects. (c) Deliveries and Closing Actions. At the Closing, Investor shall have delivered or caused to be delivered to Contributor all documents, instruments and certificates required to be delivered at the Closing by Investor pursuant to Section 7.4(b). 7.4 Deliveries at Closing. (a) Deliveries at Closing of Contributor and the Company. At the Closing Contributor shall deliver or cause to be delivered to Investor: (i) a duly executed certificate from an authorized Person, dated as of the Closing Date, certifying that the applicable conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied; (ii) a properly completed and executed IRS Form W-9 for Contributor (or, if Contributor is a disregarded entity for U.S. federal income Tax purposes, the regarded owner of Contributor); (iii) a duly executed copy of the written consent adopted by the Contributor Group providing for the removal of the directors (or similar authorized representatives) of the Transferred Subsidiaries effective as the Closing; (iv) a counterpart to each applicable Ancillary Agreement by the applicable member(s) of the Contributor Group and the Company; (v) evidence of the receipt of all Required Consents set forth on Schedule VI (other than the Deferred Transfer Consents, which shall not be a condition to the Closing); (vi) a copy of the Manual 14D submission made by or on behalf of the Transferred Subsidiaries to PJM Interconnection L.L.C. to report the Transactions; (vii) evidence of the release of any Encumbrances (other than any Permitted Securities Encumbrances) against any Transferred Subsidiaries granted in

68 respect of (i) that certain Sixth Amended and Restated Credit Agreement, dated as January 23, 2025, among Contributor Parent, the guarantors party thereto, Bank of America, N.A., as administrative agent, swingline lender and L/C issuer, the lenders party thereto, BOFA Securities, Inc., KeyBank National Association and Coöperatieve Rabobank U.A., New York Branch, as joint lead arrangers and joint bookrunners, and Webster Bank, N.A. and HSBC Bank USA, N.A., as co-documentation agent, as may be amended from time to time, and (ii) that certain Second Lien Credit Agreement, dated as of June 28, 2024, by and among Contributor Parent, the guarantors party thereto, the lenders party thereto and Nuveen EIC Administration LLC, as administrative agent, as amended by that certain First Amendment to Credit Agreement, dated as of January 23, 2025 and as may be further amended from time to time; (viii) a counterpart to the Funds Flow Statement; (ix) a duly executed copy of the Construction Management Agreement. (b) Deliveries at Closing of Investor. At the Closing, Investor shall deliver or caused to be delivered to Contributor: (i) a duly executed certificate from an authorized Person of Investor, dated as of the Closing Date, certifying that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied; (ii) a properly completed and executed IRS Form W-9 for Investor (or, if Investor is a disregarded entity for U.S. federal income Tax purposes, the regarded owner of Investor); (iii) evidence, reasonably satisfactory to Contributor providing for (A) the permanent waiver of any cross defaults under the RNG Loan Agreement or C&D Loan Agreement arising under or related to the Transactions and (B) a release of Contributor Parent from the completion guaranties under the RNG Loan Agreement in accordance with Section 5.12(b); (iv) evidence that all Indebtedness with respect to [*****] under the C&D Loan Agreement has been or will be fully discharged and all applicable obligations and liabilities of such Project Companies has been or will be terminated; (v) by wire transfer of immediately available funds to the account(s) designated in writing by the Company to Investor at least five Business Days prior to the Closing, in consideration for the Transferred Interests, an aggregate amount equal to the Initial Investor Contribution; (vi) a counterpart to the Funds Flow Statement; and (vii) a counterpart to each applicable Ancillary Agreement by Investor or Investor Parent, as applicable.

69 7.5 Frustration of Closing Conditions. None of Contributor, the Company nor Investor may rely on the failure of any condition set forth in Sections 7.1, 7.2 or 7.3, as the case may be, if such failure was caused by such Party’s failure to comply with any provision of this Agreement. ARTICLE VIII TERMINATION 8.1 Termination. This Agreement may be terminated at any time prior to the Closing as follows and in no other manner: (a) by mutual written consent of Contributor and Investor; (b) by either Contributor or Investor upon written notice to the other, if: (i) the Closing shall not have occurred on or before the 30th day following the execution of this Agreement (as such date may be extended pursuant to this Section 8.1(b)(i), the “Outside Date”); provided, however, that (A) the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any Party whose failure or whose Affiliate’s failure to perform any covenant or obligation under this Agreement has been the primary cause of or has resulted in the failure of the Transactions to occur on or before the Outside Date and (B) for the avoidance of doubt, no Party shall be precluded from terminating this Agreement under this Section 8.1(b)(i) due to the failure to receive any Required Consents by the Outside Date so long as such Party has not failed to perform any covenant or obligation under this Agreement relating to such Required Consent; or (ii) if any Order issued, or Law enacted, entered or promulgated, by a Governmental Entity permanently restrains, enjoins or prohibits or makes illegal the consummation of the Transactions, and such Order becomes effective and final and nonappealable; (c) by Contributor upon written notice to Investor if Investor shall have breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, and such breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and (ii) (x) cannot be or is not cured prior to the Outside Date or (y) has not been cured prior to the date that is [*****] from the date that Investor is notified by Contributor in writing of such breach or failure to perform; provided, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to Contributor if Contributor is then in beach or has failed to perform any of its respective representations, warranties, covenants or other agreements that would give rise to a failure of a condition set forth in Section 7.2(a) or Section 7.2(b) (unless such failure to be satisfied is attributor primarily to a breach by Investor of its representations, warranties, covenants and agreements in this Agreement). (d) by Contributor upon written notice to Investor if (i) all the conditions set forth in set forth in Article VII have been satisfied or waived (other than conditions that by their terms or nature are to be satisfied at the Closing) on the date that the Closing should have been

70 consummated in accordance with Section 2.3, (ii) Contributor has confirmed by notice to Investor that all the conditions set forth in Article VII have been satisfied (other than conditions that by their terms or nature are to be satisfied at the Closing) or that it is willing to waive and waives any such unsatisfied conditions and that Contributor and the Company are ready, willing and able to consummate the Closing and (iii) the Transactions are not consummated on or prior to the tenth Business Day after the Closing is required to occur pursuant to Section 2.3; (e) by Investor upon written notice to Contributor if Contributor or the Company shall have breached or failed to perform any of their respective representations, warranties, covenants or other agreements contained in this Agreement, and such breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) and (ii) (x) cannot be or is not cured prior to the Outside Date or (y) has not been cured prior to the date that is [*****] from the date that Contributor are notified by Investor in writing of such breach or failure to perform; provided, that the right to terminate this Agreement under this Section 8.1(e) shall not be available to Investor if Investor is then in beach or has failed to perform any of its respective representations, warranties, covenants or other agreements that would give rise to a failure of a condition set forth in Section 7.3(a) or Section 7.3(b) (unless such failure to be satisfied is attributor primarily to a breach by Contributor of its representations, warranties, covenants and agreements in this Agreement). 8.2 Effect of Termination. (a) In the event of termination of this Agreement by either or both of Contributor, on one hand, and Investor, on the other hand, pursuant to Section 8.1, this Agreement shall terminate and become void and have no effect, and there shall be no Liability on the part of any Party to this Agreement, except as set forth in this Section 8.2; provided, however, that (i) the provisions of (A) this Section 8.2, (B) Section 5.3 (Confidentiality), (C) Section 5.5 (Public Announcements), and (D) Article X (General Provisions) shall survive any termination of this Agreement and (ii) nothing in this Agreement shall relieve any Party from Liability for any Fraud or willful and material breach of this Agreement. (b) In the event of a termination of this Agreement (A) by Contributor pursuant to Section 8.1(c) or Section 8.1(d), (B) by Investor pursuant to Section 8.1(e), or (C) by either Contributor or Investor pursuant to Section 8.1(b)(i) where such terminating party could have also terminated this Agreement pursuant to Section 8.1(c) due to a breach or failure to perform by the other party (each such terminating party or non-breaching party, as applicable, the “Receiving Party” and the other party, the “Paying Party”), the Paying Party will promptly, but in no event later than [*****] after the Receiving Party delivers to the Paying Party reasonable documentation supporting such expenses, pay or cause to be paid to the Receiving Party (or its designee(s)), by wire transfer of same day funds reasonable and documented out-of-pocket expenses incurred in connection with this Agreement and the Transactions (including attorneys’, accountants’ and investment bankers’ fees) (such reimbursement obligation, the “Termination Expense Reimbursement”). Nothing in this Section 8.2(b) will limit the right of Contributor and each of its Affiliates or Representatives (i) to bring or maintain any action, suit, claim, investigation or proceeding for injunction, specific performance or other equitable relief as provided in Section 10.10 or (ii) to bring or maintain any action, suit, claim, investigation or proceeding against Investor or its Affiliates arising out of or in connection with any breach of the Confidentiality

71 Agreement. Each Party acknowledges that the agreements contained in this Section 8.2 are an integral part of the Transactions, and that, without these agreements, the Parties would not enter into this Agreement. For the avoidance of doubt, while the Receiving Party may pursue both a grant of specific performance and the payment of the Termination Expense Reimbursement, under no circumstances will the Receiving Party be permitted or entitled to receive both a grant of specific performance to cause the Closing to be consummated and the Termination Expense Reimbursement, and in no circumstances will the Paying Party be required to pay the Termination Expense Reimbursement on more than one occasion once paid in full. (c) Notwithstanding anything to the contrary set forth in this Agreement, the Parties agree that, in circumstances where the Termination Expense Reimbursement is owed pursuant to Section 8.2(b) (and only in such circumstances), (i) the Receiving Party’s receipt in full of the Termination Expense Reimbursement pursuant to Section 8.2(b), except with respect to any claims under the Confidentiality Agreement (the “Surviving Claims”), shall constitute the sole and exclusive monetary remedy of the Receiving Party and its Affiliates against Paying Party and its Affiliates for all losses and damages suffered as a result of the failure of the Transactions to be consummated, and (ii) upon satisfaction of the Surviving Claims, the Paying Party and its Affiliates shall have no further liability or obligation to the Receiving Party or its Affiliates relating to or arising out of this Agreement or the Transactions. 8.3 Extension; Waiver. At any time prior to the Closing, Contributor, on the one hand, or Investor, on the other hand, may (a) extend the time for performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties of the other Party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions of the other Party contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party granting such extension or waiver. ARTICLE IX INDEMNIFICATION 9.1 Survival of Representations, Warranties, Covenants and Agreements. The representations and warranties of Contributor and Investor and the covenants, agreements and obligations of Contributor, Contributor Parent and Investor that by their terms contemplate performance prior to the Closing contained in this Agreement or in any certificate required to be delivered pursuant to this Agreement will not survive the Closing. Notwithstanding the foregoing sentence, (a) any claim for Fraud shall survive the Closing until the expiration of the applicable statute of limitations, (b) any claims arising from a breach of the General Contributor Group Representations shall survive the Closing until the date that is [*****] after the Closing Date, other than breaches of those representations and warranties set forth in Section 3.13 (Tax Matters) as to which a claim may be made until the expiration of the applicable statute of limitations (taking into account permitted extensions) plus 90 days, (c) any claims arising from a breach of the representations and warranties of Fundamental Contributor Group Representations until the date that is six years from the Closing Date, and (d) any covenant or agreement of Contributor, the Company or Investor to be performed, in whole or in part, after the Closing Date shall survive the Closing in accordance with its terms; provided, however, that, to the extent any Ancillary Agreement expressly provides that such Ancillary Agreement shall be the exclusive source of

72 rights and remedies with respect to the matters addressed therein, any covenants, agreements, obligations, representations or warranties that are addressed in the Ancillary Agreement shall be governed exclusively by such Ancillary Agreement, and no Party shall have any rights or remedies under this Agreement with respect to such matters. As a condition precedent to any claim for indemnification under this Article IX, none of the Indemnified Parties shall have any right to recover any amounts pursuant to Section 9.2, Section 9.3 or Section 9.4, respectively, in respect of any representations, warranties, covenants or agreements unless a Claim Notice is given to the other party pursuant to Section 9.5 prior to the expiration of the applicable survival period, if any, for such representation, warranty, covenant or agreement, in which case such representation, warranty, covenant or agreement shall survive as to such claim until such claim has been finally resolved, without the requirement of commencing any Action in order to extend such survival period or preserve such claim. Failure to deliver such Claim Notice prior to the expiration of the applicable survival period shall result in a forfeiture of the Indemnified Party’s right to seek or recover any amounts in respect of such claim pursuant to this Article IX. 9.2 Indemnification by Contributor Parent for Company Group Losses. Subject to the provisions of this Article IX, effective as of and after the Closing Date, the Contributor Parent shall, jointly and severally, indemnify, defend and hold harmless the Company Group Indemnified Parties, from and against, without duplication, any and all Losses incurred or suffered by any member of the Company Group Indemnified Parties (“Company Group Losses”), respectively, to the extent arising out of or relating to: (a) any breach or inaccuracy of any Fundamental Contributor Group Representations, to the extent such Fundamental Contributor Group Representation is also a Company Group Losses Representation; (b) any breach or inaccuracy of any General Contributor Group Representations, to the extent such General Contributor Group Representation is also a Company Group Loss Representation; or (c) any Deferred Transfer Losses incurred or suffered by any Company Group Indemnified Party. For the avoidance of doubt, Investor shall be permitted to cause the Company Group Indemnified Parties to enforce any of their indemnification rights set forth in this Article IX. 9.3 Indemnification by Contributor Parent for Investor Losses. Subject to the provisions of this Article IX, effective as of and after the Closing Date, the Contributor Parent shall, jointly and severally, indemnify, defend and hold harmless the Investor Indemnified Parties, from and against, without duplication, any and all Losses incurred or suffered by any member of the Investor Indemnified Parties (“Investor Losses”), respectively, to the extent arising out of or relating to: (a) any breach or inaccuracy of any Fundamental Contributor Group Representations, to the extent such Fundamental Contributor Group Representation is also an Investor Loss Representation;

73 (b) any breach or inaccuracy of any General Contributor Group Representations, to the extent such General Contributor Group Representation is also an Investor Loss Representation; (c) any Excluded Liabilities or Excluded Assets; (d) the Pre-Closing Reorganization (including as a result of any breach of Contributor’s obligations or covenants hereunder relating to the Pre-Closing Reorganization); or (e) any breach of any covenant or agreement by Contributor contained in this Agreement or any schedule, certificate or other document delivered pursuant hereto or in connection with the transactions contemplated hereby. For purposes of this Section 9.3, Investor Losses shall be calculated as an amount equal to the product of (x) the Investor’s then-current Membership Percentage (as defined in the Company A&R LLCA), multiplied by (y) the aggregate diminution in value of the Company as a result of any of the foregoing. 9.4 Indemnification by Company for Contributor Losses. Subject to the provisions of this Article IX, effective as of and after the Closing Date, the Company shall indemnify, defend and hold harmless the Contributor Indemnified Parties, from and against, without duplication, any and all Losses incurred or suffered by any of the Contributor Indemnified Parties (“Contributor Losses”), respectively, to the extent arising out of or relating to any Transferred Assets or Assumed Liabilities. Notwithstanding anything to the contrary herein, the right to indemnification under this Section 9.4 shall only apply to Contributor Losses resulting from a claim by a Third Party directly against any Contributor Indemnified Party, and not to any Contributor Losses suffered indirectly solely as a result of such Contributor Indemnified Party’s ownership interest in the Company or any of the Transferred Subsidiaries. 9.5 Indemnification Procedures. (a) A Person that may be entitled to be indemnified under this Agreement (including pursuant to Investor’s right to cause the Company Group Indemnified Parties to enforce their indemnification rights) (the “Indemnified Party”) shall promptly notify the Person liable for such indemnification (the “Indemnifying Party”) in writing describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand (such writing, a “Claim Notice”). If an Indemnified Party seeks indemnification from any pending or threatened claim or demand that the Indemnified Party has determined gives or would reasonably be expected to give rise to a right of indemnification under this Agreement (including a pending or threatened claim or demand asserted by a Third Party against the Indemnified Party, such claim being a “Third-Party Claim”), then the Indemnified Party shall promptly deliver a Claim Notice to the Indemnifying Party. Notwithstanding anything to the contrary in this Agreement, an Indemnified Party shall have no right to recover any amounts pursuant to Section 9.2, Section 9.3 or Section 9.4, as applicable, unless such Indemnified Party has delivered a Claim Notice to the Indemnifying Party in accordance with Section 9.5(a) prior to the expiration of any applicable survival period specified in Section 9.1 for the applicable representation, warranty, covenant or agreement. Each Party shall be entitled to submit a claim for damages on behalf of their respective Indemnified

74 Parties hereunder and shall be entitled to act on any such Indemnified Party’s behalf for all purposes of this Article IX. (b) Upon receipt of a Claim Notice of a Third-Party Claim for indemnity from an Indemnified Party pursuant to this Section 9.5, the Indemnifying Party will be entitled, by notice to the Indemnified Party delivered within [*****] of the receipt of notice of such Third-Party Claim (or sooner if notice of the Third-Party Claim so requires), to assume the defense and control of such Third-Party Claim (at the expense of such Indemnifying Party, which expenses shall not be applied against any indemnity limitation herein); provided, that the Indemnifying Party may not, without the Indemnified Party’s written consent, assume such defense to the extent (i) the Third-Party Claim is in respect of any matter involving criminal Liability, (ii) the Indemnified Party is also a party to such Third-Party Claim and the Indemnified Party has been advised in writing by outside counsel that there are one or more legal defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party and that could be materially adverse to the Indemnifying Party, (iii) upon petition by the Indemnified Party, an appropriate court of competent jurisdiction rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend such Third-Party Claim, or (iv) the Third-Party Claim seeks the imposition of an equitable or injunctive remedy against the Indemnified Party or any of its Affiliates, and the Indemnified Party shall have the right to defend, at the expense of the Indemnifying Party, any such Third-Party Claim described in the foregoing clauses (i)-(iv). If the Indemnifying Party assumes the defense of any Third-Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Party. If the Indemnifying Party does not assume the defense and control of any Third-Party Claim pursuant to this Section 9.5(b), the Indemnified Party shall be entitled to assume and control such defense, but the Indemnifying Party may nonetheless participate in the defense of such Third-Party Claim with its own counsel and at its own expense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has failed to assume the defense thereof. If the Indemnifying Party assumes the defense and control of a Third-Party Claim, the Indemnifying Party shall select counsel, contractors and consultants of recognized standing and competence and shall use commercially reasonable efforts in the defense or settlement of such Third-Party Claim. The Parties and the Company, as the case may be, shall, and shall cause each of their Affiliates and Representatives to, at the Indemnifying Party’s expense, reasonably cooperate with the Indemnifying Party in the defense of any Third-Party Claim, including by furnishing books and records, personnel and witnesses, as appropriate for any defense of such Third-Party Claim. If the Indemnifying Party has assumed the defense and control of a Third-Party Claim, it shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third-Party Claim, in its sole discretion and without the consent of any Indemnified Party; provided, that, such settlement or judgment does not (i) impose any equitable or other non-monetary remedies or obligations on the Indemnified Party but involves solely the payment of money damages for which the Indemnified Party will be indemnified hereunder and (ii) involve a finding or admission of wrongdoing or any violation of Law or any violation of the rights of any Person by the Party, and the Indemnifying Party shall (x) pay or cause to be paid all amounts in such settlement or judgment and (y) obtain, as a condition of any settlement or other resolution, a complete and unconditional release from all Liability of the Indemnified Parties potentially affected by such Third-Party Claim. No

75 Indemnified Party will consent to the entry of any judgment or enter into any settlement or compromise with respect to a Third-Party Claim without the prior written consent of the Indemnifying Party, with such consent not to be unreasonably withheld; provided, that, notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim if it irrevocably waives in a writing delivered to the Indemnifying Party any right to indemnity therefor under this Agreement. (c) The Indemnifying Party shall not be entitled to require that any action be made or brought against any other Person before action is brought or claim is made against it hereunder by the Indemnified Party. (d) Notwithstanding the provisions of Section 10.2, each Indemnifying Party hereby consents to the nonexclusive jurisdiction of any court in which an Action in respect of a Third-Party Claim is brought against any Indemnified Party for purposes of any claim that an Indemnified Party may have under this Agreement with respect to such Action or the matters alleged therein and agrees that process may be served on each Indemnifying Party with respect to such claim anywhere. (e) As a condition precedent to the Indemnified Party’s right to seek or receive any indemnification under Section 9.2 or Section 9.4, the Indemnified Party shall, and shall cause its Affiliates to, make available to the Indemnifying Party, upon reasonable request and at times and in a manner that does not unreasonably disrupt the business operations of the Indemnified Party, all non-privileged books, records, documents, data and personnel, as reasonably necessary, for the Indemnifying Party to evaluate, defend or otherwise respond to any claim for which indemnification is sought hereunder. (f) The Parties acknowledge and agree that strict compliance with the procedures set forth in Section 9.5, including without limitation the delivery of a Claim Notice in accordance with Section 9.5(a) and the cooperation obligations set forth in Section 9.5(e), is a material obligation hereunder and constitutes a condition precedent to any Indemnified Party’s right to recover any amounts pursuant to Article IX of this Agreement. 9.6 Exclusive Remedy and Release. Except in the case of Fraud or willful and material breach, except with respect to the matters covered by Section 10.10, and subject to Section 9.1, Investor and Contributor acknowledge and agree that, following the Closing, the indemnification provisions of Section 9.2, Section 9.3 and Section 9.4 shall be the sole and exclusive remedies of Investor and Contributor, respectively, and their respective Affiliates, for any Losses (including any Losses from claims for breach of contract, warranty, tortious conduct (including negligence) or otherwise and whether predicated on common law, statute, strict liability or otherwise) that Investor or Contributor may at any time suffer or incur, or become subject to, as a result of, or in connection with the Transactions, including any breach of any representation or warranty in this Agreement by any Party, or any failure by any Party to perform or comply with any covenant or agreement that, by its terms, was to have been performed, or complied with, under this Agreement. Without limiting the generality of the foregoing, Investor and Contributor hereby irrevocably waives any right of rescission they or their respective Affiliates may otherwise have or to which they may become entitled.

76 9.7 Additional Indemnification Provisions. With respect to each indemnification obligation contained in this Article IX, all Losses shall be net of any third-party insurance and indemnity proceeds that are actually recovered by the Indemnified Party in connection with the facts giving rise to the right of indemnification (it being agreed that if third-party insurance or indemnification proceeds in respect of such facts are recovered by the Indemnified Party subsequent to the Indemnifying Party’s making of an indemnification payment in satisfaction of its applicable indemnification obligation, such proceeds shall be promptly remitted to the Indemnifying Party to the extent of the indemnification payment made). The intent of this provision is merely to avoid “double counting” and not to otherwise limit any right to recover for such Losses in excess thereof. Notwithstanding any other provision to the contrary in this Agreement, for the purposes of determining whether there has been a breach or inaccuracy of any representation or warranty, or the amount of any Company Group Losses or Investor Losses related to any such breach or inaccuracy, the representations and warranties set forth in this Agreement or in any certificate required to be delivered pursuant to Section 7.2(a), shall be considered without giving effect to any materiality limitation or qualification (including the terms “material” or “Material Adverse Effect”). Any indemnity payment made to the Company pursuant to this Article IX shall be treated as an adjustment to the Initial Investor Contribution for Tax purposes except to the extent otherwise required by applicable Law. 9.8 Limitation of Liability. (a) No Indemnified Party shall be entitled to recover from an Indemnifying Party more than once in respect of Company Group Losses or Investor Losses resulting from the same individual claim or series of related claims; provided, that where a breach of a General Contributor Group Representation or Fundamental Contributor Group Representation results in both a Company Group Loss and an Investor Loss, both the Company Group Indemnified Parties and the Investor Indemnified Parties, as applicable, shall be entitled to seek recovery (without, for the avoidance of doubt, any duplicative recovery by any such Persons directly or indirectly (for the avoidance of doubt, recovery for certain Losses by the Company Group Indemnified Parties shall not, unto itself, constitute indirect recovery by the Investor Indemnified Parties with respect to other Losses arising from the same or substantially related facts that are otherwise directly incurred by such Investor Indemnified Parties)). Any Liability for indemnification hereunder shall be determined without duplication of recovery by reason of state of facts giving rise to such Liability constituting a breach of more than one representation, warranty, covenant or agreement. (b) The Contributor Parent shall not be required to indemnify the Company Group Members in respect of any Company Group Losses or Investor Losses subject to indemnification under Section 9.2(b), Section 9.3(b), Section 9.3(c) or Section 9.3(d), respectively, unless and until (i) each individual claim for Company Group Losses or Investor Losses exceeds $[*****] (the “Indemnity Threshold”) and (ii) the aggregate of all such Company Group Losses or Investor Losses subject to indemnification under such subsection (excluding any Company Group Losses or Investor Losses that do not exceed the Indemnity Threshold) exceeds an amount equal to [*****] of the Initial Investor Contribution (in each case, an “Indemnity Deductible”), in which case Contributor Parent shall be required to indemnify the Company Group Indemnified Parties or Investor Indemnified Parties only for the losses under such subsection in excess of the applicable Indemnity Deductible.

77 (c) The maximum amount of Company Group Losses or Investor Losses that the Contributor Group will be liable for, or that may be recovered by the Company Group Indemnified Parties or Investor Indemnified Parties (except for any claim of Fraud): (i) pursuant to Section 9.2(a), Section 9.3(a), Section 9.3(c), or Section 9.3(d), will not, in the aggregate, exceed the amount of the Initial Investor Contribution and the portion of the Post-Closing Commitment Amount [*****]; and (ii) pursuant to Section 9.2(b), will not, in the aggregate, exceed an amount that is [*****]. ARTICLE X GENERAL PROVISIONS 10.1 Headings; Definitions. The Section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. 10.2 Governing Law; Jurisdiction and Forum; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts executed and to be performed wholly within such State and without reference to the choice-of-law principles that would result in the application of the Laws of a different jurisdiction. (b) Each Party irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, solely if such court declines jurisdiction, in any federal court located in the State of Delaware) any Action arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such Action may be heard and determined in such court. Each Party hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Action. The Parties further agree, (i) to the extent permitted by Law, that final and nonappealable judgment against any of them in any Action contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the U.S. by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment and (ii) that service of process upon such Party in any such Action shall be effective if notice is given in accordance with Section 10.6. (c) Each Party to this Agreement waives trial by jury in any Action brought by any of them against the other arising out of or in any way connected with this Agreement, or any other agreements executed in connection herewith or the administration thereof or any of the Transactions. No Party to this Agreement shall seek a jury trial in any Action based upon, or arising out of, this Agreement or any related instruments or the relationship between the Parties. No Party will seek to consolidate any such Action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. Each Party to this Agreement certifies that it has been induced to enter into this Agreement or instrument by, among other things, the mutual waivers and certifications set forth above in this Section 10.2. No Party has in any way agreed with or represented to any other Party that the provisions of Section 10.2 will not be fully enforced in all instances.

78 10.3 Entire Agreement. This Agreement, together with the other Transaction Documents, Confidentiality Agreement and the Exhibits and Schedules hereto and thereto, constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes any prior discussion, correspondence, negotiation, proposed term sheet, agreement, understanding or arrangement, and there are no agreements, understandings, representations or warranties between the Parties other than those set forth or referred to in this Agreement. 10.4 No Third-Party Beneficiaries. Except as otherwise expressly provided herein, including Section 5.7, Section 9.2 and Section 9.5, which are intended to benefit, and to be enforceable by, the Persons specified therein, this Agreement and the Exhibits and Schedules hereto, is not intended to confer on or on behalf of any Person not a party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with this Agreement without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties hereto of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. 10.5 Expenses. Except as set forth in Section 8.2(b) or as otherwise set forth in this Agreement, whether the Transactions are consummated or not, all legal and other costs and expenses (including attorneys’, accountants’ and investment bankers’ fees and other out-of-pocket expenses) incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such costs and expenses unless expressly otherwise contemplated in this Agreement; provided, that, the Company shall pay and be fully responsible for Transfer Taxes incurred in connection with this Agreement pursuant to Section 6.1 (except with respect to the Pre-Closing Reorganization). For the avoidance of doubt, the Company shall not be responsible for (x) any Investor Transaction Expenses or (y) except as set forth in this Section 10.5, any other fees, costs and expenses incurred by Contributor and their Affiliates (including their Subsidiaries) in connection with the Transactions. 10.6 Notices. All notices and other communications to be given or made hereunder shall be in writing and shall be deemed to have been duly given or made (a) on the date of delivery to the recipient thereof if received prior to 5:00 p.m. in the place of delivery and such day is a Business Day (or otherwise on the next succeeding Business Day) if (i) served by personal delivery or by an internationally recognized overnight courier service to the Person for whom it is intended or (ii) delivered by registered or certified mail, return receipt requested, or (b) on the date of transmittal if sent by email prior to 5:00 p.m. Eastern Time on a Business Day (or otherwise on the next succeeding Business Day), provided no “bounce back” or similar message of non-delivery is received with respect thereto, in each case to the address provided immediately below (or at such other address as such Party shall designate by like notice): (a) If to Contributor or the Company:

79 Ameresco, Inc. 111 Speen St #410 Framingham, MA 01701 Attn: David J. Corrsin; Mark Chiplock Email: [*****] with a copy to (which shall not constitute notice): Kirkland & Ellis LLP 609 Main Street Houston, TX 77002 Attn: Cyril V. Jones, P.C. Email: [*****] Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Attn: David Feirstein; Heath Mayo Email: [*****] (b) If to Investor or HASI: HASI Celtic Investor LLC c/o Hannon Armstrong Capital, LLC One Park Place, Suite 200 Annapolis, MD 21401 Attention: Legal Department, Asset Management Email: [*****] with a copy to (which shall not constitute notice): Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166-0193 Attention: Daniel S. Alterbaum; Nicholas H. Politan Jr. Email: [*****] 10.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement and their respective successors and assigns; provided, however, that no Party to this Agreement may directly or indirectly assign any or all of its rights or delegate any or all of its obligations under this Agreement without the express prior written consent of the other Party to this Agreement. 10.8 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Party against whom enforcement of any such modification or amendment is sought. Any failure of Investor or Contributor to comply with any obligation, covenant, agreement or condition contained herein may be expressly waived in writing by Contributor in the event of any such failure by Investor, or by Investor, in the event of any such failure by Contributor. The waiver by any Party to this Agreement of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

80 10.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible. 10.10 Specific Performance. The Parties agree that irreparable damage, for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the Parties fail to take any action required of them hereunder to consummate the Transactions. It is accordingly agreed that (a) the Parties will be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof (including, for the avoidance of doubt, to cause Investor to consummate the Transactions) in the courts described in Section 10.2 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific performance and other equitable relief is an integral part of the Transactions and without that right, neither the Company, Contributor nor Investor would have entered into this Agreement. With respect to any such Action, the Parties hereby irrevocably consent to the non-exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, solely if such court declines jurisdiction, in any federal court located in the State of Delaware), waive any objection to venue or personal jurisdiction in such court, and waive personal service of process; and the Parties agree that all such service of process may be made in accordance with the procedures set forth in Section 10.6 or by any other manner permitted by applicable law. Notwithstanding the foregoing, it is expressly agreed that the Company and Contributor will be entitled to specific performance of Investor’s obligation to consummate the Transactions if and only if (i) all conditions set forth in Section 7.1 and Section 7.2 have been satisfied or waived in full (other than those that by their terms or nature are to be satisfied at the Closing) and Investor fails to complete the Closing by the date the Closing is required to have occurred pursuant to Section 2.3 and (ii) the Company has irrevocably confirmed that the conditions set forth in Section 7.1 and Section 7.2 have been satisfied or waived in full (other than those that by their terms or nature are to be satisfied at the Closing) and the Company stands ready, willing and able to perform its obligation to effect the Closing. The Parties agree not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at Law. The Parties acknowledge and agree that any Party pursuing an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 10.10 will not be required to provide any bond or other security in connection with any such Order. The remedies available to the Company pursuant to this Section 10.10 will be in addition to any other remedy to which they were entitled at Law or in equity, and the election to pursue an injunction or specific performance will not restrict, impair or otherwise limit the Company from seeking to collect or collecting damages related to Investor’s Fraud or willful breach of this Agreement; provided, that under no circumstance shall the

81 Company be entitled to receive both a grant of specific performance to require Investor to consummate the Closing under this Section 10.10 and monetary damages for Investor’s failure to close. 10.11 Disclosure Schedule References. The Parties agree that the disclosure set forth in any particular section or subsection of the Disclosure Schedules shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties of Contributor that are set forth in the corresponding Section or subsection of Article III or Article IV of this Agreement; and (b) any other representations and warranties of Contributor that are set forth in Article III of this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties is reasonably apparent on the face of such disclosure. 10.12 No Admission. Nothing herein shall be deemed an admission by Contributor, in any Action or investigation involving a third party, that Contributor or any such third party is or is not in breach or violation of, or in default in, the performance or observance of any term or provisions of any Contract. 10.13 Further Assurances. Each of the Parties shall, and shall cause its respective Affiliates to, from time to time at the request of another Party, without any additional consideration, furnish such requesting Party such further information or assurances, execute and deliver such additional documents, instruments and conveyances, and take such other actions and do such other things, as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the other Transaction Documents and give full effect to and consummate the Transactions, including to vest in Company or its designated Affiliates good and valid title to the Transferred Interests. 10.14 Counterparts. This Agreement may be executed in one or more counterparts, and by either of the Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by .pdf, .tif, .gif or similar attachment to electronic mail shall be as effective as delivery of a manually executed counterpart of this Agreement. 10.15 Non-Recourse. This Agreement may only be enforced against, and any action, suit, claim, investigation or proceeding based upon, arising out of or related to this Agreement may only be brought against, the Persons that are expressly named as parties to this Agreement or the Guaranty. Except to the extent named as a party to this Agreement, the Guaranty, and then only to the extent of the specific obligations of such parties set forth in this Agreement or the Guaranty, no past, present or future shareholder, member, partner, manager, director, officer, employee, Affiliate, agent or Representative of any Party or any Subsidiary of the Company or Contributor will have any liability (whether in contract, tort, equity or otherwise) for any of the representations, warranties, covenants, agreements or other obligations or liabilities of any of the parties to this Agreement or for any action, suit, claim, investigation, or proceeding based upon, arising out of or related to this Agreement. Remainder of page intentionally left blank; signature pages follow.

EXHIBIT D IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the Parties as of the day first above written. CONTRIBUTOR PARENT AMERESCO, INC. By: /s/ George P. Sakellaris Name: George P. Sakellaris Title: Chief Executive Officer CONTRIBUTOR AMERESCO BIOGAS HOLDCO LLC By: /s/ Michael T. Bakas Name: Michael T. Bakas Title: Authorized Representative COMPANY NEOGENYX FUELS LLC By: /s/ Michael T. Bakas Name: Michael T. Bakas Title: Authorized Representative

2 INVESTOR HASI CELTIC INVESTOR LLC By: /s/ Charles W. Melko Name: Charles W. Melko Title: Senior Managing Director and Treasurer INVESTOR PARENT HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC. By: /s/ Charles W. Melko Name: Charles W. Melko Title: Senior Managing Director and Treasurer

EXHIBIT D AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF NEOGENYX FUELS LLC DATED AS OF [ ], 2026 THE UNITS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER APPLICABLE SECURITIES LAWS. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH LAWS OR EXEMPTIONS THEREFROM. THE UNITS ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THIS AGREEMENT, AND NEOGENYX FUELS LLC, RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH UNITS UNLESS AND UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF THIS AGREEMENT SHALL BE PROMPTLY FURNISHED BY NEOGENYX FUELS LLC, TO THE HOLDER OF ANY UNITS UPON WRITTEN REQUEST AND WITHOUT CHARGE.

i TABLE OF CONTENTS Page ARTICLE I DEFINITIONS; INTERPRETATION 1.1 Defined Terms .....................................................................................................................2 1.2 Interpretation; Absence of Presumption ............................................................................25 ARTICLE II THE TRANSACTIONS 2.1 Transactions .......................................................................................................................27 2.2 Deferred Transfers. ............................................................................................................27 2.3 Closing ...............................................................................................................................29 ARTICLE III REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR GROUP 3.1 Organization; Authority; Enforceability ............................................................................29 3.2 Capitalization .....................................................................................................................30 3.3 Consents and Approvals; No Violations ............................................................................30 3.4 Financial Statements; Absence of Undisclosed Liabilities; Indebtedness .........................31 3.5 No Material Adverse Effect ...............................................................................................32 3.6 Absence of Certain Changes or Events ..............................................................................32 3.7 Litigation ............................................................................................................................32 3.8 Permits; Compliance with Law ..........................................................................................32 3.9 Labor Matters .....................................................................................................................33 3.10 Employee Benefit Plans .....................................................................................................34 3.11 Real Property; Leases ........................................................................................................35 3.12 Environmental Matters.......................................................................................................37 3.13 Tax Matters ........................................................................................................................37 3.14 Material Contracts. .............................................................................................................41 3.15 Intellectual Property ...........................................................................................................44 3.16 Intercompany Arrangements ..............................................................................................47 3.17 Brokers ...............................................................................................................................47 3.18 Insurance ............................................................................................................................47 3.19 Sufficiency of Assets; Title to Assets ................................................................................47 3.20 Solvency .............................................................................................................................48 3.21 Activities of the Company .................................................................................................48 3.22 Anti-Corruption Laws, AML Customs and Trade Control Laws, and Sanctions ..............48 3.23 No TID U.S. Business ........................................................................................................49 3.24 Bank Accounts ...................................................................................................................49 3.25 Regulatory ..........................................................................................................................49 3.26 No Other Representations or Warranties ...........................................................................50

TABLE OF CONTENTS (continued) Page ii ARTICLE IV REPRESENTATIONS AND WARRANTIES OF INVESTOR 4.1 Organization; Authority; Enforceability ............................................................................50 4.2 Solvency .............................................................................................................................51 4.3 Consents and Approvals; No Violations ............................................................................51 4.4 Guaranty .............................................................................................................................51 4.5 Available Funds .................................................................................................................51 4.6 Brokers ...............................................................................................................................51 4.7 Acquisition of Interests for Investment..............................................................................52 4.8 Litigation ............................................................................................................................52 4.9 Taxes ..................................................................................................................................52 4.10 No Other Representations or Warranties ...........................................................................52 ARTICLE V ADDITIONAL AGREEMENTS 5.1 Interim Covenants ..............................................................................................................53 5.2 Access to Information ........................................................................................................54 5.3 Confidentiality ...................................................................................................................55 5.4 Reasonable Best Efforts .....................................................................................................56 5.5 Public Announcements ......................................................................................................57 5.6 Litigation Support ..............................................................................................................57 5.7 Directors and Officers ........................................................................................................58 5.8 Misallocated Assets and Liabilities ...................................................................................59 5.9 Payments ............................................................................................................................60 5.10 Guaranties ..........................................................................................................................61 5.11 Intellectual Property Licenses ............................................................................................61 5.12 Assignment of Completion Guaranties ..............................................................................63 5.13 Pre-Closing Reorganization ...............................................................................................63 5.14 Insurance Matters ...............................................................................................................63 5.15 Bonuses and Commissions ................................................................................................64 5.16 Termination of Intercompany Arrangements.....................................................................64 5.17 PJM Manual 14D ...............................................................................................................64 5.18 Noncompetition Enforcement ............................................................................................64 5.19 Management Incentive Plan ...............................................................................................64 5.20 Office Leases .....................................................................................................................64 ARTICLE VI TAX MATTERS 6.1 Transfer Taxes ...................................................................................................................65

TABLE OF CONTENTS (continued) Page iii 6.2 Tax Treatment ....................................................................................................................65 ARTICLE VII CONDITIONS TO OBLIGATIONS TO CLOSE 7.1 Conditions to Obligation of Each Party to Close ...............................................................65 7.2 Conditions to Investor’s Obligation to Close.....................................................................65 7.3 Conditions to the Company’s and Contributor’s Obligation to Close ...............................66 7.4 Deliveries at Closing ..........................................................................................................67 7.5 Frustration of Closing Conditions ......................................................................................69 ARTICLE VIII TERMINATION 8.1 Termination ........................................................................................................................69 8.2 Effect of Termination .........................................................................................................70 8.3 Extension; Waiver ..............................................................................................................71 ARTICLE IX INDEMNIFICATION 9.1 Survival of Representations, Warranties, Covenants and Agreements..............................71 9.2 Indemnification by Contributor Parent for Company Group Losses .................................72 9.3 Indemnification by Contributor Parent for Investor Losses ..............................................72 9.4 Indemnification by Company for Contributor Losses .......................................................73 9.5 Indemnification Procedures ...............................................................................................73 9.6 Exclusive Remedy and Release .........................................................................................75 9.7 Additional Indemnification Provisions ..............................................................................76 9.8 Limitation of Liability........................................................................................................76 ARTICLE X GENERAL PROVISIONS 10.1 Headings; Definitions ........................................................................................................77 10.2 Governing Law; Jurisdiction and Forum; Waiver of Jury Trial ........................................77 10.3 Entire Agreement ...............................................................................................................78 10.4 No Third-Party Beneficiaries .............................................................................................78 10.5 Expenses ............................................................................................................................78 10.6 Notices ...............................................................................................................................78 10.7 Successors and Assigns......................................................................................................79 10.8 Amendments and Waivers .................................................................................................79 10.9 Severability ........................................................................................................................80 10.10 Specific Performance .........................................................................................................80

TABLE OF CONTENTS (continued) Page iv 10.11 Disclosure Schedule References ........................................................................................81 10.12 No Admission ....................................................................................................................81 10.13 Further Assurances.............................................................................................................81 10.14 Counterparts .......................................................................................................................81 10.15 Non-Recourse ....................................................................................................................81 ARTICLE XI ORGANIZATIONAL MATTERS AND GENERAL PROVISIONS 11.1 Formation .............................................................................................................................2 11.2 Name ....................................................................................................................................2 11.3 Principal Place of Business ..................................................................................................2 11.4 Registered Agent ..................................................................................................................2 11.5 Purpose and Powers of the Company ..................................................................................2 11.6 Term .....................................................................................................................................3 11.7 Filings; Qualification in Other Jurisdictions ........................................................................3 11.8 Company Property ...............................................................................................................4 11.9 Transactions with Members .................................................................................................4 11.10 Uncertificated Units .............................................................................................................4 11.11 Liability ................................................................................................................................4 ARTICLE XII CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; PREEMPTIVE RIGHTS 12.1 Capital Contributions ...........................................................................................................4 12.2 Securities ............................................................................................................................10 12.3 Maintenance of Capital Accounts ......................................................................................11 12.4 No Interest ..........................................................................................................................11 12.5 Withdrawal of Capital ........................................................................................................11 ARTICLE XIII CERTAIN RIGHTS AND OBLIGATIONS OF MEMBERS 13.1 Members ............................................................................................................................11 13.2 No Action on Behalf of the Company; No Dissent Rights ................................................11 13.3 Withdrawals .......................................................................................................................11 13.4 Member Meetings ..............................................................................................................11 13.5 Notice of Meetings .............................................................................................................11 13.6 Quorum; Telephonic Meetings ..........................................................................................12 13.7 Voting ................................................................................................................................12

TABLE OF CONTENTS (continued) Page v 13.8 Action Without a Meeting .................................................................................................13 13.9 Record Date .......................................................................................................................13 13.10 Member Approval Rights ..................................................................................................13 13.11 Management of the Company ............................................................................................13 13.12 Prohibited Person ...............................................................................................................14 13.13 Specified Foreign Entity ....................................................................................................14 ARTICLE XIV MANAGEMENT 14.1 Board ..................................................................................................................................14 14.2 Removal and Resignation ..................................................................................................16 14.3 Meetings of the Board ........................................................................................................16 14.4 Action Without a Meeting .................................................................................................18 14.5 Reserved Matters ...............................................................................................................18 14.6 Officers; Designation and Election of Officers; Duties .....................................................19 14.7 Interested Party Transactions .............................................................................................19 ARTICLE XV DISTRIBUTIONS; ACCOUNTING, TAX, FISCAL AND LEGAL MATTERS 15.1 Distributions .......................................................................................................................20 15.2 Allocations .........................................................................................................................22 15.3 Fiscal Year .........................................................................................................................22 15.4 Bank Accounts ...................................................................................................................23 15.5 Books of Account and Other Information .........................................................................23 ARTICLE XVI TRANSFER RESTRICTIONS 16.1 Restrictions on Transfers ...................................................................................................23 16.2 Right of First Offer ............................................................................................................26 16.3 Drag-Along Right ..............................................................................................................28 16.4 Tag-Along Right ................................................................................................................30 16.5 Call Option .........................................................................................................................32 16.6 Additional Members ..........................................................................................................33 16.7 Termination of Member Status ..........................................................................................34 16.8 Void Transfers ...................................................................................................................35 16.9 Registration Rights.............................................................................................................35

TABLE OF CONTENTS (continued) Page vi ARTICLE XVII COVENANTS 17.1 Confidentiality ...................................................................................................................35 17.2 Certain Tax Matters ...........................................................................................................38 17.3 Certain Tax Credit Matters ................................................................................................38 17.4 Publicity .............................................................................................................................41 17.5 Duties, Exculpation and Indemnification ..........................................................................41 17.6 Indemnification by Members. ............................................................................................44 17.7 Non-Competition; Business Opportunities ........................................................................46 17.8 Non-Solicitation .................................................................................................................48 ARTICLE XVIII INFORMATION RIGHTS; FINANCIAL REPORTING; BUDGETS 18.1 Financial and Other Information ........................................................................................48 18.2 Operations and Development Budget; Business Plan ........................................................50 18.3 Access to Management Personnel and Information...........................................................53 18.4 Liability ..............................................................................................................................53 ARTICLE XIX DISSOLUTION, LIQUIDATION AND TERMINATION 19.1 No Dissolution ...................................................................................................................53 19.2 Events Causing Dissolution ...............................................................................................54 19.3 Bankruptcy of a Member ...................................................................................................54 19.4 Winding Up ........................................................................................................................54 19.5 Distribution of Assets ........................................................................................................55 19.6 Distributions in Cash or in Kind ........................................................................................55 19.7 Claims of the Members ......................................................................................................55 ARTICLE XX MISCELLANEOUS 20.1 Further Assurances.............................................................................................................56 20.2 Amendments ......................................................................................................................56 20.3 Waiver ................................................................................................................................57 20.4 Entire Agreement ...............................................................................................................57 20.5 Third-Party Beneficiaries; Parties in Interest .....................................................................57

TABLE OF CONTENTS (continued) Page vii 20.6 Successors and Assigns......................................................................................................57 20.7 Severability ........................................................................................................................58 20.8 Governing Law and Venue; Waiver of Jury Trial; Specific Performance .........................58 20.9 Notices ...............................................................................................................................59 20.10 Counterparts .......................................................................................................................60 20.11 Interpretation; Construction ...............................................................................................60 ANNEXES, EXHIBITS AND SCHEDULES ANNEX A DEFINITIONS .............................................................................................................2 ANNEX B Tax Annex ....................................................................................................................1 ANNEX C Profits Units Annex ......................................................................................................1 Exhibit A Member Information ........................................................................................... A-1 Exhibit B Reserved Matters .................................................................................................B-1 Exhibit C Initial Budget .......................................................................................................C-1 Exhibit D Net Operating Cash Flows .................................................................................. D-1 Exhibit E Pre-Approved Projects ......................................................................................... E-1 Exhibit F Form of Operating and Construction Report ....................................................... F-1 Exhibit G Performance Improvement Plan ......................................................................... G-1 Exhibit H Annual Operating Budget ................................................................................... H-1 Exhibit I G&A and Development Budget ............................................................................ I-1 Exhibit J Pre-NTP Checklist ................................................................................................ J-1 Exhibit K NTP Checklist ..................................................................................................... K-1 Exhibit L Project Approval Process ..................................................................................... L-1

EXHIBIT D AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT This Amended and Restated Limited Liability Company Agreement (this “Agreement”) of Neogenyx Fuels LLC, a Delaware limited liability company (the “Company”), is made as of [•], 2026 (the “Effective Date”), by and among (i) AMRC Biofuels Holdco LLC, a Delaware limited liability company (“Initial Class A Member”), (ii) HASI Celtic Investor LLC, a Delaware limited liability company (“Initial Class B Member” and, together with Initial Class A Member, the “Initial Members”), (iii) each other Person who from time to time becomes a Member in accordance with the terms of this Agreement and the Act and for so long as it remains a Member (each a “Party” and together the “Parties”) and (iv) solely for purposes of 6.5, Ameresco, Inc., a Delaware corporation. RECITALS WHEREAS, the Company was formed as “Neogenyx Fuels LLC” on March 17, 2026, by the filing of a Certificate of Formation (as amended or otherwise modified from time to time, the “Certificate of Formation”) with the Secretary of State of the State of Delaware; WHEREAS, the Company is governed according to the terms and conditions of that certain Limited Liability Company Agreement, dated as of May 1, 2026 (the “Existing LLC Agreement”); WHEREAS, the Company, Initial Class B Member and Initial Class A Member entered into that certain Contribution and Equity Purchase Agreement, dated as of May 4, 2026 (as may be amended or restated from time to time in accordance with its terms, the “CEPA”), pursuant to which, among other things, (x) the Company consummated the Pre-Closing Reorganization, (y) on the date hereof, Initial Class B Member subscribed for from the Company, and the Company issued to Initial Class B Member, in exchange for 4,000,000 Class B Units of the Company, (i) the payment by Initial Class B Member to the Company of its Initial Capital Contribution and (ii) its Capital Commitment and (z) after the date hereof, Initial Class B Member agreed to contribute cash to the Company, in each case, as more particularly set forth therein; and WHEREAS, it is a condition to the Closing that the Existing LLC Agreement be amended and restated as set forth herein, among other things, in order to (i) reflect the Capital Contributions by, and the issuance of the Purchased Units to, the Initial Class B Member pursuant to the CEPA and this Agreement, (ii) admit the Initial Class B Member as a Member hereunder, (iii) reconstitute the Units (as defined in the Existing LLC Agreement) held by the Initial Class A Member immediately prior to the Effective Date and (iv) set forth the respective rights, powers and other terms of the Units and the Members with respect to each other and the Company. NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, effective upon the Closing, the Initial Members and the Company hereby agree as follows:

2 ARTICLE I ORGANIZATIONAL MATTERS AND GENERAL PROVISIONS 1.1 Formation. (a) The Company was formed as a Delaware limited liability company on March 17, 2026, by the filing of the Certificate of Formation in the office of the Secretary of State of the State of Delaware pursuant to the Act and the adoption of the Existing LLC Agreement. The Members desire to continue the Company for the purposes and upon the terms and subject to the conditions set forth herein. (b) The Company shall have two classes of interests designated as “Class A Units” and “Class B Units.” Each Unit shall represent a portion of the limited liability company interests of the Company, shall be voting, and shall be entitled to the distributions provided for in 5.1. (c) The Units shall have the rights and preferences in the assets of the Company, as expressly provided herein. A Unit shall for all purposes be personal property of the Member holding such Unit. (d) The name of each Member, together with the mailing address thereof, the number of Units held thereby, and such Member’s Capital Commitment and Capital Contributions, in each case, as of the Effective Date, is as set forth on Exhibit A. (e) This Agreement amends, restates and supersedes in its entirety the Existing LLC Agreement. 1.2 Name. The name of the Company as of the date hereof is “Neogenyx Fuels LLC”, and the Company’s business shall be carried on in this name with such variations and changes or in such other trade names as the Board deems necessary or appropriate. The Board shall have the power at any time to change the name of the Company. 1.3 Principal Place of Business. The principal place of business of the Company shall be located at such location as the Board may determine from time to time. The Company may also maintain such other office or offices at such other locations as the Board may determine from time to time. 1.4 Registered Agent. The Company’s registered agent and office in Delaware shall be as set forth in the Certificate of Formation. At any time, the Board may designate another registered agent or registered office. 1.5 Purpose and Powers of the Company. (a) The purpose of the Company is (i) to pursue the acquisition, pre- development, development, construction and operations of U.S. and non-U.S. Projects for biogas development, biogas production or development or production of other fuels or other commodities or ancillary products that stem from the biogas efforts (e.g., electricity, thermal, CO2, methanol hydrogen, sustainable aviation fuel, biodiesel and ammonia), (ii) to invest in each

3 Project Company that acquires and owns a Project and to hold, directly or indirectly through one or more Intermediate Holdco, equity interests in each such Project Company, (iii) to provide, or cause to be provided, development, management and other related services in connection with such Projects, (iv) to own, hold, develop, lease, manage, operate, finance, refinance, sell or otherwise dispose of the assets and properties of the Company and its Subsidiaries (clauses (i)- (iv), collectively, with such changes thereto as are approved by the Members in accordance with 4.5, the “Business”) and (v) to engage in all other lawful activities permitted under the Act and otherwise permitted by this Agreement that the Board deems necessary or advisable in connection with the foregoing. For the avoidance of doubt, the Business shall not include the Excluded Assets, Excluded Liabilities and the Excluded Ownership Interests. (b) On the terms and subject to the conditions of this Agreement, the Company shall have the power and authority to take any and all actions that limited liability companies may take under the Act and that are necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the Business. Without limiting the foregoing, but on the terms and subject to the conditions of this Agreement, the Company may in furtherance of its business and operations carry out its objectives and accomplish its purposes as principal or agent, directly or indirectly, alone or with associates, or as a member, stockholder, partner or participant in any firm, association, trust, corporation, partnership or other entity. (c) The Company shall do all things necessary to maintain its limited liability company existence separate and apart from each Member and any Affiliate of any Member, including by taking the following actions: (i) conducting its affairs separately from those of the Members and any Affiliate of any Member and maintaining accurate and separate books and records, (ii) acting solely in its own limited liability company name and not that of any other Person, including the Members and their respective Affiliates, (iii) not holding itself as having agreed to pay, or as being liable for, the obligations of the Members and their respective Affiliates, (iv) not commingling its assets with those of any other Person, (v) observing all limited liability company formalities required in this Agreement and the Certificate of Formation, (vi) paying the salaries of its own employees, if any, (vii) not acquiring obligations of its Members and their respective Affiliates, (viii) holding itself out as a separate entity and (ix) correcting any known misunderstanding regarding its separate identity. 1.6 Term. The term of the Company commenced on the date the Certificate of Formation was filed in the office of the Secretary of State of the State of Delaware and shall continue in full force and effect in perpetuity; provided, that the Company may be dissolved in accordance with this Agreement and the Act. 1.7 Filings; Qualification in Other Jurisdictions. The Company shall prepare any documents required to be filed or, in the Board’s or an authorized officer’s discretion, appropriate for filing under the Act, and the Company shall cause each such document to be filed in accordance with the Act, and, to the extent required by Law, to be filed and recorded, or notice thereof to be published, in the appropriate place in each jurisdiction in which the Company may hereafter establish a place of business. The Board may cause or authorize an officer to cause the Company to be qualified or registered under assumed or fictitious name statutes or similar Laws in any jurisdiction in which the Company transacts business where the Company is not currently so qualified or registered. Each officer shall execute, deliver and file any such documents (and

4 any amendments or restatements thereof) necessary for the Company to accomplish the foregoing. The Board may appoint any other authorized Persons to execute, deliver and file any such documents. 1.8 Company Property. All property of the Company, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity. No Member has any legal interest in such Company property or any portion thereof by virtue of being a “member” under the Act. 1.9 Transactions with Members. On the terms and subject to the conditions of this Agreement and applicable Law, (a) any Member or its equityholders or its or their respective Affiliates may (but shall not be obligated to) lend money to, act as a surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for and transact other business or enter into agreements with the Company and (b) subject to applicable terms and conditions of any definitive agreements entered into with the Company with respect to such matter in accordance with the terms hereof, may be afforded the same rights and obligations with respect to such matter as a Person who is not a Member (or equityholder thereof, or Affiliate of such Member or equityholder). 1.10 Uncertificated Units. Unless otherwise determined by the Board, Units and other Equity Securities of the Company will be in uncertificated form. 1.11 Liability. Except as otherwise set forth herein, in the Transaction Documents or as required by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, Manager or Company officer shall be obligated personally for any such debt, obligation or liability of the Company or for any losses of the Company solely by reason of being a Member or acting as a Manager or Company officer. Notwithstanding anything to the contrary set forth herein, to the fullest extent permitted by applicable Law, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Act shall not be grounds for imposing personal liability on any Member for liabilities of the Company. No Member (or any of its equityholders or its or their respective Affiliates) shall be required to be a guarantor for any indebtedness of the Company or any of its Subsidiaries. ARTICLE II CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; PREEMPTIVE RIGHTS 2.1 Capital Contributions. (a) Initial Capital Contributions. As of the date hereof, Initial Class A Member and Initial Class B Member have made (or are deemed to have made) Initial Capital Contributions in the amounts set forth on Exhibit A in exchange for or on account of Units. Notwithstanding anything to the contrary in this Agreement, the Class B Members shall be deemed for all purposes of this Agreement, other than with respect to Article V, to hold such number of Units as they would hold as if they funded their respective Capital Commitment in whole. For the avoidance of doubt, all equity interests in the Company existing prior to the

5 execution of this Agreement held by Initial Class A Member and any other Person, are hereby automatically (and without action by any Person) converted into and exchanged for the number of Units in accordance with this 2.1(a) as set forth on Exhibit A. Prior to the admission of a Person as a Member to the Company, such Person shall deliver to the Company an IRS Form W- 9, or other similar documentation or forms as the Company reasonably requests. (b) Availability Period Capital Contributions by the Class B Members. (i) Following receipt of a duly authorized Capital Call Notice that is validly delivered to each Class B Member pursuant to and in accordance with the requirements set forth in this 2.1(b)(i) and 2.1(b)(ii), during the Availability Period, the Class B Members shall make additional Capital Contributions in the form of cash in the amount set forth in such Capital Call Notice, up to the amount of the Class B Members’ Remaining Capital Commitment (the “Availability Period Capital Contributions”) on or prior to the date that payment thereof is required to be made to the Company as set forth in such Capital Call Notice (it being understood that, unless otherwise agreed in writing by the Class B Members, in no event shall any Class B Member be required to make aggregate Availability Period Capital Contributions in excess of its Remaining Capital Commitment and in no event shall such Class B Member’s aggregate Availability Period Capital Contributions exceed its Capital Commitment). Unless otherwise agreed by the Company and the applicable Class B Member, the amount payable pursuant to such Capital Call Notice shall be paid by wire transfer to an account designated by the Company in the Capital Call Notice, which account shall be held in the name of the Company. (ii) The Company shall deliver to each Class B Member a capital call notice (a “Capital Call Notice”) with respect to any Availability Period Capital Contribution, in the sole discretion of the Board, to be made (x) to fund any amounts in accordance with the Initial Budget or any future Operations and Development Budget approved in accordance with the terms hereof or (y) to fund Emergency Expenditures authorized by the Board pursuant to 8.2(e), which Capital Call Notice shall contain the following information: (A) the aggregate amount of Availability Period Capital Contributions requested in accordance with the then-applicable Operations and Development Budget or to fund the Emergency Expenditures, as applicable, and the purpose thereof; (B) the Availability Period Capital Contribution amount requested from Class B Member (which shall be equal to the pro rata portion of the aggregate amount of such Availability Period Capital Contributions based on each Class B Member’s Remaining Capital Commitment); (C) the bank account details (with wire transfer instructions) to which the Availability Period Capital Contribution requested is to be wired or otherwise transferred and (D) the date by which payment of the Availability Period Capital Contribution is required to be made to the Company (the “Funding Date”), which shall not be less than 10 Business Days after delivery of such Capital Call Notice; provided, that in the case of a Capital Call Notice to fund Emergency Expenditures, the Funding Date shall not be less than three Business Days after delivery of such Capital Call Notice.

6 (iii) If there is a Deemed Liquidation Event or Drag Transaction that is approved in accordance with the terms of this Agreement before the end of the Availability Period, then, prior to any distributions pursuant to such Deemed Liquidation Event or the consummation of a Drag Transaction, the Membership Percentage of such Class B Member shall be reduced to an amount equal to a fraction (expressed as a percentage), (A) the numerator of which is the aggregate amount of Capital Contributions actually made by such Class B Member up to the date of such Deemed Liquidation Event or Drag Transaction, and (B) the denominator of which is the total aggregate amount of Capital Contributions of all Members as of such date. (iv) Notwithstanding anything to the contrary contained in this Agreement, if, at any time after the Effective Date, the Company or any Class B Member reasonably determines that the funding of any Availability Period Capital Contributions by such Class B Member in exchange therefor requires the authorization, consent or approval (including the expiration or termination of any waiting period) of any Governmental Authority (“Governmental Approvals”) prior to the consummation thereof, then the Company or such Class B Member, as applicable, shall promptly notify the other of such Governmental Approvals (including expected timing and process for obtaining such Governmental Approvals). The Company shall not deliver any Capital Call Notice with respect to such Availability Period Capital Contributions pursuant to 2.1(b)(ii) (and no Availability Period Capital Contributions shall be permitted by any of the other Members) until such Governmental Approvals have been obtained (and the Company shall not, and shall cause its Subsidiaries not to, enter into any transactions that would require Availability Period Capital Contributions prior to the date that such Governmental Approvals have been obtained) and the Company or such Class B Member, as applicable, shall use all commercially reasonable efforts to obtain such Governmental Approvals as soon as is reasonably practicable in order to effect the consummation of the funding and issuance. If the Company or any Class B Member notifies the other of such Governmental Approvals with respect to the funding of any Availability Period Capital Contributions following the receipt of any Capital Call Notice therefor, then the Funding Date set forth therein shall be deemed to be automatically extended until the date that such Governmental Approvals are obtained, and if the Company or any of its Subsidiaries requires such funds to meet binding obligations prior to the date that such Governmental Approvals are anticipated to be obtained, then the Company and such Class B Member shall work together in good faith to arrange for alternative bridge financing, including in the form of a Member loan or third-party debt financing, to meet such obligations. (c) Other Required Additional Capital Contributions. (i) Following the end of the Availability Period and following receipt of a duly authorized Capital Call Notice that is validly delivered to each Class A Member or Class B Member pursuant to and in accordance with the requirements set forth in this 2.1(c)(i) and 2.1(c)(ii), the Class A Members or Class B Members shall make additional Capital Contributions in the form of cash in the amount set forth in such Capital Call Notice (a “Required Additional Capital Contribution ”) on or prior to the date that payment thereof is required to be made to the Company as set forth in such Capital Call

7 Notice. Unless otherwise agreed by the Company and the applicable Member, the amount payable pursuant to such Capital Call Notice shall be paid by wire transfer to an account designated by the Company in the Capital Call Notice, which account shall be held in the name of the Company. (ii) The Company shall deliver to each Class A Member or Class B Member a Capital Call Notice with respect to any Required Additional Capital Contribution, in the sole discretion of the Board, to be made to fund any amounts in accordance with the Initial Budget or any future Operations and Development Budget approved in accordance with the terms of clause (iii) of 8.2(c), which Capital Call Notice shall contain the following information: (A) the aggregate amount of Required Additional Capital Contributions requested in accordance with the then-applicable Operations and Development Budget and the purpose thereof; (B) the Required Additional Capital Contribution amount requested from each Class A Member or Class B Member (which shall be equal to the pro rata portion of the aggregate amount of such Required Additional Capital Contributions based on each such Member’s respective Membership Percentage); (C) the bank account details (with wire transfer instructions) to which the Required Additional Capital Contribution requested is to be wired or otherwise transferred and (D) the date by which payment of the Required Additional Capital Contribution is required to be made to the Company, which shall not be less than 10 Business Days after delivery of such Capital Call Notice. For the avoidance of doubt, Capital Call Notices for Required Additional Capital Contributions shall only be issued after the end of the Availability Period when expressly authorized by the Board in its sole discretion and independent from any Capital Call Notices issued for Availability Period Capital Contributions. (iii) Except as set forth in 2.1(a), 2.1(b), 2.1(c)(i), 2.1(c)(ii) or 2.1(e)(iv), no Member shall be permitted or required to make any other Capital Contributions without the prior written consent of each other Member. Notwithstanding the foregoing, in the event of a Liquidity Shortfall, the Company shall deliver written notice of such Liquidity Shortfall (each, a “Liquidity Shortfall Notice”) to each Member, describing in reasonable detail the circumstances of such Liquidity Shortfall and the amount of capital reasonably necessary to remediate such Liquidity Shortfall (such amount, the “Liquidity Shortfall Amount”), and each Member shall be entitled to fund all of its pro rata portion of such Liquidity Shortfall Amount on the terms and conditions set forth in such Liquidity Shortfall Notice; provided, that if any Member declines or otherwise fails to fund all of its pro rata portion of such Liquidity Shortfall Amount (such portion, the “Remaining Liquidity Shortfall Amount”), then the other Members shall be entitled to elect to fund the Remaining Liquidity Shortfall Amount in the manner described in either 2.1(e)(iii) or 2.1(e)(iv), as applicable, as if it were a Default Amount. (d) Third-Party Capital for Liquidity Shortfalls. Notwithstanding any other provision of this Agreement to the contrary, if any Member declines or otherwise fails to fund all of its pro rata portion of a Liquidity Shortfall Amount pursuant to 2.1(c)(iii), the Company may, without the prior written consent of the non-funding Member, raise additional capital from third- party investors to fund all or any portion of the Remaining Liquidity Shortfall Amount; provided,

8 that any Equity Securities issued to such third-party investors in connection therewith shall (i) rank junior to the first tier of distributions payable to the Class A Members and Class B Members pursuant to 5.1(a)(i) of the distribution waterfall, (ii) rank junior to the Class B Members with respect to the liquidation preference set forth in 5.1(a)(ii) and (iii) not provide for any other rights that disproportionately and adversely affect the Class B Units relative to the effect of such Equity Securities on the Class A Units (clauses (i)-(iii), collectively, the “Permissible Equity Requirements” ). (e) Failure to Make Required Additional Capital Contributions. (i) Class B Member Defaults. Without limiting the other provisions of this 2.1(e), if, prior to the date on which the Availability Period expires, such Class B Member refuses or fails to make all or any portion of an Availability Period Capital Contribution on or prior to the date such Availability Period Capital Contribution is due in accordance with 2.1(b)(i) (except with respect to Availability Period Capital Contributions related to Emergency Expenditures, such unfunded Availability Period Capital Contribution shall be the “Mandatory Contribution Default Amount”), then the Company shall deliver written notice of such failure (the “Mandatory Contribution Default Notice”) to such Class B Member (such default, a “Mandatory Contribution Default”). Upon receipt of the Mandatory Contribution Default Notice, if such Class B Member does not make its Availability Period Capital Contribution within 10 Business Days after receipt of a Mandatory Contribution Default Notice (the “Default Cure Period”), then, for so long as such Mandatory Contribution Default Amount remains outstanding: (A) such Class B Member’s rights with respect to any Reserved Matters hereunder shall be reduced to the Default Reserved Matters until the Mandatory Contribution Default Amount is cured; and (B) any distributions payable to such Class B Member pursuant to 5.1 during the pendency of a Mandatory Contribution Default may be used, at the Class A Members’ sole option, to fund any Remaining Capital Commitment of such Class B Member and, in exchange therefor, such Class B Member’s Membership Percentage shall be increased by an amount equal to a fraction (expressed as a percentage), (a) the numerator of which is [*****] of the aggregate amount of such distribution applied to the Class B Member’s Remaining Capital Commitment and (b) the denominator of which is the total aggregate amount of Capital Contributions of all Members as of such date. Notwithstanding anything to the contrary in this Agreement, after the occurrence of a Mandatory Contribution Default and following the expiration of the related Default Cure Period, the Company may bring claims to enforce the Guaranty against the Guarantor (as defined in the Guaranty). If the Guarantor fully funds the Mandatory Contribution Default Amount in the stead of the Class B Members, then such default shall be deemed to be cured. The other Members may also fund the Mandatory Contribution Default Amount in the manner described in either 2.1(e)(iii) or 2.1(e)(iv), as applicable, as if it were a Default Amount.

9 (ii) Defaulting Member; Remedies. If any Class A Member or Class B Members refuses or fails to make all or any portion of a Required Additional Capital Contribution on or prior to the date such Required Additional Capital Contribution is due (each, an “Additional Capital Contribution Default”) in accordance with 2.1(b)(i) and 2.1(c)(i) (such defaulting Member in such capacity, a “Defaulting Member” and the amount of the unfunded Required Additional Capital Contribution, as applicable, shall be the “Default Amount”), then, the other Members (each such Member in such capacity, a “Non-Defaulting Member”) may deliver notice of such failure to the Defaulting Member (the “Default Notice”) (it being understood, for the avoidance of doubt, that if any Defaulting Member is (x) a Class B Member, then each other Class B Member shall be considered a “Defaulting Member” hereunder in respect of such default or (y) a Class A Member, then each other Class A Member shall be considered a “Defaulting Member” hereunder in respect of such default). Upon receipt of a Default Notice, if any Defaulting Member does not make its Required Additional Capital Contribution within the Default Cure Period, then each such Non-Defaulting Member may elect (on a pro rata basis in accordance with its Membership Percentage) as its remedy to advance a Default Loan or make a Default Contribution as set forth in 2.1(e)(iii) and 2.1(e)(iv) below. For the avoidance of doubt, the Company may only bring claims to enforce the Guaranty with respect to Mandatory Contribution Defaults. (iii) Default Loans. (A) The Non-Defaulting Members shall be entitled to provide the Company with the funds required from the Defaulting Member as a loan (each, a “Default Loan”) to the Defaulting Member (the proceeds of which will be contributed to the Company but shall be deemed to have been advanced as a loan from the applicable Non-Defaulting Members to the Defaulting Member and then contributed by the Defaulting Member to the Company). Notwithstanding anything to the contrary in this Agreement, including the other provisions of this 2.1(e), such Default Loans shall be unsecured, have a maturity date that is five years from the date of issuance and shall bear interest at a rate equal to the Default Rate. Default Loans may be prepaid by the Defaulting Member, whether directly or through the reallocation of distributions to the Defaulting Member instead to the Non- Defaulting Members, at any time a Default Loan is outstanding, but in any event a Default Loan shall be due and payable in full on the date of any Transfer by the Defaulting Member that results in such Defaulting Member ceasing to be a Member; provided, that all distributions allocable to a Defaulting Member that has an outstanding Default Loan shall instead be allocated to the Non-Defaulting Members until such Default Loan is repaid. Any Default Loan made on the terms set forth in this 2.1(e)(iii)(A) shall not be considered a Reserved Matter. Any Non- Defaulting Member may designate an Affiliate of the Non-Defaulting Member to provide the Default Loan, and any such Affiliate that provides the Default Loan hereunder shall be a third-party beneficiary of the rights of the Non-Defaulting Member set forth in this 2.1(e)(iii). (B) A Default Loan shall be repaid by the Defaulting Member on a first priority basis out of any subsequent distributions from the Company to

10 which such Defaulting Member for whose account the Default Loan was made is entitled in accordance with this Agreement, which amounts shall be paid by the Company to such Non-Defaulting Member (or its Affiliates) that provided such Default Loan as an offset to such distributions, and applied first to accrued but unpaid interest and then to principal, until all Default Loans are repaid in full. Such amounts actually paid by the Company to the applicable Non-Defaulting Member (or its Affiliates) in repayment shall nonetheless be deemed to be a distribution to the Defaulting Member and a payment by the Defaulting Member to the applicable Non-Defaulting Member. Each Defaulting Member irrevocably assigns its rights to distributions from the Company to the applicable Non-Defaulting Member solely for the purpose of effectuating repayment of any Default Loans made to such Defaulting Member until the applicable Default Loan is repaid in full. (iv) Default Contribution. (A) In lieu of making a Default Loan, each Non-Defaulting Member shall have the option to make an additional Capital Contribution (which will be deemed to be an additional Capital Contribution (and not an advance)) equal to the Default Amount required from the Defaulting Member (a “Default Contribution”), and in exchange for such Default Contribution, the Non- Defaulting Member shall be issued a number of Units (of the same class of Units that is the subject of the Default Notice) equal to the quotient of (x) the Default Amount, divided by (y) [*****] of the Per Unit Purchase Price; or (B) notwithstanding anything to the contrary in 6.6 hereof, solicit such additional Capital Contribution (which will be deemed to be an additional Capital Contribution (and not an advance)) from another Person (a “New Contributor”) equal to the Default Amount required from the Defaulting Member (a “Third-Party Default Contribution”), and in exchange for such Third-Party Default Contribution, such New Contributor shall be issued a number of Units (of a class that meets the Permissible Equity Requirements) equal to the quotient of (x) the Default Amount, divided by (y) the Per Unit Purchase Price; provided, that any New Contributor shall not be a Disqualified Person or a Disqualified Transferee. 2.2 Securities. Subject to 4.5, the Board may authorize the Company to issue additional Units or create and issue new series, types or classes of Equity Securities of the Company with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as the Board may determine, and authorize obligations, evidences of indebtedness or other securities or interests of the Company convertible or exchangeable into Units or other Equity Securities of the Company, in each case to any Person in such amounts and on such terms as so approved by the Board; provided, that, any such issuance for non-cash consideration (in whole or in part) will be made only in exchange for payment of Fair Market Value for such interest. Subject to the terms of this Agreement, the Company may issue whole or fractional Units or other Equity Securities of the Company.

11 2.3 Maintenance of Capital Accounts. Capital Accounts shall be maintained in accordance with the Tax Annex. 2.4 No Interest. No interest shall be paid on any capital contributed to the Company or on the balance in a Member’s Capital Account, other than in the case of a Default Loan. 2.5 Withdrawal of Capital. No Member shall be entitled to withdraw any part of its Capital Contributions or to receive any distribution from the Company, except as expressly provided herein. Under circumstances requiring the return of any Capital Contribution, no Member shall have the right to demand or receive property other than cash, except as expressly provided herein. No Member shall have the right to cause the sale of any Company asset, except as expressly provided herein. No Member shall have any right to receive any salary or draw with respect to its Capital Contributions or for services rendered on behalf of the Company or otherwise in its capacity as a Member. ARTICLE III CERTAIN RIGHTS AND OBLIGATIONS OF MEMBERS 3.1 Members. Each of the Initial Members has been (or is hereby) admitted as a Member of the Company. The Initial Members and their respective numbers of Units, Membership Percentages as of the Closing, Initial Capital Contributions and addresses are listed on Exhibit A. The Company shall amend Exhibit A from time to time promptly following any changes in any of such information in accordance with the terms of this Agreement; provided, that, the failure by the Company to timely amend Exhibit A shall have no effect on the validity of such change to the Members’ Units and Membership Percentage. No Person may be a Member without the ownership of a Unit. The Members shall have only such rights and powers as are granted to them pursuant to the express terms of this Agreement and the Act (unless modified by this Agreement). 3.2 No Action on Behalf of the Company; No Dissent Rights. No Member (in its capacity as such) shall, without the prior written approval of the Board, have any authority to take any action on behalf of or in the name of the Company, or to enter into any commitment or obligation that would be (or could be construed to be) binding upon the Company, or to make any expenditures on behalf of the Company, except for actions expressly authorized by the terms of this Agreement. No Member (in its capacity as such) shall be entitled to any rights to dissent or seek appraisal with respect to any transaction, including the merger or consolidation of the Company with any Person. 3.3 Withdrawals. Except as otherwise provided in the Act or this Agreement, no Member shall have any right to voluntarily resign or otherwise withdraw from the Company, and any such action or attempted action shall be null and void. 3.4 Member Meetings. A meeting of the Members for any purpose or purposes may be called at any time by the Board or by any Member. 3.5 Notice of Meetings. Notice of any meeting of the Members stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be

12 given by the Company to each Member entitled to vote at such meeting by telephone or email no less than three nor more than 10 days before the date of the meeting, which notice shall be provided based on the records of the Company maintained by the Secretary; provided, that advance notice may be reduced to no less than 48 hours (unless all Members waive any aforementioned notice requirements) for any meeting if the proposing Member(s) determine, acting reasonably and in good faith, that it is necessary or desirable to take expeditious action. Such further notice shall be given as may be required by Law, but meetings may be held without notice if the Initial Members entitled to vote at the meeting are present in person or represented by proxy or if notice is waived in writing by those not present, either before or after the meeting. Presence at a meeting by a Member shall constitute a waiver of any deficiency of notice, except when a Member attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not called or convened in accordance with this Agreement. 3.6 Quorum; Telephonic Meetings. (a) Provided that notice of the meeting has been given in accordance with 3.5, Members whose Membership Percentages are at least 85% in the aggregate shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by the Members present or represented by proxy at such meeting, and the Company shall promptly give notice in accordance with 3.5 of when the meeting will be reconvened; provided, that, if a quorum for a properly called meeting of the Members is not present at two consecutive meetings of the Members due to the absence of a Member at both meetings (the “Absent Member”), and sufficient notice for such meetings was provided in accordance herewith, then a quorum for the next succeeding properly called meeting, for which sufficient notice was provided in accordance herewith, shall not require the presence of the Absent Member and shall only require the presence of Members whose Membership Percentages are at least 80% in the aggregate of the Members (excluding the Absent Member). (b) Members may, and shall be entitled to, participate in meetings of the Members by means of conference telephone or similar communications equipment or by other virtual means by which all Persons participating in the meeting can hear each other. Participation in a telephonic meeting pursuant to this 3.6(b) shall constitute presence at such meeting for purposes of 3.6 and shall constitute a waiver of any deficiency of notice, except when a Member attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not called or convened in accordance with this Agreement. 3.7 Voting. (a) At any meeting of the Members, each Member entitled to vote on any matter coming before the meeting shall, as to such matter, have a vote, in person, by telephone or by proxy, equal to the number of Units held by such Member, in each case, on the relevant record date established pursuant to 3.9.

13 (b) Subject to 4.5 and 4.7, when a quorum is present, the affirmative vote or consent of Members for which the aggregate Membership Percentage is at least 85% present in person or represented by proxy at a duly called meeting and entitled to vote on the subject matter shall constitute the act of the Members. Every proxy shall be in writing, dated and signed by the Member entitled to vote or its duly authorized attorney-in-fact. 3.8 Action Without a Meeting. Notwithstanding 3.4 and 3.7, on any matter requiring an approval or consent of Members under this Agreement or the Act at a meeting of Members, the Members may take such action without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the Members satisfying the voting requirements set forth herein with respect to such action; provided, that notice of the content of such action shall be provided to all Members at least three days prior to the date such action is intended to take effect; provided, further, that (i) advance notice may be reduced to no less than 48 hours (unless all Members waive any aforementioned notice requirements) for any action if the proposing Member(s) determines, acting reasonably and in good faith, that it is necessary or desirable to take expeditious action; and (ii) if such action is authorized by the Members satisfying the voting requirements set forth herein with respect to such action at any time after delivery of notice of the consent to all Members and prior to the expiration of such three-day (or 48-hour) period, then such action may be taken upon such authorization though prior to the expiration of such three-day (or 48-hour) period. 3.9 Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members, or entitled to receive a payment of any kind, or in order to make a determination of Members for any other proper purpose, the date on which notices of the meeting are delivered, the date on which the written consent is executed or the date on which the resolution of the Board declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this 3.9, such determination shall apply to any adjournment thereof. 3.10 Member Approval Rights. Except as otherwise expressly set forth in this Agreement (including, for the avoidance of doubt, any Reserved Matter) or as required by Law, the Members shall have no right to vote on any matter and hereby expressly waive any right to vote that can be waived under the Act. Each member hereby waives any and all rights that it may have to maintain an action for partition of the Company’s property. 3.11 Management of the Company. Except as otherwise required by law, except for matters delegated to the Board, committees or officers of the Company, and matters requiring the approval or consent of certain Members or groups of Members as set forth in this Agreement, the Members shall have the full, exclusive and complete authority to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and take all such actions as they deem necessary or appropriate to accomplish the purposes and direct the affairs of the Company, subject in all cases to the terms and conditions of this Agreement. 3.12 Prohibited Person. Each Member, including its directors, executives, and employees, is not currently and has not been since April 24, 2019: (i) a Prohibited Person; (ii)

14 unlawfully conducting or unlawfully conducted any business or engaged in making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person in violation of applicable Sanctions or Trade Control Laws; or (iii) unlawfully dealing in or unlawfully dealt in, or otherwise engaged in, any transaction relating to, any property or interests in property of any Prohibited Person in violation of applicable Sanctions or Trade Control Laws. 3.13 Specified Foreign Entity. Each Member is not currently and has not been a Specified Foreign Entity or a Specified Foreign-Influenced Entity. ARTICLE IV MANAGEMENT 4.1 Board. (a) Except as otherwise expressly provided in this Agreement (including 4.5), the Members, by their execution and delivery of this Agreement, hereby delegate the management of the business and affairs of the Company to a committee of representatives of the Members (the “Board”). The Board shall be made up of the number of individual representatives of the Members designated as “Managers” (who shall be natural persons) (each, a “Manager”) as specified in this Agreement. Each Manager shall be a “manager” (as such term is defined in the Act) of the Company but, notwithstanding the foregoing, to the extent not prohibited by the Act, no Manager shall have any rights or powers beyond the rights and powers expressly granted to such Manager in this Agreement. To the fullest extent permitted by applicable Law, the Board may, in its discretion, delegate any or all of its powers pursuant to a delegation of authority adopted by the Board (subject to the Reserved Matters set forth herein). Each Manager shall hold office until his or her successor shall be duly appointed or until his or her death or disability, or until he or she shall resign or shall have been removed pursuant to 4.2. (b) The total number of Managers on the Board shall initially be five. The Board shall select a chairperson who shall preside over each meeting of the Board. (c) The composition of the Board shall be as follows: (i) The Class A Members shall have the right to appoint three Managers (initially [*****]) (any such Manager appointed by the Class A Members, a “Class A Manager”), and the Class B Members shall have the right to appoint two Managers (initially [*****]) (any such Manager appointed by the Class B Members, a “Class B Manager”). (ii) Upon the occurrence of the Fall Away Threshold, the Class B Members will collectively forfeit the right to appoint one Class B Manager to the Board. (d) No Manager shall be (i) employed by a Company Competitor or RNG Industry Participant or (ii) an individual who (A) is under investigation or the subject of an inquiry by a Governmental Authority relating to, has been convicted of (including as a result of the entry of a guilty plea, a consent judgment or a plea of nolo contendere), or has been charged with, in each case, a violation of any Anti-Corruption Laws, any Anti-Money Laundering Laws,

15 or any criminal offense involving dishonesty or breach of trust, (B) is a Prohibited Person, (C) has been found by a court of competent jurisdiction to have violated any federal securities or state securities law and the judgment in such Action has not been reversed, suspended or vacated or (D) is ineligible to serve as a Manager under any applicable Law (any such individual described in clauses (i) or (ii), a “Restricted Person”). Each Member agrees not to knowingly appoint a Restricted Person as a Manager and shall take all necessary action to promptly remove any Manager if such Manager is or becomes a Restricted Person. (e) Each Member shall take all necessary action to effectuate the provisions of 4.1(b), 4.1(c) and 4.1(d) to ensure that the Board consists of the Managers who are duly appointed, elected or appointed (or removed pursuant to 4.1(c)) and qualified in accordance therewith. (f) The Board, by taking action in accordance with this Article IV, and subject to compliance with any provision of this Agreement expressly requiring consent or other action by the Members, shall have the power, discretion and authority on behalf and in the name of the Company to carry out any and all of the objects and purposes of the Company contemplated by this Agreement and to perform or authorize all acts which it may deem necessary or advisable in connection therewith. The Members agree that all determinations, decisions and actions made or taken by the Board in accordance with Article IV, and subject to compliance with any provision of this Agreement expressly requiring consent or other action by the Members, shall be conclusive and binding upon the Company (without requirement for further consent or other action by the Members). (g) Each Manager shall serve as such without compensation from the Company or any of its Subsidiaries but shall be entitled to reimbursement from the Company for any reasonable and documented out-of-pocket expenses incurred during the course of performing his or her duties as a Manager. No Manager (acting in his or her capacity as such) shall have any right or authority to act on behalf of or to bind the Company with respect to any matter except pursuant to a duly adopted resolution of the Board authorizing such action. (h) For so long as the Class B Members own Units, they shall collectively have the right to designate one individual currently serving as an employee of such Class B Member or its Permitted Transferees as a non-voting observer to the Board. The Chief Executive Officer of the Company shall be a non-voting observer to the Board. Each such observer to the Board so designated shall have the right to attend all meetings and deliberations of the Board or any committee of the Board that the designating Class B Member has the right to attend; provided, that such observer shall not be a Prohibited Person and shall enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to his or her first attendance at any meeting or deliberation of the Board or any committee thereof; provided, further, that the Company shall have the right to withhold any information and to exclude any such observer from any Board meeting or portion thereof if the Company determines, based on advice of counsel, that access to such information or attendance at such meeting (or applicable portion) would reasonably be expected to adversely affect the attorney-client privilege between the Company or the Board and its counsel.

16 (i) The Board may designate one or more committees (including, among others, an investment committee), with each committee comprising of at least one member appointed by the Class A Members and at least one member appointed by the Class B Members for so long as such Members have the right to appoint Managers to the Board. 4.2 Removal and Resignation. (a) Subject to 4.1(c)(i), each Member shall have the exclusive right to remove, with or without cause, at any time, any Manager that such Member has the right to appoint. (b) Any Manager may resign by written notice to the Board. Unless otherwise specified therein, a Manager’s resignation shall take effect at the time specified therein or, if no time is specified, upon delivery of such notice to the Board without any further action required of any other Person. (c) Vacancies created on the Board resulting from the death, disability, resignation or removal of any Manager shall be filled by the Member that appointed such Manager, with such appointment to become effective immediately upon delivery of written notice of such appointment to the other Members entitled to designate any Managers and the Company. Vacancies created on the Board resulting from the death, disability, resignation or removal of any other Managers who are not Managers appointed by any Member, if any, shall be filled by the Board. 4.3 Meetings of the Board. (a) The Board shall hold a regularly scheduled meeting at least once every calendar quarter or such other interval as decided by the Board at such place, date and time as the Board may designate. Special meetings of the Board may be called at any time by any Manager, specifying the matters to be discussed. (b) Notice of any meeting of the Board stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given to each Manager by telephone or email no less than three nor more than 10 days before the date of the meeting. Notice of any meeting may be waived by any Manager on behalf of such Manager and on behalf of any Manager by the Initial Member that appointed such Manager before or after the meeting. Presence at a meeting of the Board by a Manager shall constitute waiver of any deficiency of notice of such meeting by such Manager, unless such Manager objects, at the beginning of the meeting, to the transaction of any business thereat because such meeting was not called or convened in accordance with this Agreement. (c) The Board shall appoint or designate a secretary (the “Secretary”) for purposes of administering meetings of the Board, and such Secretary shall circulate to each Manager an agenda for each meeting of the Board not less than 48 hours in advance of any such meeting. Such agenda shall include any matters that any Manager may reasonably request be included on such agenda. (d) The presence in person or by proxy of a number of Managers equal to a majority of the total number of Managers on the Board at such time shall constitute a quorum for

17 the conduct of business at any meeting of the Board; provided, however, that, subject to the immediately succeeding sentence, so long as two Class B Managers are on the Board, one Class B Manager must be present in person or by proxy to establish a quorum. If a quorum is not present at any meeting of the Board, no business may be conducted at such meeting, and the Managers present shall adjourn the meeting and promptly give notice of when it will be reconvened in accordance with 4.3(b) (the “Second Meeting”). If a quorum is not present at the Second Meeting and the sole reason for such lack of quorum was the absence of the Class B Manager(s) (the “Absent Manager”), then such Absent Manager shall be deemed to have waived his or her attendance at the Second Meeting and a quorum can be found without his or her presence so long as a majority of the Managers then in office other than such Absent Manager are present; provided, that (x) any Reserved Matter shall not be taken at any such meeting without first obtaining the approvals required under 4.5 and (y) the lack of a quorum at the Second Meeting as described above, where a Reserved Matter is to be acted upon, shall be deemed to constitute the failure to obtain the requisite approval with respect to such Reserved Matter. (e) If any Manager is absent from a meeting of the Board or any vacancy on the Board remains unfilled by the Member (or group of Affiliated Members) entitled to appoint a Manager for such vacancy, then the Member (or group of Affiliated Members) entitled to appoint such Manager, respectively, may authorize another individual (who shall meet the criteria for designation as a Manager by the Member (or group) that appointed such Manager) to act for such Manager by proxy at any meeting of the Board by written notice to the Company. Additionally, each Member entitled to designate any Manager or each Manager appointed by the same Member (or group) and present at such meeting (or serving on the Board in the case of any written consent) shall, without the requirement to deliver any proxy, be entitled to cast a number of votes on all matters to be voted on or consented to by the Board equal to the total number of votes entitled to be cast by all Managers appointed (or entitled to be appointed) by the same Member (or group), divided by the total number of Managers appointed (or entitled to be appointed) by the same Member (or group) present at such meeting (or serving on the Board in the case of any written consent). All Managers appointed by the same Member (or group of Affiliated Members) shall vote their aggregating votes as a block. (f) Managers may participate in any meeting of the Board by means of a conference telephone or similar communications equipment or by other virtual means by which all Managers participating in such meeting may hear one another. Participation in any meeting of the Board pursuant to this 4.3(f) shall constitute presence in person at such meeting for purposes of 4.3(d) and shall constitute a waiver of any deficiency of notice of such meeting, unless such Manager objects, at the beginning of the meeting, to the transaction of any business at such meeting because such meeting was not called or convened in accordance with this Agreement. (g) Each Manager shall have one vote. The affirmative vote of at least a majority of the Managers shall be required to authorize any action by the Board and shall constitute the action of the Board for all purposes. (h) The Secretary or, if he or she is not present, any individual whom the Board may appoint, shall keep minutes of each meeting of the Board, which shall reflect all actions taken by the Board thereat.

18 (i) The Board may establish other provisions and procedures relating to the governance of its meetings that are not in conflict with the terms of this Agreement. (j) Each Manager shall be entitled to receive all information (including board minutes, board books and financial reports) that is made available to any Manager in such Person’s capacity as such. 4.4 Action Without a Meeting. Notwithstanding 4.3 but subject to 4.5, with respect to any matter requiring the approval or consent of the Board under this Agreement or the Act, the Board may take such action without a meeting, if a consent in writing, setting forth the action to be taken, shall be signed by the number of Managers of the Board required to take the actions contemplated by such consent; provided, that notice of the content of such action shall be provided to all Managers at least three Business Days prior to such action taking effect. 4.5 Reserved Matters. (a) The Board and the Company (including, for the avoidance of doubt, any Manager, officer, the Tax Representative, or any Designated Individual acting on behalf of the Company) shall not take any of the actions set forth on Exhibit B (each, a “Reserved Matter”) without the approval specified therein. (b) If the requisite approval of the Class B Members is not obtained with respect to a Reserved Matter within 10 Business Days after the presentation by the Company to Class B Member of such Reserved Matter (together with any information reasonably necessary to make the relevant determination) (a “Deadlock Matter”), then representatives of the Class B Members and the Class A Members shall attempt to resolve such Deadlock Matter at up to two consecutive meetings of such representatives both held within 10 Business Days after the occurrence of such Deadlock Matter. If such Deadlock Matter is not resolved at such consecutive meetings, then upon the written election of either Member, the Deadlock Matter shall be referred to the chief executive officers (or equivalent senior officers) of each Member or their Affiliates (or such other senior executive as is agreed between the Members) (it being understood that unless notified in writing by the other Member, such chief executive officers shall be George P. Sakellaris (on behalf of the Class B Members) and Jeffrey Lipson (on behalf of the Class A Members) (each, a “Senior Executive”)) for approval or disapproval of the Deadlock Matter. If the Senior Executives are unable to agree on a resolution of the Deadlock Matter within 15 Business Days after commencement of their discussions then such Deadlock Matter shall be deemed disapproved. 4.6 Officers; Designation and Election of Officers; Duties. (a) Subject to 4.5, the Board shall appoint from time to time individuals to serve as the officers of the Company and assign such officers’ titles (including President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Development Officer, General Counsel, Vice President, Secretary and Treasurer); [*****]. The initial officer of the Company shall be Michael Bakas as Chief Executive Officer. No officer of the Company shall have any rights or powers beyond the rights and powers granted to such officer by the Board.

19 (b) Any number of offices may be held by the same Person. Any officers so appointed shall have such authority and perform such duties as the Board, from time to time, may delegate to them in accordance with a delegation of authority adopted by the Board adopted (subject to the Reserved Matters set forth herein). Each officer shall hold office until his or her successor shall be duly appointed or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. (c) Any officer may resign at any time, subject to the terms of such officer’s employment agreement, if and to the extent applicable. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Board. Subject to 4.5, any officer may be removed as such, either with or without cause, at any time by the Board. Designation of any Person as an officer by the Board shall not in and of itself vest in such Person any contractual or employment rights with respect to the Company. (d) The officers, to the extent of their powers set forth in this Agreement or in resolutions of the Board, shall be agents of the Company for the purpose of the Company’s business, and the actions of the officers taken in accordance with such powers shall bind the Company. 4.7 Interested Party Transactions. Notwithstanding anything herein to the contrary: (a) any (i) entry into (other than the Transaction Documents), (ii) amendment, supplement or other modification to, or waiver or consent under, (iii) termination of, or the giving of any notice to extend or elect not to extend, or (iv) enforcement of any rights, or commencement, waiver, settlement or other disposition of any dispute under, any agreement of the Company or any of its Subsidiaries with an Interested Party (excluding this Agreement or any agreement in respect of a Company Sale to which the Company or any of its Subsidiaries may be party), (b) any consent, waiver or determination in connection with a Transfer, sale of property or assets, claim or other proceeding involving the Company or any of its Subsidiaries and any Interested Party or (c) any other action of the Company or any of its Subsidiaries in respect of an Interested Party (“Interested Party Transaction”), shall be approved by the prior affirmative vote or written consent of a majority of the disinterested Managers unless such Interested Party Transaction is as expressly approved in connection with an approval of the Business Plan or Operations and Development Budget or as otherwise approved by the Members. The disinterested Managers approving any action of the Company or its applicable Subsidiary pursuant to and in accordance with this 4.7 shall have the authority to cause the Company to take any action (including causing its applicable Subsidiary to take any such action) necessary to implement such approved action. Any approval of a matter by disinterested Managers appointed by the Initial Class B Member in accordance with this 4.7 shall also constitute approval of such matter as a Reserved Matter pursuant to 4.5(a).

20 ARTICLE V DISTRIBUTIONS; ACCOUNTING, TAX, FISCAL AND LEGAL MATTERS 5.1 Distributions. (a) Non-Liquidating Distributions. Subject to 5.1(d), 5.1(e) and Annex C, from and after the Closing but prior to a Deemed Liquidation Event, the Board shall cause the Company to distribute Net Operating Cash Flows on a quarterly basis. All distributions of Net Operating Cash Flows shall be made by the Company to the Members in the following order of priority (the “Distribution Waterfall”): (i) First, 48% to holders of Class A Units and 52% to holders of Class B Units until each such holder of Class B Units receives an amount with respect to its aggregate amount of Capital Contributions sufficient to achieve the Target IRR (inclusive of distributions made in satisfaction of the Target Cash Yield); and (ii) thereafter, to the holders of Class A Units, the Class B Units and the Profits Units, pro rata in proportion to the portion of Units held by such holders, after accounting for any adjustments thereto pursuant to 2.1(e). An illustrative example of the Distribution Waterfall is attached hereto as Exhibit D. If distributions pursuant to the Distribution Waterfall are insufficient to deliver an annual cash yield with respect to the aggregate amount of Capital Contributions made (as of the applicable annual period) by the Class B Members to the Company of [*****] (the “Target Cash Yield”), then the Board shall cause the Company to fund such shortfall from [*****] (to the extent available and then only to the extent required to achieve the Target Cash Yield) (it being agreed that to the extent any distributions received by the Class B Members are funded by [*****], the Class B Members shall be required to reinvest such distributions (but only to the extent funded by [*****]) in the Company, which reinvestment will not reduce the Class B Members’ Remaining Capital Commitment). For the avoidance of doubt, no such action taken pursuant to this 5.1 shall have any effect on the Members’ respective Membership Percentage. (b) Liquidating Distributions. If a Deemed Liquidation Event occurs, items of income, gain, loss, and deduction for the taxable year in which the distribution of the liquidation proceeds occurs shall be allocated to each Member, and the Capital Accounts of the Members shall be adjusted upward or downward (if needed, using gross income or loss) pursuant to the provisions of Article III of Annex B, and after taking into account all Capital Account adjustments for the taxable year of the Company during which a Deemed Liquidation Event occurs and after giving effect to all contributions, distributions and allocations for all periods, distributions of Net Operating Cash Flows shall be made by the Company to the Members in the following order of priority: (i) First, to the holders of Class B Units until each such holder receives an amount with respect to its aggregate amount of Capital Contributions made as of such Deemed Liquidation Event sufficient to achieve the Target IRR (including giving effect to any distributions made prior to such Deemed Liquidation Event pursuant to 5.1(a)); and

21 (ii) thereafter, to the holders of Class A Units, the Class B Units and the Profits Units, pro rata in proportion to the portion of Units held by such holders, after accounting for any adjustments thereto pursuant to 2.1(e). (c) Withholding. The Company is authorized to withhold from payments and distributions any taxes required to be withheld or paid under applicable federal, state, local or non-U.S. Law (any such taxes required to be so withheld or paid, including any Imputed Underpayments, “Tax Amounts”), and to pay over such Tax Amounts to the applicable Governmental Authority. Such Tax Amounts shall be allocated to those Members with respect to which the applicable taxes were withheld or paid, as determined by the Board in its reasonable discretion. All Tax Amounts so allocated to a Member (or withheld or paid by an entity in which the Company has directly or indirectly invested and that are allocable, in the reasonable discretion of the Board, to such Member) shall be treated as if such Tax Amounts were distributed to such Member under this Agreement. Each Member further agrees, at the election of the Board, and to the extent such Tax Amounts have not been offset against amounts otherwise distributable to such Member under this Agreement, to indemnify the Company in full for any Tax Amounts allocated to such Member and paid pursuant to this 5.1(c) (including any interest, penalties and expenses associated with such payments), and each Member shall promptly upon notification of an obligation to indemnify the Company pursuant to this 5.1(c) make a cash payment to the Company equal to the full amount to be indemnified. This 5.1(c) shall survive the dissolution, winding-up and termination of the Company and each Member’s obligation to indemnify the Company pursuant to this 5.1(c) and to otherwise comply with the provisions of this 5.1(c) shall survive the Member’s ceasing to be a Member of the Company. Notwithstanding anything to the contrary in this 5.1(c), prior to allocating any Tax Amount to a particular Member, the Board shall consult with such Member in good faith and provide such Member with a reasonable opportunity to provide such forms or other documentation as may establish an exemption from, or reduction of, the applicable taxes. (d) No Obligation to Return Cash or Property. The Members hereby consent and agree that, except as expressly provided herein or required by applicable Law, no Member shall have an obligation to return cash or other property paid or distributed to such Member under Section 18-502(b) of the Act or otherwise. (e) Tax Distributions. (i) Generally. If the amount distributed to a Member pursuant to this 5.1 in respect of a Fiscal Year is less than that Member’s Assumed Tax Liability (as defined below), the Company shall, to the extent (x) permitted under the Company’s and its Subsidiaries’ agreements for indebtedness for borrowed money or credit facilities and (y) of Net Operating Cash Flows, cause to be distributed an amount of Net Operating Cash Flows to the Members, pro rata to the Members in proportion to their Membership Percentages, such that each Member receives distributions of Net Operating Cash Flows in respect of the Fiscal Year in an amount equal to the Member’s Assumed Tax Liability (each such distribution, a “Tax Distribution”). Except as provided in 5.1(e)(iv), all Tax Distributions shall be made pro rata in accordance with Membership Percentages. Any Tax Distribution made to a Member under this 5.1(e) shall, for all purposes of this

22 Agreement, be treated as having been made, and shall reduce future amounts otherwise distributable to such Member, under 5.1. (ii) Assumed Tax Liability. A Member’s “Assumed Tax Liability” for a Fiscal Year means an amount equal to the product of: (A) the amount of net taxable income and gain allocated to that Member in the Fiscal Year; multiplied by (B) the highest combined effective U.S. federal, state, and local marginal rate of tax applicable to the type or types of income or gain allocated to them when recognized by a corporation resident in New York, New York (or such other rate as the Company determines from time to time) for the Fiscal Year (such tax rate, the “Assumed Tax Rate”). The Company shall use the same Assumed Tax Rate for all Members. (iii) Timing of Distributions. If reasonably practicable, and as the Company deems appropriate, the Company shall make distributions of estimated Tax Distributions for a Fiscal Year of the Company on a quarterly basis to facilitate the payment of quarterly estimated income taxes, taking into account amounts previously distributed in respect of that Fiscal Year under this 5.1(e)(iii). Not later than 75 days after the end of the Fiscal Year, the Company shall make a final Tax Distribution in an amount sufficient to fulfill the Company’s obligations under 5.1(e)(i). (iv) Impact of Insufficient Net Operating Cash Flows. If the amount of Tax Distributions to be made exceeds the amount of the Net Operating Cash Flows, the Tax Distribution to which each Member is entitled shall be reduced in proportion to the amount the Members would have received had there been sufficient Net Operating Cash Flows (each Member’s share of that reduction, the Member’s “Tax Distribution Shortfall Amount”). Any Tax Distribution Shortfall Amount of a Member shall be carried forward to subsequent Fiscal Years and shall be distributed when and to the extent that the Company has sufficient Net Operating Cash Flows, and the distribution of any Tax Distribution Shortfall Amount shall, for all purposes of this Agreement, be treated as a Tax Distribution. 5.2 Allocations. Allocations of income, gain, loss, deduction, and credit for all tax purposes shall be made in accordance with the Tax Annex. 5.3 Fiscal Year. The fiscal year of the Company shall end on December 31 of each year or on such other day as may be fixed from time to time by resolutions of the Board, subject to 4.5 and applicable Law (each, a “Fiscal Year”). To the extent any computation or other provision hereof provides for an action to be taken on a Fiscal Year basis, an appropriate proration or other adjustment shall be made in respect of the first or final Fiscal Year to reflect that such period is less than a full calendar year period. 5.4 Bank Accounts. In the absence of instructions from the Board to the contrary, the Chief Financial Officer of the Company (or another officer of the Company to whom the Chief Financial Officer has delegated such authority) shall determine the institution or institutions at

23 which the Company’s bank accounts will be opened and maintained, the types of accounts, and the Persons who will have authority with respect to the accounts and the funds therein. The Company shall establish and maintain one or more separate bank or investment accounts for Company funds in the Company’s name, and Company funds may not be comingled with any funds that belong to other Persons. 5.5 Books of Account and Other Information. The Company shall prepare and maintain, at its principal place of business, books of account that shall show a true and accurate record of all costs and expenses incurred, all charges made, and all credits made and received and all income derived in connection with the operation of the Company’s business in accordance with GAAP and this Agreement. The books of account of the Company shall be audited as of the end of each Fiscal Year by the Auditor. ARTICLE VI TRANSFER RESTRICTIONS 6.1 Restrictions on Transfers. (a) No Member shall directly or indirectly Transfer (or permit to be Transferred) all or any portion of its Units (including, for the avoidance of doubt, any direct or indirect pledge by a Member to a lender or other financing party of such Member’s Units or any direct or indirect equity interests of such Member during the Lock-Up Period), except as permitted pursuant to 6.1(b): (b) Subject to 6.1(c) and 6.1(e), the following direct or indirect Transfers of Units are permitted hereunder at any time: (i) any Transfer of any or all of the Units held by such Member to any Affiliate of such Member (or, solely in connection with a liquidating distribution of such Member, any equityholder of such Member); (ii) any Transfer of the equity interests of a Class B Member or any parent entity of a Class B Member, so long as HASI (or a wholly owned Subsidiary thereof) retains at least a [*****] direct or indirect ownership interest in such Class B Member and HASI (or a wholly owned Subsidiary thereof) remains the contracted asset manager of such Class B Member, the transferee is not a Disqualified Transferee; (iii) with respect to any Class B Member or Class A Member, any Transfer of equity interests of such Member’s Parent, subject to 6.5 in the case of such a Transfer by any Class A Member. (each of the foregoing, a “Permitted Transfer” and each such transferee, a “Permitted Transferee”); (iv) Following the Lock-up Period: (A) any Transfer of any or all of its Units held by such Class B Member to any other Person or group of Persons in accordance with 6.2;

24 (B) any Transfer of any or all of the Units held by such Class A Member to any other Person or group of Persons in accordance with 6.3; (C) any Transfer of any or all of the Units held by such Member to any other Person or group of Persons in accordance with 6.4; and (D) any pledge by a Class A Member or Class B Member (in each case, either directly or indirectly) to a lender or other financing party of such Member’s Units or any direct or indirect equity interests of such Member and any Transfer to such lender or other financing party of any such pledged membership interests upon a foreclosure in respect of the applicable financing if such foreclosing lender or other financing party is not a Disqualified Transferee; provided, that, with respect to any pledge by a Class A Member, upon any such foreclosure or other exercise of remedies by a lender or other financing party, the transferred Units must be subsequently Transferred to a Permitted Transferee that is a Qualified Operator within [*****] of such foreclosure or other exercise of remedies, and during such period of time that such Units are held by a lender or other financing party, such Units shall automatically convert to a passive economic interest only, with all voting, consent, approval, and other governance rights suspended and of no force or effect for so long as such lender or other financing party holds such Units, and such rights shall be reinstated only upon a subsequent Transfer to a Permitted Transferee that is a Qualified Operator. (c) Notwithstanding anything to the contrary set forth herein, no Transfer shall be made: (i) except in compliance with all applicable Law, and, if such Transfer requires the approval of any Governmental Authority, following receipt of all regulatory approvals from any Governmental Authority under a Specified Regulatory Regime or any other material regulatory approvals required to consummate such Transfer; (ii) if such Transfer (A) would occur before the end of the Recapture Period in respect of any Project to a Disqualified Person (other than a Permitted Transfer pursuant to 6.1(b)(ii)), (B) would occur during the Section 45Z Period to a Related Party, (C) would result in the Company incurring any liability under Section 1446(f) of the Code, (D) would result in the Company being treated as other than a partnership for federal income tax purposes or being treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code, or (E) would cause all or a portion of any of the assets held by the Company or any of its Subsidiaries to become “tax-exempt use property” within the meaning of Section 168(h) of the Code; provided, that, solely with respect to subclause (A) and subclause (B) of this 6.1(c)(ii), a Transfer shall not be restricted by such subclause (A) and subclause (B) if such Transfer would result, directly or indirectly, in a recapture, loss, reduction, disallowance, or denial of no more than a de minimis percentage of any tax credit or any other tax benefit claimed, or claimable, in respect of any Project by any Person absent such Transfer (as determined in good faith by the Tax Representative); provided, further, that, with respect to any Transfer made pursuant to the immediately preceding proviso, the Transferring Member shall indemnify

25 and hold harmless the non-Transferring Members for any and all losses and damages incurred by such non-Transferring Members as a result of such Transfer; (iii) if such Transfer would cause the Company to be required to register as an investment company under the Investment Company Act of 1940; (iv) if such Transfer would be to a (x) Disqualified Transferee, (y) Company Competitor (or an Affiliate thereof) or an RNG Industry Participant (other than a Permitted Transfer pursuant to 6.1(b)(iv)(C), 6.1(b)(ii) or 6.1(b)(iii)) (provided, however, that a Transfer to an RNG Industry Participant shall not be restricted by the foregoing clause (y) so long as the Units so transferred are held by such RNG Industry Participant solely as a passive economic investment) or (z) Person that is, or whose Affiliate is, then a party adverse in any pending or threatened (in writing or other reasonably satisfactory evidence of such threat) action, suit or proceeding against the Company or any Member or an Affiliate thereof (other than a Permitted Transfer pursuant to 6.1(b)(iv)(C) and 6.1(b)(ii) or 6.1(b)(iii)) (provided, however, that no Person that is an investment fund, an institutional investor or similar vehicle or is managed or advised by an investment fund, an institutional investor or similar vehicle shall be subject to the foregoing clause (x) or the foregoing clause (y) solely as a result of such Person’s or its Affiliate’s ownership of an investment in a Person described in the foregoing clause (x) or the foregoing clause (y)); or (v) if such Transfer would reasonably be expected to give rise to any material incremental tax liability to the Company or any of the non-Transferring Members (other than a Permitted Transfer pursuant to 6.1(b)(ii)). (d) Prior to the direct Transfer of any Equity Security in the Company, the proposed transferee shall deliver to the Tax Representative an IRS Form W-9, or other similar documentation or forms as the Tax Representative reasonably requests, in each case, in form and substance reasonably satisfactory to the Tax Representative. (e) Notwithstanding anything to the contrary in this Agreement, including this 6.1: (i) Until the Class B Members’ Remaining Capital Commitment has been reduced to $0, with respect to any Transfer of Units by a Class B Member (or any direct or indirect parent thereof) to a Permitted Transferee pursuant to 6.1(b)(i) and 6.1(b)(ii), such Transfer shall not be effective unless, prior to or concurrently with such Transfer, (i) the proposed Permitted Transferee (or its direct or indirect parent entity, as applicable) has a Tangible Net Worth of at least $[*****]or (ii) the Guaranty remains in place or the proposed Permitted Transferee provides an equity commitment letter, fund guaranty, or other form of credit support reasonably acceptable to the Class A Members, in each case, securing the full and timely funding of such Remaining Capital Commitment when called. The transferring Class B Member shall provide the Class A Members with such information as may be reasonably requested to evaluate the Tangible Net Worth of the proposed Permitted Transferee. If the Class A Members determine reasonably and in good faith that the proposed Permitted Transferee does not satisfy the

26 Tangible Net Worth requirement and no acceptable credit support is provided or the Guaranty is not maintained, such Transfer shall not be a Permitted Transfer for purposes of this Agreement; and (ii) no Transfer restrictions set forth herein will limit (x) any Transfer of equity interests of any Member’s Parent or (y) any transaction or series of related transactions that would constitute a Change of Ameresco Control. 6.2 Right of First Offer. (a) Following the Lock-up Period and prior to the applicable Class B Member receiving an aggregate amount of distributions pursuant to 5.1(a)(i) with respect to the aggregate amount of its Capital Contributions sufficient to achieve the Target IRR on such aggregate amount of its Capital Contribution, if any Class B Member proposes to Transfer all or a portion of such Class B Member’s Class B Units (such Class B Units, the “ROFO Offered Units” and such Member, the “ROFO Selling Member”) in an arm’s-length transaction or series of related transactions (whether by way of purchase agreement, tender offer, merger, consolidation, business combination or other similar transaction, and whether on its own initiative or in response to an offer) to any Person or group of Persons other than a Permitted Transferee or as a Tag-Along Member in a Tag-Along Sale pursuant to 6.4, then the ROFO Selling Member shall deliver written notice to each other Member (each, an “Eligible Member”) (it being understood, for the avoidance of doubt, that if any Eligible Member is (x) a Class B Member, then no other Class B Member shall constitute an Eligible Member in respect of such transaction or (y) a Class A Member, then no other Class A Member shall constitute an Eligible Member in respect of such transaction) no later than [*****]before the proposed closing date of such Transfer (such notice, a “ROFO Notice” and such Transfer, a “ROFO Transfer”), [*****]. The date that the ROFO Notice is received by the Eligible Members shall constitute the “ROFO Notice Date.” Such ROFO Notice shall specify the following: (i) the proposed closing date of the ROFO Transfer; (ii) [*****] (iii) [*****]. (b) Each Eligible Member shall have up to [*****] after the ROFO Notice Date (such [*****], the “ROFO Expiration Date”) to notify the ROFO Selling Member of its binding intent to purchase all, but not less than all, of the ROFO Offered Units by delivering a written notice (the “ROFO Acceptance Notice”) on the terms and conditions substantially consistent in all material respects with those set forth in the ROFO Notice. The delivery of a ROFO Acceptance Notice under this 6.2 shall constitute an irrevocable commitment to purchase such ROFO Offered Units, on the terms and conditions of the ROFO Acceptance Notice. If such Eligible Member does not deliver a ROFO Acceptance Notice by such date, it will be deemed to have elected not to purchase any of the ROFO Offered Units. (c) If an Eligible Member does not deliver a ROFO Acceptance Notice in accordance with 6.2(b), the ROFO Transfer to the proposed transferee shall be consummated as soon as practicable following the ROFO Expiration Date, but in any event within [*****]

27 following the ROFO Notice Date; provided that such [*****]period shall be extended to obtain any regulatory approvals as may be reasonably necessary to effect such Transfer; provided, further, that the price for the ROFO Transfer to the transferee is a price not less than the Offer Price and the other terms and conditions of such ROFO Transfer are not materially less favorable to the ROFO Selling Member than those set forth in the ROFO Notice. If the ROFO Offered Units are not so Transferred during such [*****] period (as may be extended to obtain any regulatory approvals as may reasonably necessary to effect such Transfer), then the ROFO Selling Member shall not Transfer any of such ROFO Offered Units without complying again in full with the provisions of this Agreement, including this 6.2. (d) If an Eligible Member delivers a ROFO Acceptance Notice in accordance with 6.2(b), the Board shall thereafter set a reasonable place and time for the closing of the purchase and sale of the ROFO Offered Units, which shall be not more than [*****] after the ROFO Expiration Date (or, if later, solely to the extent that regulatory approvals are required for such issuance, [*****] after receipt thereof) unless otherwise agreed by all of the Parties to such transaction (such period, the “ROFO Closing Period”). Subject to obtaining any regulatory approvals as may be reasonably necessary to effect the purchase of the ROFO Offered Units, such Eligible Member shall pay in full the Offer Price by wire transfer of immediately available funds to an account specified by the ROFO Selling Member. The ROFO Selling Member shall cooperate with the Eligible Member electing to purchase the ROFO Offered Units to obtain any regulatory approvals as may be reasonably necessary to effect the purchase of the ROFO Offered Units. The Eligible Member electing to purchase the ROFO Offered Units in accordance with this 6.2, if agreed by the proposed transferee of such ROFO Offered Units, shall be entitled to receive customary representations and warranties regarding such sale and receive a customary release of claims and such other evidence, including applicable inheritance and estate tax waivers, as may be reasonably necessary (in the electing Eligible Member’s judgment, as applicable) to effect the purchase of the ROFO Offered Units. If an Eligible Member fails to deliver a ROFO Acceptance Notice with respect to a particular proposed Transfer, such failure shall not constitute a waiver of such Eligible Member’s right to exercise its rights pursuant to this 6.2 for subsequent proposed Transfers. (e) Notwithstanding the foregoing, if (i) each Eligible Member fails to elect to purchase all of the ROFO Offered Units on or prior to the ROFO Expiration Date or (ii) the closing of the purchase and sale of the ROFO Offered Units is not consummated within the ROFO Closing Period (and the ROFO Selling Member has fully complied with the provisions of this 6.2) due to a breach by such Eligible Member of this 6.2, then, in either case, such Eligible Member shall not have the right to purchase any of the ROFO Offered Units and the ROFO Selling Member may Transfer to one or more third parties all, but not less than all, of the ROFO Offered Units within [*****]after the ROFO Closing Period so long as the terms of such Transfer to one or more third parties is on terms that are not (as a whole) more favorable to any such third party than the terms set forth in the ROFO Notice. If the ROFO Offered Units are not so Transferred within the applicable [*****] period, the ROFO Selling Member may not sell any of the ROFO Offered Units without again complying in full with the provisions of this 6.2. (f) This 6.2 shall terminate in its entirety upon consummation of an IPO.

28 6.3 Drag-Along Right. (a) If, following the Lock-up Period and subject to the proviso at the end of this sentence, the Class A Members (in such capacity, collectively, the “Initiating Unitholder”) desire to effect a Company Sale (whether in a single transaction or series of related transactions, and whether by merger, consolidation, business combination or other similar transaction) to any Person or group of Persons that is not a Permitted Transferee of the Initiating Unitholder, then, at the option of the Initiating Unitholder, the other Members (the “Dragged Unitholders”) shall be required, subject to receipt of a Drag Notice (as defined below) and a contemporaneous sale by the Initiating Unitholder of its Units to the purchaser, to sell all or their respective portion, as applicable, of their respective Units; provided, that such sale shall have been approved pursuant to 4.5 unless, subject to 2.1(b)(iii), the proceeds of the Drag Transaction are sufficient [*****] (the “Drag Transaction”) (it being understood that the Class A Members shall be permitted to reallocate the proceeds distributable with respect to any Drag Transaction with respect to the Class A Members’ Units to the extent necessary to cause the amounts distributable with respect to the Units held by the Class B Members to exceed the thresholds set forth in this proviso and to accordingly consummate such Drag Transaction without regard to any provision of 4.5 to the contrary). Prior to consummating any Drag Transaction, the Initiating Unitholder shall provide the Company and the Dragged Unitholders with written notice not less than [*****] prior to the date on which the Initiating Unitholder expects to enter into definitive agreements to consummate the Drag Transaction, identifying the purchaser, the proposed amount and form of the Drag Consideration (as defined below) and all other material terms and conditions of the Transfers to be made pursuant to the Drag Transaction, including the expected closing date of the Drag Transaction (a “Drag Notice”). If the terms and/or conditions set forth in the Drag Notice are thereafter amended in any respect, the Initiating Unitholder shall give written notice of the amended terms and conditions of the proposed Drag Transaction to each Dragged Unitholder. (b) The consideration to be received by each Dragged Unitholder in the Drag Transaction shall be in the same form as, and the terms and conditions of such sale shall be the same (other than aggregate price, but at the same price per Unit) as, those offered to the Initiating Unitholder, subject to the limitations set forth in 6.3(c); provided, however, that the consideration payable to the Initiating Unitholder and the Dragged Unitholders in connection with the Drag Transaction shall be allocated as described in 6.3(d). (c) In connection with the Drag Transaction, each Dragged Unitholder will agree to make or agree to the same customary representations, covenants, indemnities and agreements as the Initiating Unitholder; provided, however, that each Dragged Unitholder (i) need only give representations or warranties (severally and not jointly) with respect to matters related solely to such Dragged Unitholder and its ownership of its Units (such as representations regarding title, capacity, due authorization, legal proceedings, absence of conflicts, consents and brokers) and (ii) shall be required to economically bear no more than its pro rata portion (based on proceeds received by such Dragged Unitholder as compared to proceeds received by all Members) of any indemnification or escrow obligation (which shall be several and not joint) with respect to representations, warranties and covenants of any Person other than such Dragged Unitholder (which shall not in any event exceed the net proceeds received by such Dragged Unitholder in such transaction); provided, that no Dragged Unitholder shall be obligated (A) to incur liability to any Person in connection with such Drag Transaction other than an indemnity

29 that is no greater than the lesser of (1) its pro rata portion of such liability base on the proceeds to be realized by such Dragged Unitholder and (2) the proceeds realized by such Dragged Unitholder in such sale, except with respect to claims related to fraud or willful breach by such Dragged Unitholder, (B) to enter into any non-solicitation or non-competition covenant or agreement (or other similar agreement) or (C) accept its consideration in a form other than cash or marketable securities in connection with the Drag Transaction. On the date of the Drag Transaction, each Member shall deliver a certificate or certificates (to the extent certificated) for all of such Member’s Units to be transferred in the sale, duly endorsed for transfer with signatures guaranteed, to the prospective purchaser in the manner and at the address specified by such purchaser against delivery of the purchase price therefor. The Initiating Unitholder shall pay the costs of a Drag Transaction. For purposes of this 6.3, costs incurred by the Class B Members in exercising reasonable efforts to take all actions in connection with the consummation of a Drag Transaction in accordance with this 6.3 shall be deemed to be for the benefit of all Members, including the reasonable attorneys’ fees and charges for one legal counsel retained by the Class B Members in connection with such Drag Transaction. (d) Subject to the proviso in the first sentence of 6.3(a), the aggregate consideration (the “Drag Consideration”) in the Drag Transaction shall be allocated among the Initiating Unitholder and the Dragged Unitholders, such that the Initiating Unitholder and each Dragged Unitholder receives the amount that would be distributed to such Member pursuant to 5.1(b) in respect of such Member’s Units to be Transferred in the Drag Transaction if the cash value of 100% of the Units (as implied by the Drag Consideration) were distributed in accordance with the order and priority set forth in 5.1(b) at the time of the closing of the Drag Transaction. (e) The Initiating Unitholder shall, in its sole discretion, decide whether or not to consummate, postpone or abandon any Drag Transaction. No Member shall have any liability to any other Member or the Company arising from, relating to or in connection with the consummation, postponement, abandonment or the terms and conditions of any Drag Transaction, regardless of whether the Initiating Unitholder has delivered a Drag Notice, except to the extent such Member shall have failed to comply with the provisions of this 6.3. (f) This 6.3 shall terminate in its entirety upon consummation of an IPO. 6.4 Tag-Along Right. (a) If (i) following the Lock-up Period and (ii) in compliance with 6.2 (as applicable), any Member proposes to Transfer all or any portion of its Units to any Person or group of Persons (the “Proposed Transferee”), then each other Member (such Member in such capacity, a “Tag-Along Member”) shall be permitted to participate in such Transfer (a “Tag- Along Sale” and the transferring Member, the “Selling Member”) on the terms and conditions set forth in this 6.4 (it being understood, for the avoidance of doubt, that if any Tag-Along Member is (x) a Class B Member, then no other Class B Member shall constitute a Tag-Along Member in respect of such transaction or (y) a Class A Member, then no other Class A Member shall constitute a Tag-Along Member in respect of such transaction). Notwithstanding the foregoing, (i) neither the Class A Member nor its Affiliates shall be permitted to participate as a Tag-Along Member with respect to a Transfer by the Class B Member (as a Selling Member)

30 unless and until such Class B Member has received [*****], (ii) this 6.4 shall apply to (x) any direct Transfer of the Company’s Equity Securities, (y) any direct Transfer of Equity Securities in any Person that holds the Company’s Equity Securities and (z) any Transfer of Equity Securities of any Person that has a direct or indirect interest in the Equity Securities of the Company, except that this clause (ii)(z) shall not apply with respect to any Person that owns material assets or liabilities unrelated to its holdings in the Company and (iii) this 6.4 shall not apply to any Transfer of the Equity Securities of any Member’s Parent. (b) Prior to the consummation of any Tag-Along Sale, the Selling Member shall deliver to the Company and each other Member a written notice (a “Sale Notice”) of the proposed Tag-Along Sale. In no event may the Tag-Along Sale be consummated until the [*****] following the delivery of the Sale Notice. The Sale Notice shall make reference to the Tag-Along Members’ rights hereunder and shall describe in reasonable detail: (i) the number of Units to be Transferred by the Selling Member (and the total number of Units then owned by the Selling Member), (ii) the identity of the Proposed Transferee, (iii) the per Unit purchase price and other material terms and conditions of the proposed Transfer, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof and in the event the Tag-Along Sale is in connection with a transaction in which the Selling Member or its Affiliates is Transferring assets in addition to Units, the total purchase price for such assets and the value that is allocated to the Units, (iv) the proposed date and time of Transfer, if known, and (v) a copy (if available) of any definitive documentation executed or proposed to be executed in connection therewith. (c) Exercise of Tag-Along Right. (i) Upon receipt of the Sale Notice, each Tag-Along Member shall have until the end of the [*****] following such receipt to elect to participate in the Tag- Along Sale by delivering a written notice (such notice, a “Tag-Along Notice” and such [*****] period, the “Tag-Along Offer Period”) to the Selling Member and the Company stating that it offers to sell Units on the terms specified in the Sale Notice and specifying the number of Units offered to be sold by it. Any such Tag-Along Notice so delivered shall be irrevocable and, to the extent such offer is accepted, shall be binding and shall obligate the applicable Tag-Along Member to sell in the Tag-Along Sale on the terms and conditions set forth in the Sale Notice and in accordance with this 6.4. Each Tag-Along Member shall have the right to sell in a Tag-Along Sale up to the number of Units equal to the product obtained by multiplying (A) the number of Units held by the Tag-Along Member by (B) a fraction determined by dividing (x) the number of Units the Selling Member proposes to Transfer to the Proposed Transferee by (y) the number of Units then owned by such Selling Member. (ii) The Selling Member shall use its commercially reasonable efforts to obtain the agreement of the Proposed Transferee to the participation of each Tag- Along Member in any contemplated Transfer and to include in the proposed sale to the Proposed Transferee all of the Units that the Tag-Along Members have requested to have included pursuant to the applicable Tag-Along Notices, it being understood that the Proposed Transferee shall not be required to purchase Units in excess of the number of Units proposed to be Transferred in the Sale Notice. In the event the Proposed Transferee

31 elects to purchase less than all of the Units sought to be Transferred by the Tag-Along Members, the aggregate number of Units to be Transferred to the Proposed Transferee by the Selling Member and each Tag-Along Member shall be reduced so that each such Member (including, for the avoidance of doubt, the Selling Member) is entitled to sell its Tag-Along Pro Rata Portion of the number of Units the Proposed Transferee elects to purchase. For the purposes of this 6.4, “Tag-Along Pro Rata Portion” shall mean, with respect to any Member, a fraction determined by dividing (A) the number of Units sought to be Transferred by such Member in such Tag-Along Sale by (B) the aggregate number of Units sought to be Transferred by all of the Members (including, for the avoidance of doubt, the Selling Member) in such Tag-Along Sale. If the number of Units to be sold by the Tag-Along Member is adjusted pursuant to this 6.4(c)(ii), such Tag-Along Member shall have the right to revoke its election to participate in the contemplated Transfer pursuant to 6.4(c)(i). (iii) Each Tag-Along Member who does not deliver a Tag-Along Notice in compliance with clause (i) above shall be deemed to have waived all of such Tag-Along Member’s rights to participate in such Tag-Along Sale, and the Selling Member shall (subject to the rights of any other Tag-Along Member which have been validly exercised) thereafter be free for a period of [*****] following the end of the Tag- Along Offer Period to Transfer to the Proposed Transferee its Units at a per Unit price that is no greater than the per Unit price set forth in the Sale Notice. (d) Each Tag-Along Member participating in a Tag-Along Sale shall receive the same consideration per Unit as the Selling Member before deductions of any tax or other amounts required to be withheld under applicable Law. (e) In connection with the Tag-Along Sale, each Tag-Along Member will agree to make or agree to the same customary representations, covenants, indemnities and agreements as the Selling Member; provided, however, that each Tag-Along Member (i) need only give representations or warranties (severally and not jointly) with respect to matters related solely to such Tag-Along Member and its ownership of its Units (such as representations regarding title, capacity, due authorization, legal proceedings, absence of conflicts, consents and brokers) and (ii) shall be required to economically bear no more than its pro rata portion (based on proceeds received by such Tag-Along Member as compared to proceeds received by all Members) of any indemnification or escrow obligation (which shall be several and not joint) with respect to representations, warranties and covenants of any Person other than such Tag- Along Member (which shall not in any event exceed the net proceeds received by such Tag- Along Member in such transaction); provided, that no Tag-Along Member shall be obligated (A) to incur liability to any Person in connection with such Tag-Along Sale other than an indemnity that is no greater than the lesser of (1) its pro rata portion of such liability base on the proceeds to be realized by such Tag-Along Member and (2) the proceeds realized by such Tag-Along Member in such sale, except with respect to claims related to fraud or willful breach by such Tag-Along Member, or (B) to enter into any non-solicitation or non-competition covenant or agreement (or other similar agreement). (f) Each participating Tag-Along Member shall take all actions as may be reasonably necessary to consummate the Tag-Along Sale, including entering into agreements and

32 delivering certificates and instruments, in each case, consistent with the agreements being entered into and the certificates and instruments being delivered by the Selling Member or as may be reasonably requested by the Selling Member or the Company in order to carry out the terms and provisions of this 6.4. (g) The Selling Member shall, in its sole discretion, decide whether or not to consummate, postpone or abandon any Tag-Along Sale. No Member shall have any liability to any other Member or the Company arising from, relating to or in connection with the consummation, postponement, abandonment or the terms and conditions of any Tag-Along Sale except to the extent such Member shall have failed to comply with the provisions of this 6.4. (h) This 6.4 shall terminate in its entirety upon consummation of an IPO. 6.5 Call Option. (a) Upon a Change of Ameresco Control with respect to the Class A Members, the Class A Members shall promptly (and in any event, within [*****]) deliver written notice of such to the Class B Members. Within [*****] after any such Change of Ameresco Control (the “Call Option Exercise Period”), each Class A Member shall have the option, in its sole discretion, to acquire from the Class B Members, all, and not less than all, of the Units held by such Class B Members (such option, the “Call Option”) in exchange for, [*****]. The Call Option may be exercised by any Class A Member during the Call Option Exercise Period by providing written notice (the “Call Option Notice”) to the Class B Members following receipt by the Class A Member’s Parent or its applicable Affiliate of a bona fide request from the counterparty in the proposed Change of Ameresco Control that such counterparty desires the Call Option to be exercised. Such Call Option Notice must be delivered prior to expiration of the Call Option Exercise Period. If, at the expiration of the Call Option Exercise Period, no Class A Member shall have delivered a Call Option Notice, the Class A Members shall be deemed to have waived all of their rights under this 6.5 with respect to the exercise of the Call Option; provided, that any Call Option Notice delivered by a Class A Member shall be deemed to be effective with respect to each other Class A Member. (b) At the closing of the consummation of the Call Option, the acquiring Class A Members shall pay, or cause to be paid, to each Class B Member the Call Purchase Price, on a pro rata basis, in respect of the aggregate amount of Capital Contributions made by each Class B Member by wire transfer of immediately available funds to an account designated by each Class B Member and each Class B Member shall deliver a signature page to a transfer document, which shall be executed by an authorized representative of the Class B Members, transferring its Units to the acquiring Class A Members free and clear of all encumbrances. The Call Purchase Price proceeds will be paid by the Class A Members to the account(s) designated in writing by the other Members. Notwithstanding anything herein to the contrary, but without limiting other circumstances in which the Class A Members’ rights under this 6.5 may terminate, if no Class A Member delivers a Call Option Notice prior to the expiration of the Call Option Exercise Period and the Class A Members fail to consummate the Call Option by the date that is the earlier of (i) [*****] following the date on which the Call Purchase Price is finally determined (subject to extension for receipt of required regulatory approvals) or (ii) [*****] following the last day of the Call Option Exercise Period, the Class A Members shall be deemed to have waived all of

33 their rights under this 6.5 with respect to the Call Option, unless the failure to consummate the Call Option is due to a breach by any Class B Member of its obligations under this 6.5. (c) Each Class A Member agrees that, with respect to a Drag Transaction or the Call Option, it and its Affiliates shall not, directly or indirectly, structure, effect or permit any transaction or series of related transactions the primary purpose or reasonably foreseeable effect of which is to circumvent or frustrate the economic intent of this Agreement, including by enabling such Class A Member or any of its Affiliates to realize value attributable to the Company at a valuation or on terms more favorable than those made available to the Company or the other Member(s) in connection with the negotiation and consummation of a Drag Transaction or the Call Option. 6.6 Additional Members. (a) Except as set forth in 2.1(d) and 2.1(e), no Person shall be admitted as an additional Member of the Company except as expressly permitted by this Agreement (including 6.6(b)) or with the prior written consent of each of the Members. (b) In connection with (i) any direct Transfer of record ownership of Units, (ii) a Third-Party Default Contribution, (iii) a Capital Contribution from any non-Member third party that occurs after the end of the Availability Period, or (iv) any issuance of Units to a third party approved by the Board (subject to the Reserved Matters set forth herein), each Person that becomes a record holder of Units in accordance with, and to the extent permitted by, the terms of this Agreement (including any Transfer pursuant to 6.1(a)), in each case that is not already a Member, shall execute and deliver this Agreement or a counterpart of this Agreement and agree in writing to be bound by the terms and conditions of this Agreement that were applicable to the Transferor with respect to the Units Transferred (including the restrictions on Transfer contained in this Article VI) and shall thereupon be admitted as an additional Member of the Company (an “Additional Member”); provided, that upon the direct Transfer of any Units, the Company shall amend Exhibit A to reflect such Transfer, and any revision to Exhibit A made in accordance with this 6.6 shall be deemed not to be an amendment to this Agreement for the purposes of 10.2 and no action of any Member shall be required for the Company to amend or update Exhibit A. (c) Each Additional Member shall be named as a Member on Exhibit A. Unless and until admitted as an Additional Member, a Transferee of any Units, or a recipient of any newly issued Units or other Equity Securities of the Company, shall have no powers, rights or privileges of a Member of the Company. (d) Following any direct Transfer of record ownership of Units in accordance with this 6.6, the Transferee thereof shall be treated as having made all of the Capital Contributions in respect of, and received all of the distributions received in respect of, such Units on or prior to the date of such Transfer, and shall receive allocations and distributions in respect of such Units as if such Transferee had been a Member from the date of such Transfer. (e) The Secretary and the Company shall maintain books for the purpose of registering the Transfer of record ownership of Units. Upon a direct Transfer of any record ownership of Units, the Transferor thereof shall notify the Company so that such Transfer may

34 be registered by the Secretary in the books and records of the Company. A direct Transfer of any record ownership of Units shall be effective upon the satisfaction of the conditions to Transfer set forth herein and the Company shall promptly thereafter complete registration of the Transfer in the books and records of the Company. (f) Notwithstanding anything to the contrary set forth herein, any obligations or rights of, and references to, a named Member or such Member’s Units shall apply to the respective Permitted Transferees of such Members that become Additional Members and such Additional Members’ Units in accordance with the terms of this Agreement, and it shall be a condition to any such Transfer that such Permitted Transferee be bound to all of terms applicable to such named Member hereunder; provided, however, that the right to designate Managers may not be Transferred by a Member to a non-Affiliate third party of such Member without the prior written consent of the Class A Members and the Class B Members. (g) Without the prior written consent of all the Members, in no event shall any Person be admitted as Additional Member of the Company if such admittance will cause the Company to have more than 10 Members, excluding any issuance of Profits Units. 6.7 Termination of Member Status. Any Member that directly Transfers all of its Units shall immediately cease to be a Member and shall no longer be a party to this Agreement (in its capacity as a Member) and Exhibit A shall be updated to eliminate such Person therefrom; provided, that such Member (a) shall not thereby be relieved of liability for any breach of this Agreement prior to such time or from any obligation under this Agreement other than its capacity as a Member; (b) shall retain any rights with respect to any breach of this Agreement by any other Person prior to such time; (c) shall retain the right to indemnification in accordance with the terms hereof; (d) shall retain any other rights and continue to be bound by any obligations that survive a Member’s ceasing to be a Member under 5.1(c); and (e) shall not thereby be relieved of any of its obligations under this 6.7. 6.8 Void Transfers. To the greatest extent permitted by the Act and other applicable Law, any Transfer made or permitted by any Member of all or any portion of its Units in contravention of this Agreement shall be ineffective and null and void ab initio and shall not bind or be recognized by the Company or any other Person. In the event of any Transfer in contravention of this Agreement, to the greatest extent permitted by the Act and other applicable Law, (a) the purported Transferee shall have no right to any profits, losses or distributions of the Company or any other rights of a Member (including voting rights), and (b) the Parties engaging or attempting to engage in such Transfer shall indemnify and hold harmless the Company and each of the Members from all losses that such indemnified Persons may incur (including attorneys’ fees and expenses) in enforcing the provisions of this Agreement. 6.9 Registration Rights. (a) In connection with an IPO, the Company shall (or shall cause its applicable Subsidiary to) enter into a registration rights agreement with the Members with respect to the registration of such entity’s securities in form and substance reasonably satisfactory to the Board and the Members; provided, that such registration rights agreement shall provide for (i) long-form and short-form demand registration rights, as well as shelf registration rights, for the Members, (ii) customary piggyback provisions, (iii) customary

35 cooperation provisions with respect to underwritten block trades, (iv) pro rata cutback provisions, (v) customary “holdback” provisions and (vi) customary indemnification provisions. In addition, the Company (or its successor) shall not grant any registration rights to any third parties which are more favorable than or inconsistent with the rights granted to the Members unless any such more favorable rights are concurrently added to the rights of the Members. Each Member hereby agrees to execute any commercially reasonable registration rights agreement proposed by the Company or any of its Subsidiaries as long as such agreement is consistent in all material respects with the foregoing. (b) All expenses incident to the Company’s or its applicable Subsidiary’s performance of or compliance with this 6.9, including all registration and filing fees, fees and expenses of compliance with securities or blue-sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for such entity and the applicable Member(s) and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by such entity will be borne by such entity. All underwriting discounts and commissions will be borne by the seller of the securities sold pursuant to the registration. ARTICLE VII COVENANTS 7.1 Confidentiality. (a) The Company and each Member agrees that it shall keep the Confidential Information strictly confidential, and each such Person shall not disclose any Confidential Information to any Person in any manner, except that Confidential Information may be disclosed as follows: (i) to any of such Person’s Representatives who need to be familiar with such Confidential Information in connection with such Member’s investment in or other commercial relationships with the Company or its obligations under the Transaction Documents and who are subject to obligations of confidentiality with respect to such Member; (ii) as part of such Person’s bona fide reporting or review procedures (subject to such Member’s internal confidentiality policies and procedures); (iii) on a confidential basis to any prospective investor or financing source providing or contemplating providing financing to such Person or any of its Affiliates to the extent reasonably necessary to obtain such financing so long as (x) prior to disclosure the recipient of such Confidential Information (including any such prospective investor or financing source) has executed an undertaking of confidentiality substantially comparable to what is set forth herein and (y) such recipient (including any such prospective investor or financing source) is not a Company Competitor (except in connection with a Transfer contemplated by the proviso in 6.1(c)(iv));

36 (iv) to the extent disclosure is required by applicable Law, including, for the avoidance of doubt, any applicable securities laws, rules or regulations (including Regulation FD, the Securities Act, the Exchange Act, and the rules and regulations of the U.S. Securities and Exchange Commission), or any listing agreement or stock exchange rule, or in connection with any required securities filings (including the filing of this Agreement, the Contribution Agreement, or any related agreements as exhibits to any periodic report or current report on Form 8-K or otherwise), or if any Person or its Representatives have received a subpoena or other written demand under color of legal right for such information; provided, that such Person shall first, as soon as practicable upon becoming aware of such requirement or receipt of such demand, furnish a copy thereof to the Company and the other Members and, if practicable so long as such Person shall not be in violation of such requirement, subpoena or demand or likely become liable to any penalty or sanctions thereunder, afford the Company and such other Members reasonable opportunity, at the Company’s or such other Members’ cost and expense, to prevent or limit such disclosure or to obtain an appropriate protective order or similar relief (and such Person shall cooperate with such efforts by the Company and such other Members, and shall in any event make only the minimum disclosure that, in the opinion of legal counsel, is required to be disclosed by such Law, and shall use reasonable efforts to ensure further confidential treatment of the information so disclosed); provided, further, that nothing in this 7.1 shall require any Member to delay or withhold any disclosure required to comply with its obligations under applicable securities laws, rules or regulations, or stock exchange rules, including Regulation FD, the Securities Act or the Exchange Act; (v) in the case of any Member, to any Person (other than a Company Competitor) to whom such Member is contemplating a Transfer of all or any portion of its Units (or other Equity Securities of the Company or of its successor or an affiliated IPO entity in connection with an IPO, as applicable) or prospective merger partner; provided, that (A) prior to disclosure, the potential Transferee has executed an undertaking of confidentiality substantially comparable to what is set forth herein, (B) the potential Transferee meets the requirements set forth in 6.1 and (C) such Member shall be responsible for breaches of such confidentiality agreement by such potential Transferee, for so long as the Company does not have direct recourse against such potential Transferee for any such breaches; (vi) if the prior written consent of all of the Managers shall have first been obtained; (vii) to a court of competent jurisdiction, an auditor pursuant to 6.2(a)(ii), or to appraisers as provided in this Agreement, to the extent necessary for the enforcement of any right of a Member arising under this Agreement; or (viii) as part of such Member’s use of any artificial intelligence or machine learning system (each, an “AI Tool”), so long as such AI Tool (v) is used solely in connection with such Member’s evaluation, monitoring, or administration of its investment in the Company, (w) employs commercially reasonable cybersecurity safeguards; (x) is a private or enterprise instance made available pursuant to written terms

37 that prohibit the use of such Confidential Information to train, fine-tune, test, improve, or otherwise develop such AI Tool or any underlying models, algorithms, or systems and prohibit the retention, storage, or disclosure to third parties of such Confidential Information; (y) does not disclose, transmit, or otherwise make available any input data or output data to any third party, other than to service providers operating such AI Tool on behalf of such Member, and only if such service providers are subject to written confidentiality and data protection obligations at least as protective as those set forth herein; provided, that any and all outputs, results, analyses, summaries, or other materials generated by or through any AI Tool using or derived from any Confidential Information shall constitute Confidential Information under this Agreement. (b) Each Member agrees that it will be responsible for any breach or violation of the provisions of this 7.1 by any of its Representatives. (c) Each Member agrees that it will use the Confidential Information in compliance with all restrictions under this Agreement, including 5.5. The Company shall only use the Confidential Information in connection with the Business. (d) Notwithstanding anything to the contrary set forth herein, the Company, each Member, their respective Affiliates and their respective Representatives may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions and tax analysis) that are provided to the Company or the Member relating to such tax treatment and tax structure; provided, that the foregoing does not constitute authorization to disclose information identifying the Company, any Member (or its Representatives), any parties to transactions engaged in by the Company or (except to the extent relating to such tax structure or tax treatment) any nonpublic commercial or financial information. (e) For the avoidance of doubt, (i) nothing contained in this Agreement limits, restricts or in any other way affects any Member from communicating with any Governmental Authority, or communicating with any official or staff person of a Governmental Authority, concerning matters relevant to the Governmental Authority, or requires any Member to furnish notice to the Company of the same (in each case, with respect to matters unrelated to this Agreement, the Company, the business of the Company or its Subsidiaries or the other Members), and (ii) nothing contained in this 7.1 shall prohibit a Member from disclosing a trade secret (y) to a federal, state, or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of Law and subject to reasonable confidentiality protections, or (z) in a complaint or other document filed under seal in a lawsuit or other proceeding. (f) The obligations of a Member under this 7.1 shall terminate on the first anniversary of the date on which such Member ceases to beneficially own any Equity Securities of the Company.

38 7.2 Certain Tax Matters. The Members agree to cooperate and use their respective commercially reasonable best efforts to structure any IPO or Company Sale in a tax-efficient manner, and, in the case of an IPO, reasonably consider entering into a customary tax receivable agreement or similar agreement. In connection with any IPO, any tax receivable or similar agreement (if relevant) shall provide that the Class B Members and the Class A Members shall each receive, respectively, payments based on the utilization by the vehicle used for the IPO of tax benefits attributable to any tax benefits provided by the Members (including tax benefits resulting from taxable exchanges of Units for cash or such securities of the vehicle used for the IPO, and including tax benefits from existing tax basis and tax attributes from the Members that do not effect taxable exchanges of Units), as determined on a Member by Member basis. (a) Each Member hereby covenants to the Company and each other Member that it shall not become, nor will it cause the Company to become, (i) a Disqualified Person during the Recapture Period in respect of any Project or (ii) a Related Party during the Section 45Z Period, as applicable, in each case, to the extent that, if such Member became a Disqualified Person or a Related Party, it would result, directly or indirectly, either (x) in a more than de minimis adverse tax consequence to the Company, any Subsidiary of the Company, or any of the Members (as determined in good faith by the Tax Representative) or (y) a loss, reduction, disallowance, or denial of all or any part of any tax credit or any other tax benefit claimed, or claimable, in respect of any Project by any Person (as determined in good faith by the Tax Representative). (b) Each Member hereby covenants to the Company and each other Member that it shall not become, nor will it cause the Company or any Subsidiary of the Company to become, a Specified Foreign Entity or a Specified Foreign-Influenced Entity. 7.3 Certain Tax Credit Matters. (a) The Class A Member shall cause, with respect to each Member (the “Tax Credit Transferring Members”) that notifies the Class A Member, with respect to its share of ITC or Section 45Z Credit, the Company to make an election, pursuant to Section 6418 of the Code to transfer either an ITC or Section 45Z Credit (a “Tax Credit Transfer Election”, and each such transfer, a “Tax Credit Transfer”) to one or more taxpayers identified by the Class A Member that (i) is not related to the Company within the meaning of Sections 267(b) or 707(b)(1) of the Code, (ii) is an eligible taxpayer and (iii) is not a Disqualified Person (each a “Tax Credit Purchaser”) all or a portion of the Company’s ITCs or Section 45Z Credits, as applicable. (b) With respect to a Tax Credit Transfer, the agreement governing the purchase and sale of the Company’s ITCs or Section 45Z Credits, as applicable, (each a “Tax Credit Transfer Agreement”) shall be negotiated by the Class A Member pursuant to an arm’s- length transaction between the Company and the Tax Credit Purchaser, so long as the following conditions are satisfied with respect to the Tax Credit Transfer Agreement: (i) The Tax Credit Transfer Agreement does not impose any material obligation upon any Members that have not notified the Class A Member to sell their share of ITCs or Section 45Z Credits (the “Non-Tax Credit Transferring Members”),

39 except for those obligations (A) (x) that are not unduly burdensome to the Non-Tax Credit Transferring Members, and (y) that relate to the taking of actions that are in such Non-Tax Credit Transferring Member’s power and control to take (after exercising commercially reasonable efforts to take such actions) or (B) as to which such Non-Tax Credit Transferring Member has given its prior written consent, such consent not to be unreasonably withheld, conditioned, or delayed; (ii) Each Tax Credit Transferring Member indemnifies the Company in form and substance reasonably satisfactory to the Company and the Non-Tax Credit Transferring Members for any liability arising out of such Tax Credit Transfer, including, for the avoidance of doubt, any liability that may arise from a contractual obligation entered into with the Tax Credit Purchaser in respect of such Tax Credit Transfer (such as any indemnification arising from, or related to, any “excess credit transfer” (as contemplated by Section 6418(g)(2) of the Code)); (iii) The Tax Credit Transfer Agreement provides that the Tax Credit Transferring Member or a Parent thereof shall guaranty the Company’s obligations under such Tax Credit Transfer Agreement, and the applicable Tax Credit Purchaser’s sole recourse under such Tax Credit Transfer Agreement shall be to the applicable Tax Credit Transferring Member or their Parent under such guaranty (and, for the avoidance of doubt, such Tax Credit Purchaser shall have no recourse to the Company except in a circumstance in which (A) the Company has breached its obligations under such Tax Credit Transfer Agreement at the direction of a Person other than the Tax Credit Transferring Member or (B) the Non-Tax Credit Transferring Member has engaged in willful misconduct or gross negligence that results in a liability being incurred under such guaranty); and (iv) Such Tax Credit Transfer Agreement complies with Section 6418 of the Code. (c) Prior to the execution of any Tax Credit Transfer Agreement, the Class A Member shall provide the Class B Member with a copy of the Tax Credit Transfer Agreement for the Class B Member’s review and comment reasonably in advance of the date on which such Tax Credit Transfer Agreement is to be executed and reasonably consider any comments provided by the Class B Member with respect to such Tax Credit Transfer Agreement prior to executing such Tax Credit Transfer Agreement. (d) The Tax Representative, as instructed by the Class A Member, and the Board shall cause the Company to: (i) (A) complete the pre-filing registration requirements of Treasury Regulations Section 1.6418-4(b) for the applicable Project within 30 days of the later of (x) the date on which such Project is placed in service for U.S. federal income tax purposes and (y) the date on which such registration portal becomes available for the applicable Taxable Year, and promptly provide evidence to the Tax Credit Transferring Members that the pre-filing registration has been submitted and is in process, and (B) inform the Tax Credit Transferring Members of the registration number of the relevant

40 Project within 30 days following the receipt of the Project’s registration number from the IRS; (ii) make any tax election that the Class A Member deems necessary to ensure that the Company can effectuate a Tax Credit Transfer; (iii) complete, execute and deliver to each Tax Credit Transferring Member and each Tax Credit Purchaser, the applicable Tax Credit Transfer Election statement for countersignature by such Tax Credit Purchaser, and after countersignature by such Tax Credit Purchaser, file such executed Tax Credit Transfer Election statement with the final Tax Return of the Company, in each case, in accordance with this Agreement; (iv) not (A) claim on its U.S. federal income Tax Return the benefits of any ITC or Section 45Z Credit sold or transferred to a Tax Credit Purchaser pursuant to a Tax Credit Transfer Agreement, (B) take any position for any purpose inconsistent with a sale or transfer of the Company’s ITCs or Section 45Z Credits for which a Tax Credit Purchaser has paid a purchase price pursuant to a Tax Credit Transfer Agreement, except as required by applicable Law, (C) agree or elect to transfer a Company ITC or Section 45Z Credit to any Person other than the Tax Credit Purchaser identified by the Class A Member, (D) carry forward or backwards any ITC or Section 45Z Credit from any Taxable Year in which a Project was placed in service for U.S. federal income tax purposes, and (E) permit the Company to be transferred any tax credit under Section 6418 of the Code; and (v) comply with any and all requirements set forth in Section 6418 of the Code and the Treasury Regulations promogulated thereunder during the applicable period in which the Company has made a Tax Credit Transfer Election. (e) Each Member hereby agrees that the Class A Member has the right and authority, subject to Article IV and this 7.3, to commit to a Tax Credit Purchaser to cause the Company to make a Tax Credit Transfer Election with respect to Company ITCs or Section 45Z Credits and to deliver the corresponding Tax Credit Transfer Election statement and no further consents, authorizations, resolutions or similar actions or documentation shall be required to demonstrate such right and authority. 7.4 Publicity. (a) Without limiting the Members’ obligations under 7.1, the Class B Members, on one hand, and the Class A Members, on the other hand, shall reasonably consult with each other, provide each other with a reasonable opportunity to review and give due consideration to reasonable comments made by each other prior to issuing any press releases or otherwise making public announcements with respect to this Agreement and the matters contemplated hereby and prior to making any filings with any third party or any Governmental Authority with respect thereto, except if any consultation would not be reasonably practicable as a result of requirements (including timing requirements) of applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer

41 quotation service or by the request of any Governmental Authority, the disclosing party shall use its commercially reasonable efforts to give at least 24 hours’ notice to the other Members, together with copies of all drafts of the proposed text, prior to the time the applicable communication is made public or filed. (b) The Company shall not issue any press release or otherwise make public announcements with respect to the business of the Company or its Subsidiaries or the Members without the prior written consent of the Members. 7.5 Duties, Exculpation and Indemnification. (a) Certain Duties. Notwithstanding any duty otherwise existing at law or in equity, to the fullest extent permitted by applicable Law and except as expressly contemplated by this Agreement or any other agreement entered into between a Covered Person and any Member or the Company or any of its Subsidiaries, no Covered Person (other than as provided herein) shall have any duty (including any fiduciary duty) otherwise applicable at Law or in equity to the Company, any other Member or to any other Person with respect to or in connection with the Company or the Company’s business or affairs, other than to act in accordance with the non- waivable implied contractual covenant of good faith and fair dealing. Except as expressly set forth in this 7.5(a), it is the intent and agreement of the Members that all fiduciary duties be, and hereby are, eliminated and no fiduciary duties shall apply to any action or omission taken by the Board, any Member (in such Member’s capacity as such), any Manager (in such Manager’s capacity as such) or any of their respective Affiliates, employees, agents and Representatives (other than in their capacities as officers of the Company) hereunder or in connection with the Company. (b) Exculpation. To the fullest extent permitted by Law, no Person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is or was a Member, Manager, the Tax Representative (including, for the avoidance of doubt, any Designated Individual), or any member, shareholder, partner, manager, director, officer, employee, Affiliate, representative, agent of any Member, the Company or any of their respective Subsidiaries or Affiliates, and their respective successors, heirs and legal and personal representatives (collectively, “Covered Persons”) shall be liable to the Company or its Subsidiaries, any Member or any other Person, or is otherwise bound hereby for any act or failure to act in such Person’s capacity as a Covered Person, except in the case of willful misconduct, bad faith, fraud, gross negligence or the willful breach of this Agreement or the conviction of such Covered Person of a felony by a court of competent jurisdiction. (c) Right to Indemnification. Except in the case of willful misconduct, bad faith, fraud, gross negligence or the willful breach of this Agreement or the conviction of the applicable Covered Person of a felony by a court of competent jurisdiction, each Covered Person who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in such Person’s capacity as a Covered Person, and such action, suit or proceeding relates to an act or omission of such Covered Person acting in its capacity as such, shall be indemnified and held harmless by the Company to the fullest extent permitted by the Laws of the

42 State of Delaware; provided, that the foregoing indemnification shall not be available (i) to a Member in the case of an action, suit or proceeding brought by a Member or any other party to this Agreement against such Member for a breach of contract claim relating to this Agreement or any of the other Transaction Documents or (ii) to a Member or to a member, shareholder, partner, Subsidiary or Affiliate thereof in the case of an action, suit or proceeding brought by a Governmental Authority and relating to taxes or tax returns of such Member (or member, shareholder, partner, Subsidiary or Affiliate thereof). The right to indemnification conferred in this 7.5(c) shall also include the right to be paid by the Company the expenses incurred in connection with any such action, suit or proceeding in advance of its final disposition to the fullest extent permitted by the Laws of the State of Delaware; provided, that the payment of such expenses in advance of the final disposition of an action, suit or proceeding shall be made only upon delivery to the Company of an undertaking by or on behalf of the applicable Covered Person to repay all amounts so paid in advance if it shall ultimately be determined that such Covered Person is not entitled to be indemnified under this 7.5(c) or otherwise. If any such expenses are so paid by the Company to any Covered Person with respect to a matter, the Company shall also pay such expenses for other Covered Persons with respect to such matter. Notwithstanding the foregoing provisions of this 7.5, the Company shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board or initiated by such Covered Person to enforce his or her right to indemnity or advancement of expenses under the provisions of this 7.5. No claim subject to the indemnification provisions hereunder shall be settled by any Covered Person without the consent of the Company, not to be unreasonably withheld, conditioned or delayed. (d) Indemnification of Employees and Agents. The Company may, by action of the Board, provide indemnification to such officers, employees and agents of the Company or other Persons who are or were serving at the request of the Company as a director, manager, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to such extent and to such effect as the Board shall determine to be appropriate. (e) Insurance. The Company shall, by action of the Board, have the power to purchase and maintain insurance on behalf of any Person who is or was a Covered Person or is or was serving at the request of the Company as a director, manager, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such Person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify such Person against such liability under the Laws of the State of Delaware. The Company will obtain and fully pay a customary directors’ and officers’ insurance policy covering the Managers and the officers of the Company and will cause such policy to remain in effect for so long as any Class A Member or any Class B Member own any Units. (f) Survival. Notwithstanding anything to the contrary set forth herein, the provisions of this 7.5 shall survive the termination, voluntary or involuntary, of the status of a Member as such, the termination, voluntary or involuntary, of the status of any Covered Person or other Person as to whom the provisions of this 7.5 apply as such and the termination of this Agreement or dissolution of the Company.

43 (g) Effectiveness. The provisions of this 7.5 shall be applicable to any action, suit or proceeding commenced after the date of this Agreement against any Covered Person arising from any act or omission of such Covered Person acting in its capacity as such, whether occurring before or after the date of this Agreement. No amendment to or repeal of this 7.5, or, to the fullest extent permitted by Law, any amendment of Law, shall have any effect on the rights provided under this 7.5 with respect to any act or omission occurring prior to such amendment or repeal. (h) Non-Exclusivity of Rights. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this 7.5 on the Board shall not be exclusive of any other rights to which any Person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Company or others, with respect to claims, issues or matters in relation to which the Company would not have the power to indemnify such Person under the provisions of this 7.5. Such rights shall not prevent or restrict the power of the Company to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements or other arrangements (including creation of trust funds or security interests funded by letters of credit or other means) approved by the Board (whether or not any of the Members, Managers or Company officers shall be a party to or beneficiary of any such agreements or arrangements); provided, however, that any provision of such agreements or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this 7.5 or applicable Law. (i) Non-Applicability. Nothing contained in this 7.5 is intended to relieve any Member or any other Person from any liability or other obligation of such Person relating to the CEPA or any other Transaction Document or any other agreement or to in any way impair the enforceability of any provision of such agreements against any party thereto. Notwithstanding anything to the contrary set forth herein, no Covered Person shall be indemnified, held harmless or have any right to advancement of expenses hereunder in any claim, action, suit or proceeding relating to the CEPA or any other Transaction Document. (j) Company’s Assets. Any indemnity under this 7.5 shall be provided solely out of, and only to the extent of, the Company’s assets, and no Member or Affiliate of any Member shall be required directly to indemnify any Covered Person pursuant to this 7.5. None of the provisions of this 7.5 shall be deemed to create any rights in favor of any Person other than Covered Persons and any other Person to whom the provisions of this 7.5 expressly apply. (k) Savings Clause. If this 7.5 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Covered Person as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this 7.5 that shall not have been invalidated and to the fullest extent permitted by applicable Law. (l) Representation, Warranties and Covenants of Members. Each Member expressly acknowledges and agrees that the indemnification provided under this 7.5 is intended

44 to apply to Covered Persons only in respect of their specific capacities as Covered Persons of the Company. 7.6 Indemnification by Members. (a) Indemnification. Each Member (the “Indemnifying Member”) agrees to indemnify, defend, reimburse and hold harmless each other Member and its parent companies or Subsidiaries, shareholders, partners, members and other Affiliates, and their respective officers, directors, managers, employees, attorneys, contractors and agents (collectively, the “Indemnified Parties”) from and against, without duplication, any and all losses or damages actually incurred by any or all of the Indemnified Parties arising out of or resulting from (i) the inaccuracy, breach or failure of any representation or warranty or covenant contained in this Agreement by the Indemnifying Member or (ii) willful misconduct, bad faith, fraud, gross negligence or the willful breach of this Agreement, in each case by the Indemnifying Member (including, in the case of the Company, acting in its capacity as the Tax Representative). (b) Limitation on Liability. (i) A claim will be reduced by amounts actually received by the Indemnified Party (net of collection costs) under any insurance policies of the Company or from third parties. (ii) For tax reporting purposes, to the maximum extent permitted by the Code, each Member will agree to treat all amounts paid to the applicable Indemnified Party under this 7.6 as an adjustment to the purchase price of the Class B Units (or otherwise as a non-taxable reimbursement, distribution, contribution or return of capital, as the case may be). (iii) No indemnity obligation shall apply to an Indemnified Party to the extent that any losses or damages are directly attributable to the willful misconduct, bad faith, fraud, gross negligence or the willful breach of this Agreement of such Indemnified Party or the inaccuracy, breach or failure of any representation, warranty, covenant or agreement by such Indemnified Party in this Agreement. (iv) If the amount of any losses or damages of an Indemnified Party, at any time subsequent to the Indemnifying Member’s making of a payment under this 7.6, is reduced by recovery, settlement, or otherwise under or pursuant to any applicable insurance coverage of the Company or of the Indemnified Party or its Affiliates, or amounts received from third parties, without duplication of any amount already reducing such losses or damages pursuant to this 7.6 (collectively, “Recoveries”), the amount of such Recoveries shall be repaid by the Indemnified Party to the Indemnifying Member within [*****] after receipt thereof (or credit therefor) by such Indemnified Party, up to the aggregate amount of (a) the payments made by the Indemnifying Member to such Indemnified Party less (b) any out-of-pocket costs or expenses incurred by such Indemnified Party in connection with its indemnification claim with respect thereto (including any out-of-pocket costs or expenses incurred in obtaining the Recoveries).

45 (v) Any payment due to the Indemnifying Member pursuant to this 7.6 shall be paid promptly and in any event within [*****] after, in the case of a reduction of losses or damages resulting from the judicial or administrative appeal or contest of such losses or damages, the final resolution of such appeal or contest. (vi) The indemnification obligations of the Indemnifying Member pursuant to this Agreement shall be limited to actual losses or damages and shall not include any special, incidental, punitive, exemplary and consequential losses or damages of any nature (including but not limited to damages for lost profits or revenues or loss of use of such profits or revenues, cost of capital, loss of goodwill, damages to reputation, lost opportunity, or diminution in value); provided that subject to the limitations in this 7.6, to the extent an Indemnified Party suffers any special, incidental, consequential, punitive, or exemplary damages in respect of a third party claim, such third party damages will be recoverable as direct damages and will not constitute special, incidental, consequential, punitive, or exemplary damages. (vii) Notwithstanding any other provision of this Agreement, the aggregate liability of either Member under this 7.6 shall not exceed either party’s Capital Commitment. (c) Procedure for Indemnification. In the event an Indemnified Party has a claim for indemnity under this 7.6, the Indemnified Party will give prompt written notice to the Indemnifying Member, specifying the nature of and specific basis for such indemnification claim and the actual or estimated amount of losses or damages. In the case of an action brought by a third party against an Indemnified Party for which the Indemnifying Member bears ultimate liability under this 7.6, the Indemnifying Member will be entitled to assume the defense of the action with counsel reasonably satisfactory to the Indemnified Party; provided that the Indemnified Party will have the right to employ separate counsel at its own expense and to participate in the defense of the action; provided, further, that the Indemnifying Member shall not be entitled to assume and have control over such defense if such claim arises in connection with a criminal Action in which the Indemnified Party is a defendant (provided that the Indemnifying Member shall be entitled to participate in such defense, with counsel of its choice, at such Indemnifying Member’s sole cost and expense) or if the Indemnified Party shall have been advised by outside legal counsel that an actual or potential conflict exists between the Indemnified Party and the Indemnifying Member in connection with the defense of such third party claim. If, within [*****] following receipt of written notice of an indemnification claim, the Indemnifying Member chooses not to assume, fails to assume or fails to pursue diligently the defense of the action, in the case of criminal proceedings in which the Indemnified Party is a defendant, or in the case of a conflict of interest between the Indemnifying Member and the Indemnified Party (as reasonably determined by counsel to such Indemnified Party), the Indemnified Party may assume the defense of the action with counsel of its choice, at the expense of the Indemnifying Member. If the Indemnifying Member assumes defense of an action, no compromise or settlement may be effected by the Indemnifying Member without the Indemnified Party’s written consent (which consent shall not be unreasonably withheld), unless, in the case of third party claims, (i) the Indemnifying Member shall pay or cause to be paid all amounts arising out of such compromise or settlement as required thereby, (ii) the terms or effect of such compromise or settlement shall not encumber any of the assets of the Indemnified Party

46 or any Affiliate thereof, or contain or result in any restrictions, interference or condition that would adversely affect and apply to such Indemnified Party or its Affiliates or the conduct of their respective businesses, and (iii) the Indemnifying Member shall obtain, as a condition of such settlement, a complete and unconditional release of the Indemnified Party. The Party in charge of the defense shall, to the extent practicable and legally permissible, keep the other Party reasonably apprised as to the status of the defense or any settlement negotiations with respect thereto. 7.7 Non-Competition; Business Opportunities. (a) Subject to 7.7(b), for so long as the Fall Away Threshold is not then in effect or an uncured Mandatory Contribution Default is not then existing (in which cases this 7.6 shall not apply to the Class A Members), the Class A Member shall not, and shall cause its Affiliates not to, engage in any business anywhere globally that competes with the Business, or perform management, executive or supervisory functions with respect to, own, operate, join, control, render financial assistance to, receive any economic benefit from, exert any influence upon, participate in, render services or advice to, or allow any of its current officers or senior- level employees to be connected as an officer, employee, partner, member, consultant or otherwise with, any business or Person that engages in the Business; provided, that, with respect to such senior-level employees, the Class A Members’ obligations under this 7.7(a) shall be deemed satisfied if the Class A Members (x) direct such individuals not to engage in the activities described herein and (y) pursue all available remedies against any such individuals who do not comply with such directions; provided, however, that the foregoing shall not apply to the acquisition of assets or Equity Securities (whether by merger or otherwise) by any Class A Member or one of its Affiliates if (i) less than [*****] of the net revenues or net income (for the one-year period ending on the last day of the most recently completed fiscal quarter) generated by such assets are derived from assets used in the Business and (ii) less than [*****] of the total consolidated assets (based on Fair Market Value) of the applicable business consists of assets used in the Business, in each case, determined as of the time of the signing of definitive documentation with respect to such transaction, in each case, so long as (x) each of the Class A Members and the Company’s current officers and senior-level employees provide commercially reasonable support and resources to the Company and its Subsidiaries as necessary to fulfill their respective obligations set forth in the Business Plan and Operations and Development Budget, it being understood that the allocation of business time and attention among Ameresco’s various businesses shall be at the reasonable discretion of Ameresco and (y) the conduct of such other business opportunity would not reasonably be expected to result in material harm to the Company or its Subsidiaries (collectively, the “Permitted Business Opportunities Exceptions”); provided, further, that, so long as the Fall Away Threshold is not then in effect or an uncured Mandatory Contribution Default is not then existing, if any Class A Member or its Affiliates invests in, or otherwise acquires, assets or Equity Securities that hold assets used in the Business[*****]; provided, further, that nothing in this 7.7 shall permit any Class A Member or its Affiliates to use or disclose any Confidential Information of the Company or its Subsidiaries in connection with any other business venture or activity, or to otherwise use their position as a Member to compete unfairly with the Company or its Subsidiaries. The pursuit of other business ventures by the Class B Member or its Affiliates shall at all times be subject to the confidentiality and non-use obligations set forth in 7.1. Notwithstanding the foregoing, nothing in this 7.7(a) shall prohibit Ameresco or its Affiliates from owning, directly or indirectly, less

47 than 5% of the outstanding equity securities of any Person that is publicly traded, provided that such ownership is passive in nature. (b) For so long as any Class A Member owns Equity Securities of the Company, the Class A Members shall, and shall cause their Affiliates to pursue business opportunities within the scope of the Business exclusively through the Company and its Subsidiaries and present any such opportunities promptly to the Board for consideration, in each case, other than the Permitted Business Opportunities Exceptions. (c) For so long as any Class B Member owns Equity Securities of the Company, it shall not, and shall cause its Affiliates not to, [*****]. Without limiting the foregoing, each Class B Member and its Affiliates shall be free to engage or invest in, and devote its and their time to, any other business venture or activity of any nature and description, whether or not such activities are considered competitive with the Company, and neither the Company nor any other Person shall have any right, by virtue of this Agreement or the relationship created hereby in or to such other venture or activity of any Person (or to the income or proceeds derived therefrom), and the pursuit of such other venture or activity of any Person shall not be deemed wrongful or improper, and no notice, approval or other sharing or disclosure of any such other opportunity or activity shall be required; provided, however, that nothing in this 7.7 shall permit any Class B Member or its Affiliates to use or disclose any Confidential Information of the Company or its Subsidiaries in connection with any other business venture or activity, or to otherwise use their position as a Member to compete unfairly with the Company or its Subsidiaries. The pursuit of other business ventures by the Class B Member or its Affiliates shall at all times be subject to the confidentiality and non-use obligations set forth in 7.1. To the fullest extent permitted by Law, the legal doctrines of “corporate opportunity,” “business opportunity” and similar doctrines shall not be applied to any such other venture or activity pursued by each Class B Manager, each Class B Member or any of its respective Affiliates. This 7.7 shall not be deemed to alter the contractual obligations of (a) any Manager to any other Manager, any Member or the Company or (b) any Member to any Manager, any other Member or the Company, in the case of each of clauses (a) and (b), pursuant to this Agreement or any other agreement to which it is a party. (d) [*****]. (e) The Class A Members and their Affiliates may own and hold Equity Securities in any Decommissioning Projects for so long as such Decommissioning Project is actively being decommissioned. If the Class A Members or their Affiliates elect to (i) cease decommissioning efforts with any Decommissioning Project or (ii) develop, redevelop, repurpose or otherwise use any Decommissioning Project for any purpose other than decommissioning, then the Class A Members shall first, [*****]. 7.8 Non-Solicitation. For so long as any Member owns Equity Securities of the Company, and for [*****] thereafter, it shall not, and shall cause its Affiliates not to, recruit, solicit or hire officers and employees of the Company or of the other Members or their Affiliates who, in each case, are directly involved in the operations or management of the Company or its Subsidiaries or otherwise become known to such soliciting Member through activities related to the Business as conducted by the Company and its Subsidiaries; provided, that the foregoing

48 shall not prohibit (A) general solicitations to the public through general advertising (including hiring as a result of such general advertising) or similar methods of solicitation (including by search firms) not specifically targeted at such Persons or (B) recruiting, soliciting or hiring any such Person who has ceased to be employed or retained by the Company or its Subsidiaries or the other Members, as applicable, for at least [*****]. ARTICLE VIII INFORMATION RIGHTS; FINANCIAL REPORTING; Budgets 8.1 Financial and Other Information. (a) The Company shall prepare and furnish to each Member (for so long as such Member holds any Units), at the Company’s expense, an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated statements of income and cash flows for such fiscal quarter and for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year for the unaudited consolidated balance sheet and the unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries, all prepared in accordance with GAAP subject to normal adjustments and such other departures from GAAP as the Board may expressly authorize. The financial statements delivered pursuant to this 8.1(a) shall be accompanied by a statement of members’ capital and such financial statement shall also include a statement from management with a description of the key commercial activities and developments during the applicable fiscal quarter. The Company shall (i) deliver such financial statements to the Members within 60 days after the end of each fiscal quarter of each Fiscal Year and (ii) deliver within 60 days after the end of each Fiscal Year an executive summary, operational highlights, business overview, financial and market analysis, commentary on the Company’s latest financial report, risk assessment and management outlook. (b) Within 30 days after the end of each calendar month, the Company shall prepare and furnish to each Member, for so long as such Member holds any Units, monthly financials (including the amounts of Net Operating Cash Flows and Financing and ITC Proceeds) and accompanying reports. (c) The Company shall prepare and furnish to each Member (for so long as such Member holds any Units), at the Company’s expense, an audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such Fiscal Year and the related audited consolidated statements of income and cash flows for such Fiscal Year, prepared in accordance with GAAP and accompanied by the opinion of the Auditor. The financial statements delivered pursuant to this 8.1(c) shall be accompanied by a statement of members’ capital. The Company shall furnish such financial statements to the Members within 120 days after the end of each Fiscal Year; provided, that a draft of such audited financial statements for the Company shall be delivered to the Members within 90 days after the end of each Fiscal Year. If the Company, or any Member’s investment therein, is determined to be a significant acquisition or significant investment in accordance with Rule 3-05 or Rule 3-09 of Regulation S-X under the Securities Act and the Securities Exchange Act, respectively, to either Member or any of its Affiliates, such audited financial statements shall be provided as soon as practicable and within 60 days after the

49 close of each applicable Fiscal Year. The Company shall be reimbursed for the incremental costs incurred for the acceleration of the preparation of the audited financial statements by the Member(s) that requested early delivery of the financial statements. (d) The Company shall prepare and furnish to each Member (for so long as such Member holds any Units), at the Company’s expense, a report setting forth (i) Company performance in relation to the then-applicable Operations and Development Budget, (ii) the status of projects within the scope of the Business under development by the Company and its Subsidiaries, and (iii) an operating and construction report for any Project that is then under construction in the form attached hereto as Exhibit F. The Company shall furnish such report within 60 days after the end of each fiscal quarter of each Fiscal Year. (e) The Company shall provide to each Member copies of all periodic reports required to be provided to (i) any lender providing debt financing to the Company, Intermediate HoldCo, Joint Venture or any Subsidiary of the Company or (ii) any tax equity investor of the Company, Intermediate HoldCo, Joint Venture or any Subsidiary of the Company, in each case, within five Business Days following delivery to any such lender or tax equity provider. (f) Promptly following written request by a Member, the Company shall prepare or provide such other financial or other information as may be reasonably requested by such Member, including additional periodic reports. (g) The Company shall, upon reasonably prior notice, and shall cause its Subsidiaries to, afford the representatives of each Member, as well as the Class A Members’ Parent, reasonable access, during normal business hours, to the properties, books and records of the Company and its Subsidiaries, which such books and records shall, for the avoidance of doubt, include books and records related to investment or production tax credits or other historic operations of the Business (including copies thereof, including any Contracts (as defined in the CEPA)) for the duration of any statute of limitations thereto (and, if held longer, only pursuant to such Person’s bona fide document retention policies and procedures; provided, that any such retained materials shall be subject to 7.1 hereunder in all respects). 8.2 Operations and Development Budget; Business Plan. (a) The Initial Members have prepared and agreed upon the Operations and Development Budget for the Company through the Fiscal Year ending December 31, 2026 (the “Initial Budget”), which is attached as Exhibit C hereto, and shall be comprised of the G&A and Development Budget, the Annual Operating Budget, and the Construction Budget. (b) For each subsequent Fiscal Year, not later than 60 days prior to the beginning of such Fiscal Year, the Company shall prepare and submit to the Board for approval by the consent of a majority of the Managers the G&A and Development Budget, the Annual Operating Budget and the Construction Budget. Notwithstanding the foregoing: (i) if the aggregate amount set forth in the proposed G&A and Development Budget exceeds such amount for the previous Fiscal Year’s G&A and Development Budget by more than [*****], then approval of the G&A and Development Budget shall require the unanimous consent of the Board;

50 (ii) if the aggregate amount set forth in the proposed Annual Operating Budget exceeds such amount for the previous Fiscal Year’s Annual Operating Budget (after giving effect to any automatic increases in such Annual Operating Budget to account for any Projects that achieved commercial operation during such previous Fiscal Year) by more than [*****], then approval of the Annual Operating Budget shall require the unanimous consent of the Board; provided, that, if the Board does not unanimously agree, the Annual Operating Budget shall be set at the previous Fiscal Year’s Annual Operating Budget, increased by [*****] and after giving effect to any automatic increases for any Projects that achieved commercial operation during such previous Fiscal Year pursuant to this 8.2(b)(ii); provided, further, that, within any Fiscal Year, the Company may incur expenses that vary up to [*****] of the approved Annual Operating Budget and up to [*****] of the approved G&A and Development Budget before requiring such unanimous Board consent; (iii) if any Projects (other than Pre-Approved Projects) proposed to be contained in the Construction Budget do not satisfy the Pre-NTP Checklist, then the unanimous consent of the Board shall be required for such Project to be included in the Construction Budget; provided, that, for the avoidance of doubt, (i) expenditures in respect of Projects after such positive final investment decision (and any Capital Call Notices delivered in respect thereof) shall be presumptively valid hereunder so long as they otherwise comply with the Board approval and Reserved Matter requirements herein and (ii) Capital Call Notices related to such Projects shall be limited to development activities; (iv) (a) prior to a Project achieving its “notice to proceed” (or the substantially equivalent term under the applicable engineering, procurement and construction contract) and commencing construction, the Project must satisfy the NTP Checklist and (b) once any Project contained within the Construction Budget satisfies the NTP Checklist, then the Members will commit, in accordance with 8.2(c), 2.1(b)(ii) and 2.1(c)(ii), to fund all of the capital needs of such Project without the need for the issuance of a capital call or other notice from the Board or the Company, including any major capital and construction expenditures, as and when needed and the unanimous consent of the Board shall be required to cease funding such Project; and (v) prior to a Project being deemed to have satisfied the applicable Project Criteria, the Company shall deliver reasonable evidence of the satisfaction of such Project Criteria to the Board and a certification thereof delivered by a duly appointed officer of the Company, and each Manager (together with the Member that appointed such Manager) shall have [*****] to review and conduct due diligence (with which the Company shall reasonably cooperate) and raise a reasonable and good faith objection in such [*****] period that the Project does not satisfy, in such Manager’s reasonable discretion, the applicable Project Criteria; provided, that if such reasonable and good faith objection is raised during such [*****] period, the Board must hold a meeting and reasonably discuss and consider such Manager’s objections prior to accepting that such Project has satisfied the applicable Project Criteria; provided, further, that the Parties shall (and shall cause the Board to) follow the processes and procedures

51 set forth on Exhibit L (as part of determining whether the Project Criteria have been satisfied). The foregoing components of the projected Operations and Development Budget for each Fiscal Year, shall be collectively referred to as an Operations and Development Budget once approved by the Board by majority or unanimous consent, as applicable, in accordance with the immediately preceding sentence. Each Operations and Development Budget and the components thereof shall be in a form substantially similar to the Initial Budget unless otherwise approved by the Board with unanimous consent. With respect to the “Minimum IRR” set forth in the Pre-NTP Checklist, the assumptions underlying such “Minimum IRR” shall be reviewed and adjusted by the Board no less frequently than every [*****]. (c) The Company shall fund the Operations and Development Budget in the following order of priority: (i) first, by the retained Net Operating Cash Flows of the Company (as reasonably determined by the Board or as otherwise mutually agreed by the Class A Members and the Class B Members) and any Financing and ITC Proceeds, (ii) second, by the Class B Members’ Remaining Capital Commitment and (iii) thereafter, pro rata in accordance with their respective Membership Percentages. Upon the request of the Class B Members, the Company shall reasonably cooperate with the Class B Members in reconciling the Initial Budget and quarterly financial statements and other reports described in 8.1(a) with the Initial Business Plan. (d) The Initial Members have prepared and agreed upon the Business Plan for the Company through the Fiscal Year ending December 31, 2026 (the “Initial Business Plan”). Beginning for the Fiscal Year ending December 31, 2027, and for each subsequent biennial Fiscal Year (provided, that the Board may modify such frequency as it deems necessary or desirable), not later than 60 days prior to the beginning of such Fiscal Year, the Company shall prepare and submit to the Board for approval a projected business plan for the succeeding three Fiscal Years, which shall be referred to as a Business Plan once unanimously approved by the Board; provided, that, with respect to each Fiscal Year for which no new Business Plan is prepared, the Company shall provide the Board with an update of (a) the key assumptions rolling forward based on actuals, capital expenditures, financing and pipeline and commercial plans with respect to tax equity financings, additional Capital Contributions and timing of Projects. Each Business Plan shall be approved by the Board within 120 days after the end of the applicable preceding Fiscal Year (provided, that the Board may modify such time period as it deems necessary or desirable) and (b) any assumptions in the then-current Business Plan that have materially changed or are reasonably expected to materially change. Each Business Plan shall be in a form substantially similar to the Initial Business Plan. (e) Notwithstanding anything to the contrary in this Agreement (including any limitations based on the then-current Business Plan), if the Board determines in good faith that an Emergency has occurred or is reasonably imminent, the Board shall have the authority to authorize, and to cause the Company and its Subsidiaries to make, expenditures that are outside of, or in excess of, the then-current Budget Plan to the extent reasonably necessary to respond to, address, mitigate or remediate such Emergency (such expenditures, the “Emergency

52 Expenditures”); provided, that, the Board shall provide notice to the Members of any Emergency Expenditures as promptly as reasonably practicable after authorizing such expenditures, which notice shall include a description of the Emergency, the nature of the Emergency Expenditures authorized, and the estimated amount thereof. For the avoidance of doubt, any Emergency Expenditures authorized pursuant to this 8.2(e) shall not require the prior approval of the Class B Members as a Reserved Matter. (f) At the direction of the Class B Members, the Company shall enter into contracts, undertake certain actions and incur costs for certain Projects as described in the Performance Improvement Plan, including actions incidental thereto. The Company shall use reasonable best efforts to complete such work by the applicable completion dates described in the Performance Improvement Plan. For the avoidance of doubt, the applicable completion dates described in the Performance Improvement Plan shall not be extended without the consent of the Class B Members. The Class B Members shall have the right to cause the Company to deliver a Capital Call Notice to the Class A Members requiring the Class A Members to fund additional Capital Contributions in amounts necessary to fund the costs and expenses incurred or to be incurred by the Company as described in the Performance Improvement Plan, and such Capital Call Notice shall be delivered and funded in accordance with the procedures set forth in 2.1(c); provided, that any Capital Contributions made by the Class A Members pursuant to this 8.2(f) shall not result in the issuance of any additional Units or other Equity Securities to the Class A Members, and such Capital Contributions shall not increase the Class A Members’ Membership Percentage or otherwise dilute the Class B Members’ interest in the Company. Notwithstanding the foregoing, any Capital Contributions made by the Class A Members pursuant to this 8.2(f) shall be credited to the Capital Accounts of the Class A Members maintained in respect of their existing Class A Units in accordance with the Tax Annex and Treas. Reg. §§ 1.704-1(b)(2)(iv). 8.3 Access to Management Personnel and Information. (a) Subject to confidentiality obligations, applicable Law and similar restrictions that may be applicable to information furnished to the Company or any of its Subsidiaries by third parties that may be in the Company’s or any of its Subsidiaries’ possession from time to time, and except for any information that is subject to attorney-client privilege or other privilege from disclosure (provided, that, to the extent possible, the Members and the Company shall cooperate in good faith to permit disclosure of such information in a manner that preserves such privilege), and subject, in the case of disputes, to the discovery rules otherwise applicable, the Company agrees to permit each Member (and such Member’s Representatives) to inspect, at such Member’s sole expense (unless it is determined that the Company or any of its Subsidiaries are in breach of this Agreement, in which case such expenses will be borne by the Company) and upon such Member’s written request to the Company, all existing books, records, documents, bank statements, commitments, tax returns and financial statements and shall furnish such Member and its Representatives with all financial and operating data and other information (including documents and records relating to internal controls) concerning the affairs of the Company and its Subsidiaries as such Member may reasonably request for a purpose related to such Member’s interest in the Company; provided that such inspection shall not adversely affect or interfere with the Company’s operation of the Business. In addition to the foregoing, the Company agrees to use commercially reasonable efforts to provide each Member (including such Member’s Representatives and such Member’s external auditor), upon reasonable request and

53 reasonable advance notice, access to any Manager, officer, employee, agent, supplier, vendor, third-party representative or other intermediary of the Company, if such access is requested in order to enable such party to comply with applicable Law, to enable such Member’s external auditor to perform its audit of such Member or such access as is reasonably necessary in connection with public reporting purposes and requirements. Any exercise of the inspection or access right pursuant to this 8.3(a) shall take place during regular business hours and upon reasonable advance notice to the Company, and the Company and its Subsidiaries shall not be required to cooperate with any inspection or access requests pursuant to this 8.3(a) that would unduly interfere with their business operations. 8.4 Liability. No Person shall have any liability to any other Person by virtue of this Agreement if any information exchanged or provided pursuant to this Agreement that is an estimate or forecast, or that is based on an estimate or forecast, is found to be inaccurate in the absence of fraud, bad faith or willful misconduct by the Person providing such information. ARTICLE IX DISSOLUTION, LIQUIDATION AND TERMINATION 9.1 No Dissolution. To the fullest extent permitted by applicable Law, each Member covenants that, except upon an event causing dissolution pursuant to 9.2, it will not apply for a decree of dissolution, or seek the appointment by a court of a liquidator for the Company. The Company shall not be dissolved by the withdrawal of any Member (subject to 9.2(c)) or the admission of Additional Members in accordance with this Agreement. Except as set forth in this Article IX, the Company is intended to have perpetual existence. 9.2 Events Causing Dissolution. Subject to 4.5, the Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following events: (a) the unanimous determination of the Board to dissolve and terminate the Company; (b) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act; (c) upon the sale of all of the assets of the Company, unless the Board determines otherwise; or (d) at any time when there are no Members, unless the Company is continued in accordance with the Act. 9.3 Bankruptcy of a Member. The bankruptcy (including within the meaning of Section 18-101 and Section 18-304 of the Act) of a Member (a “Former Member”) shall cause such Former Member to immediately, without further action by any Person, cease to be a Member, but notwithstanding the occurrence of such event, the Company shall continue without dissolution. The receivership or dissolution of a Former Member shall not in and of itself cause the dissolution of the Company, and notwithstanding the occurrence of such event, the Company shall continue without dissolution under the management and control of the remaining Members,

54 unless there are no remaining Members. Without limiting the first sentence of this 9.3, each of the remaining Members shall have the right to purchase the Units of a Former Member at the Fair Market Value of such Units, and any such acquisition pursuant to this 9.3 shall be completed within 30 days after the determination of such Fair Market Value (subject to extension to the extent necessary to pursue any required regulatory approvals, including to allow for the expiration or termination of all waiting periods under applicable Law (including under Antitrust Laws and similar Laws of any state and local Governmental Authority)). If all or more than one remaining Member wishes to purchase such Former Member’s Units, each shall purchase that share of the Former Member’s Units pro rata in accordance with the respective number of Units owned by the acquiring Members, or as otherwise agreed. 9.4 Winding Up. (a) In the event of the dissolution of the Company pursuant to 9.2, the Company’s affairs shall be wound up by a liquidating trustee of the Company selected by the Board (in such capacity, the “Liquidating Agent”), which Liquidating Agent shall be a Person that does not have material commercial relationships with the Members and their respective Affiliates, knowledgeable about the Company’s business and operations (to the extent possible) and has substantial experience in the purchase and sale of businesses. (b) Upon dissolution of the Company and until the filing of a certificate of cancellation as provided in Section 18-203 of the Act, the Liquidating Agent may, in the name of, and for and on behalf of, the Company, prosecute and defend lawsuits, whether civil, criminal or administrative, settle and close the Company’s business, dispose of and convey the Company’s property or sell the Company (and its Subsidiaries) as a going concern, discharge or make reasonable provision for the Company’s liabilities, and distribute to the Members in accordance with 9.5 any remaining assets of the Company, all without affecting the liability of Members and without imposing any liability on any Liquidating Agent. (c) Except as otherwise provided in this Agreement (including 5.1(a)), the Members shall continue to share distributions and allocations during the period of liquidation in the same manner as before the dissolution, including in accordance with 5.1. (d) A reasonable time period shall be allowed for the orderly winding up and liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Liquidating Agent to seek to minimize potential losses upon such liquidation. Subject to the provisions of 9.5, the Liquidating Agent shall have reasonable discretion to determine the time, manner and terms of any sale or sales of the Company’s property pursuant to such liquidation. The provisions of this Agreement shall remain in full force and effect during the period of winding up and until the filing of a certificate of cancellation of the Company with the Secretary of State of the State of Delaware. (e) Upon the completion of the winding up of the Company, the Liquidating Agent or other duly designated representative shall file a certificate of cancellation of the Company with the Secretary of State of the State of Delaware as provided in Section 18-203 of the Act.

55 9.5 Distribution of Assets. (a) As soon as practicable upon dissolution of the Company, the assets of the Company (or liquidation proceeds) shall be distributed in accordance with 5.1(b). (b) The Liquidating Agent shall have the power to establish any reserves that, in accordance with sound business judgment, it deems reasonably necessary to pay all claims and obligations, including all contingent, conditional or unmatured claims and obligations, which reserves may be paid over to an escrow agent selected by the Liquidating Agent to be held by such agent for the purpose of paying out such reserves in payment of the aforementioned contingencies and upon the expiration of such period as the Liquidating Agent may deem advisable, making a distribution of the balance thereof to the Members in the manner provided in this 9.5. 9.6 Distributions in Cash or in Kind. Upon the dissolution of the Company, the Liquidating Agent shall use all commercially reasonable efforts to liquidate all of the Company assets in an orderly manner and apply the proceeds of such liquidation as set forth in 9.5; provided, that if in the good faith judgment of the Liquidating Agent, a Company asset should not be liquidated, the Liquidating Agent shall, to the extent reasonably practicable, distribute such asset, on the basis of its Fair Market Value, in accordance with 9.5, subject to the priorities set forth in 9.5; and provided, further, that the Liquidating Agent shall in good faith attempt to liquidate sufficient assets of the Company to satisfy in cash (or make reasonable provision for) the distribution in accordance with 9.5. 9.7 Claims of the Members. The Members and former Members shall look solely to the Company’s assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company, any Manager or any other Member. No Member shall have any obligation to make any Capital Contribution with respect to such insufficiency, and such insufficiency shall not be considered a debt owed to the Company or to any other Person. ARTICLE X MISCELLANEOUS 10.1 Further Assurances. Each of the Members shall, and shall cause its respective Affiliates to, from time to time at the request of another Party, without any additional consideration, furnish such requesting Member such further information or assurances, execute and deliver such additional documents, instruments and conveyances, and take such other actions and do such other things, as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the transactions contemplated hereunder and give full effect to and consummate the transactions contemplated hereunder.

56 10.2 Amendments. (a) Subject to Exhibit B, this Agreement may be amended or modified (and the provisions of this Agreement waived by the Company) in writing only by the Initial Members; provided, that, in order to admit an additional Member of the Company in accordance with 2.1(d) and if the Class B Members have fully funded their aggregate Capital Commitment and have received the Target IRR on such Capital Contributions, this Agreement may be amended or modified (and the provisions of this Agreement waived by the Company) in a manner that is not disproportionately adverse to the Class B Members relative to the Class A Members, in their respective capacities as such, without the consent of the Class B Members. For the avoidance of doubt, any amendment or modification to the Class B Members’ governance rights or board seats shall be deemed to be disproportionately adverse to the Class B Members. (b) Any amendment or modification to this Agreement approved in compliance with this 10.2 shall be binding on the Company and all Members. (c) In addition, any amendment or modification of (i) this 10.2(c) shall require the prior written consent of all the Members, (ii) this Agreement that (w) materially and adversely affects a Member in its capacity as a Member disproportionately as compared to other Members holding a different class or series of Units, (x) materially and adversely affects a Member in its capacity as a Member disproportionately as compared to other Members holding the same class or series of Units, (y) diminishes or eliminates a Member’s express rights or benefits under the terms of this Agreement (including any adverse effect on the Units and distributions in respect of the Units pursuant to 5.1), or (z) increases the liabilities, duties or obligations of a Member in its capacity as a Member (including any obligation of a Member to contribute capital to the Company or modifying the limited liability of a Member) shall, in each case, require the prior written consent of such Member and (iii) of this Agreement that materially and adversely affects any class of Members or series of Units as compared to any other class of Members or series of Units shall require the prior approval of a majority of the Members holding such class or series (based on the number of Units held). (d) Notwithstanding 10.2(a) and 10.2(c), the Board may, subject to 4.5, amend, without the consent of the Members: (i) this Agreement solely in order to reflect the fact that a new Member admitted in accordance with the terms of this Agreement has agreed to become bound by, and subject to, this Agreement; (ii) this Agreement and the Certificate of Formation in order to change the name of the Company to the extent such change of name is permitted pursuant to this Agreement; and (iii) Exhibit A, to reflect changes required pursuant to changes in the Members (including the admission of additional Members), the number and ownership of Units (or other Equity Securities of the Company), Capital Contributions and Membership Percentages in accordance with the terms of this Agreement.

57 (e) The Company shall deliver a copy of all amendments or modifications to each of the Members within 24 hours of their adoption pursuant to the terms of this Agreement. 10.3 Waiver. Any failure of a Member to comply with any obligation, covenant, agreement or condition contained herein may be expressly waived in writing by the other Members in the event of any such failure by such Member. The waiver by any Member to this Agreement of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. 10.4 Entire Agreement. This Agreement, together with the other Transaction Documents (including any exhibit and schedules hereto and thereto), constitutes the entire agreement amongst the Members with respect to the subject matter of this Agreement and supersedes any prior discussion, correspondence, negotiation, proposed term sheet, agreement, understanding or arrangement, and there are no agreements, understandings, representations or warranties amongst the Members other than those set forth or referred to in this Agreement. 10.5 Third-Party Beneficiaries; Parties in Interest. There shall be no third-party beneficiaries of this Agreement, any Transaction Document or any exhibit, annex or schedule hereto or thereto, and none of them shall confer on any Person other than the parties hereto and thereto any claim, cause of action, right or remedy including any right to contract or any right to employment or continued employment; provided, however, any Person entitled to exculpation, indemnification or advancement pursuant to 7.5 who is not a party to this Agreement is an express third-party beneficiary of this Agreement to the extent required for purposes of 7.5 (provided, that all claims for indemnification shall be made only in the name and on behalf of such Person by a Member). 10.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. Except for the rights, remedies and claims of the Persons set forth in 7.5, the rights under this Agreement may be assigned by a Member to a Transferee of all or a portion of such Member’s Units Transferred to the extent permitted (or not restricted) in accordance with the terms and conditions of this Agreement, it being understood and agreed that the assignment of any rights under this Agreement shall not constitute admission to the Company as a Member unless and until such Transferee is duly admitted as a Member in accordance with the terms of this Agreement. 10.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such a determination, the Members shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Members as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

58 10.8 Governing Law and Venue; Waiver of Jury Trial; Specific Performance. (a) This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts executed and to be performed wholly within such State and without reference to the choice-of-law principles that would result in the application of the Laws of a different jurisdiction. (b) Except as otherwise specifically provided herein (including in 6.5), each Member irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, solely if such court declines jurisdiction, in any federal court located in the State of Delaware) any Action arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such Action may be heard and determined in such court. Each Party hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Action. The Members further agree, (i) to the extent permitted by Law, that final and nonappealable judgment against any of them in any Action contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the U.S. by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment and (ii) that service of process upon such Member in any such Action shall be effective if notice is given in accordance with 10.9. (c) Each Member and the Company irrevocably and unconditionally waives trial by jury in any Action brought by any of them against the other arising out of or in any way connected with this Agreement, or any other agreements executed in connection herewith or the administration thereof or any of the transactions contemplated hereby. Neither the Members nor the Company shall seek a jury trial in any Action based upon, or arising out of, this Agreement or any related instruments or the relationship amongst the Members and the Company. Neither the Members nor the Company will seek to consolidate any such Action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. Each Members and the Company certify that it has been induced to enter into this Agreement or instrument by, among other things, the mutual waivers and certifications set forth above in this 10.8. No Party has in any way agreed with or represented to any other Party that the provisions of 10.8 will not be fully enforced in all instances. (d) The Members and the Company acknowledge and agree that irreparable damage would occur and that the Members and the Company would not have any adequate remedy at law if any provision of 2.1, Article VI, 7.1 and 7.7 of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the Members and the Company shall be entitled to an injunction or injunctions to prevent breaches of 2.1, Article VI, 7.1 and 7.7 of this Agreement and to enforce specifically the performance of the terms and provisions hereof in accordance with this 10.8, without proof of actual damages (and each of the Members and the Company hereby waives any requirement for the security or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The Members and the Company further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to applicable Law or inequitable for any reason, and not to assert that a remedy of

59 monetary damages would provide an adequate remedy for any such breach or that the Members and the Company otherwise have an adequate remedy at law. 10.9 Notices. All notices and other communications to be given or made hereunder shall be in writing and shall be deemed to have been duly given or made (a) on the date of delivery to the recipient thereof if received prior to 5:00 p.m. in the place of delivery and such day is a Business Day (or otherwise on the next succeeding Business Day) if (i) served by personal delivery or by an internationally recognized overnight courier service to the Person for whom it is intended or (ii) delivered by registered or certified mail, return receipt requested, or (b) on the date of transmittal if sent by email prior to 5:00 p.m. Eastern Time on a Business Day (or otherwise on the next succeeding Business Day), provided no “bounce back” or similar message of non-delivery is received with respect thereto, in each case to the address provided immediately below (or at such other address as such Party shall designate by like notice): to the Company or the Class A Members: Ameresco, Inc. 111 Speen Street Framingham, MA 01701 Attention: David J. Corrsin; Mark Chiplock Email: [*****] and a copy (which copy shall not constitute notice) to: Kirkland & Ellis LLP 609 Main Street Houston, TX 77002 Attention: Cyril V. Jones, P.C. Email: [*****] Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Attn: David Feirstein, P.C.; Heath Mayo Email: [*****] to the Class B Members: HASI Celtic Investor LLC c/o Hannon Armstrong Capital, LLC One Park Place, Suite 200 Annapolis, MD 21401 Attention: Legal Department, Asset Management Email: [*****]

60 and a copy (which copy shall not constitute notice) to: Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166-0193 Attention: Daniel S. Alterbaum; Nicholas H. Politan Jr. Email: [*****] 10.10 Counterparts. This Agreement may be executed in one or more counterparts, and by either of the Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by .pdf, .tif, .gif or similar attachment to electronic mail shall be as effective as delivery of a manually executed counterpart of this Agreement. 10.11 Interpretation; Construction. (a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to an Annex, Exhibit, Article, Section or Schedule, such reference shall be to an Annex, Exhibit, Article, Section or Schedule to this Agreement unless otherwise indicated. (b) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). The terms defined in the singular have a comparable meaning when used in the plural and vice versa. Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall not be exclusive. Currency amounts referenced herein are in U.S. Dollars. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning given to them as set forth in this Agreement. References to “written” or “in writing” include documents in electronic form or transmission by email. (c) Except as otherwise specifically provided herein, all references in this Agreement to any Law include the rules and regulations promulgated thereunder, in each case as amended, re-enacted, consolidated or replaced from time to time and in the case of any such amendment, re-enactment, consolidation or replacement, reference herein to a particular provision shall be read as referring to such amended, re-enacted, consolidated or replaced provision and shall also include, unless the context otherwise requires, all applicable guidelines, bulletins or policies made in connection therewith; provided, that for purposes of any representations and warranties set forth in this Agreement that are made as of a specific date, references to any Law shall be deemed to refer to such Law as amended as of such date.

61 (d) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. (e) This Agreement has been drafted jointly through the exchange of drafts hereof, so no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. Remainder of page intentionally left blank; signature pages follow.

[Signature Page to Amended and Restated Limited Liability Company Agreement of Neogenyx Fuels LLC] IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above. INITIAL CLASS A MEMBER AMRC BIOFUELS HOLDCO LLC By: __________________________________ Name: Title: INITIAL CLASS B MEMBER: HASI CELTIC INVESTOR LLC By: __________________________________ Name: Title:

[Signature Page to Amended and Restated Limited Liability Company Agreement of Neogenyx Fuels LLC] CLASS A MEMBERS’ PARENT Soley for purposes of 6.5: AMERESCO, INC. By: __________________________________ Name: Title:

1 ANNEX A DEFINITIONS “Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq. “Action” means any legal, administrative, regulatory or other action, suit, claim, complaint, litigation, investigation, audit, proceeding, arbitration, assessment, inquiry or other similar dispute. “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, such first Person; provided, that the term Affiliate (a) when used with respect to any Class B Member or any of its Affiliates, shall not include the Company or any of its Subsidiaries or Joint Ventures and (b) when used with respect to the Company or any of its Subsidiaries, shall not include any Class B Member or any of its Affiliates. “Ameresco” means, collectively, Ameresco, Inc., a Delaware corporation, and its successors and assigns. “Annual Operating Budget” means the direct expenses reasonably necessary for the operation of Projects in a given Fiscal Year (excluding for the avoidance of doubt, any amounts spent pursuant to the Construction Budget or the G&A and Development Budget) in the form set forth on Exhibit H. The Annual Operating Budget shall be automatically, and without further approval needed from the Board or any Member, increased for each Project that achieves commercial operations (at which point such Project shall no longer be subject to the Construction Budget) to account for the cost of operating such Project consistent with the Company’s standard procedures and historical practices for operations. “Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Anti-Kickback Act of 1986, the UK Bribery Act, and any similar Laws in any other country or region with jurisdiction over any party to this Agreement or where any such party has operations. “Anti-Money Laundering Laws” means Laws relating to money laundering, including financial recordkeeping and reporting requirements, which apply to the business, assets or dealings of any party to this Agreement or where any such party has operations and any related or similar Law issued, administered or enforced by any Governmental Authority; including 18 U.S.C. §§ 1956, 1957, and 1960, 31 U.S.C. § 5311 et seq., the UK Proceeds of Crime Act 2002, and the UK Terrorism Act 2000, as amended. “Antitrust Law” means all U.S. and non-U.S. antitrust, competition or other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition. “Auditor” means a firm of independent certified public accountants selected by the Board.

2 “Availability Period” means the earlier to occur of (a) period beginning on the date hereof and ending on [*****] of the date hereof and (b) the date on which the Remaining Capital Commitment of the Class B Members has been reduced to $0. “Business Day” means any day ending at 11:59 p.m. (Eastern Time) other than a Saturday, a Sunday or a day on which banks in the City of New York, the City of Boston, Massachusetts and the City of Annapolis, Maryland are authorized or obligated by Law or executive order to close. “Business Plan” means the business plan of the Company approved by the Board in accordance with the terms of this Agreement. “Capital Commitment” means, with respect to any Member as of any time, the total contributions committed to the Company by such Member in respect of the Units held by such Member. The initial Capital Commitment of each Member in respect of the Units held by such Member, as of the Effective Date, is as set forth on Exhibit A; and, unless otherwise agreed by the Company and the Members in writing, no such Capital Commitment may be amended or modified in connection with the approval of the Operations and Development Budget or Business Plan hereunder. “Capital Contributions” means, with respect to any Member, the Initial Capital Contributions and any subsequent capital contributions actually made (or deemed to have been made) in respect of the Units held by such Member in accordance with the terms of this Agreement (it being understood, for the avoidance of doubt, that a Remaining Capital Commitment shall not constitute a deemed Capital Contribution). “Change of Ameresco Control” means with respect to the Class A Member and its Affiliates, any (i) merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, spin-off, share exchange, business combination or similar transaction involving Ameresco or (ii) acquisition by any Person or group (as defined under Section 13 of the Exchange Act) of all or substantially all of the assets of, or a majority of the Equity Securities of, Ameresco, whether by purchase, conversion, exchange, reclassification, or automatic conversion upon transfer, in each case, resulting in (x) any Person or group (as defined under Section 13 of the Exchange Act) becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, 50% or more of the total voting power of Ameresco, (y) a change in voting control whereby the Founder Group ceases to beneficially own, directly or indirectly, a greater percentage of the total voting power than any other Person or group (as defined under Section 13 of the Exchange Act) or (z) the individuals that constitute a majority of the board of directors of Ameresco immediately prior to such transaction no longer constituting a majority of the board of directors of Ameresco following such transaction. “Change of Member Control” means, with respect to any Member, a transaction or other event that causes either (i) such Member to cease to be Controlled by such Member’s Parent, or (ii) the Parent of such Member not to own more than 50%, in the aggregate, of the equity interests of such Member, in either case, directly or indirectly and legally or beneficially. “Class A Members” means the Initial Class A Member and any Affiliate thereof that becomes a Member in accordance with the terms hereof and for so long as it remains a Member.

3 “Class B Members” means the Initial Class B Member and any Affiliate thereof that becomes a Member in accordance with the terms hereof and for so long as it remains a Member. “Closing” has the meaning set forth in the CEPA. “Code” means the Internal Revenue Code of 1986, as amended. “Company Competitor” means any Person the substantial majority of whose revenue is generated by business that is substantially similar to the Business. “Company Entities” means the Company and its Subsidiaries, collectively and “Company Entity” means any of them, individually. “Company Sale” means any single transaction or series of related transactions, directly or indirectly, involving (a) any merger, amalgamation, consolidation, share exchange, business combination, sale or issuance of Equity Securities (on a primary or secondary basis) or similar transaction of the Company, to, with or into one or more bona fide third parties pursuant to which more than 50% of the outstanding Equity Securities of the Company and more than 50% of the aggregate voting power of the Company will be acquired directly or indirectly by such third party or parties (including for purposes of these tests the Equity Securities and voting power of the Company held directly or indirectly by the Class B Members or by the Class A Members being directly or indirectly acquired by such third party or parties, in proportion to the percentage of the Equity Securities in such Class B Member or such Class A Member being acquired in such transaction(s)) or (b) the sale, Transfer or other disposition of all or substantially all of the assets of the Company and its Subsidiaries (including by means of merger, consolidation, other business combination, exclusive license, share exchange or other reorganization); provided, however, that any Transfer of the equity interests, including any Change of Ameresco Control shall not constitute a Company Sale. “Confidential Information” means any information, whether written, oral or electronic concerning the Members or any of their respective Affiliates, the Company or any of its Subsidiaries or the financial condition, business, operations or prospects of the Members or any of their respective Affiliates or the Company or any of its Subsidiaries in the possession of or furnished to the Company or any Member, as applicable, including the terms of this Agreement; provided, that the term “Confidential Information” shall not include information that (a) is or becomes generally available to the public other than as a result of a disclosure by such Person or its Affiliates or any of their respective Representatives in violation of this Agreement, (b) was available to such Person on a non-confidential basis prior to its disclosure to such Person or its Representatives by the Company or the other Members or their Representatives and was not known by such Person to be subject to a legal, contractual or fiduciary obligation of confidentiality, (c) becomes available to such Person on a non-confidential basis from a source (other than the Company or the other Members or their Representatives) after the disclosure of such information to such Person or its Representatives by the Company or the Members or their Representatives, which source is (at the time of receipt of the relevant information) not, to such Person’s knowledge, bound by a confidentiality agreement with (or subject to another legal, contractual or fiduciary obligation of confidentiality to) the Company, the other Members or any other Person, or (d) is

4 independently developed by or on behalf of such Person or its Affiliates without the use of any such information that would otherwise be Confidential Information hereunder. “Construction Budget” means the funds reasonably necessary for (i) the Pre-Approved Projects, (ii) Projects that satisfy the Pre-NTP Checklist, which Projects shall be deemed approved and funded without any additional approval or separate budget process required and (iii) the development of new Projects that do not meet the Pre-NTP Checklist but are separately approved by the Board. “Control” means, as to any Person, the power, directly or indirectly, to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise, including the ownership, directly or indirectly, of Equity Securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person. The terms “Controlled by”, “Controlled”, “under common Control with” and “Controlling” shall have correlative meanings. “Controlling Equity Securities” means Equity Securities of a Person that collectively permit the holder thereof to direct the business and operations of such Person. “Debt Service Coverage Ratio” means the ratio of unlevered cash flow available for debt service to principal and interest payments. “Decommissioning Projects” has the meaning set forth in the CEPA. “Deemed Liquidation Event” means any Company Sale or any dissolution of the Company set forth in 9.2. “Default Rate” means an interest rate equal to [*****] per annum (but in no event in excess of the maximum per annum rate of interest permitted by Law), which shall accrue on a daily basis and compound on an annual basis. “Defaulting Assets” means, with respect to arrangements in which HASI or its Affiliate is a lender to a Person that engages in the Business, the assets underlying such arrangement that are the subject of an event of default or similar provision with respect to which HASI or such Affiliate has elected to pursue foreclosure or similar remedies under such arrangement. “Disqualified Person” means each of (a) any “tax-exempt entity” as that term is defined in Code Section 168(h)(2) or “tax-exempt controlled entity” within the meaning of Code Section 168(h)(6)(F)(iii); provided that, any such Person shall not be considered to be described in this clause (a) if (i) the exception under Section 168(h)(1)(D) of the Code applies with respect to the income of that Person that is attributable to the Company or any entity in which the Company holds a direct or indirect equity interest, (ii) the Person is not a “United States person” (as defined in Section 7701(a)(30) of the Code) and the exception under Section 168(h)(2)(B)(i) of the Code applies with respect to the income of that Person that is attributable to the Company or any entity in which the Company holds a direct or indirect equity interest, or (iii) such Person is not treated as a “tax-exempt controlled entity” under Section 168(h)(6)(F) of the Code as a result of having made an election under Section 168(h)(6)(F)(ii) of the Code, (b) a mutual savings bank, cooperative bank, or domestic building and loan association to which Section 593 of the Code

5 applies, (c) a regulated investment company or real estate investment trust subject to taxation under subchapter M, chapter 1 of the Code, (d) a cooperative organization described in Section 1381(a) of the Code, and (e) a partnership or other pass-through entity (including a Person that is treated as an entity disregarded as separate for federal income tax purposes) if a direct or indirect partner (or other holder of an equity or profits interest) that is the owner of an interest in such partnership or other pass-through entity (i) is an entity described in clause (a) through clause (d) and (ii) directly or indirectly through one or more partnerships or other pass-through entities owns or holds its interest in such partnership or other pass-through entity; provided, that, a Person described any of clause (a) through clause (e) of this definition shall not be considered a Disqualified Person (x) if such Person directly or indirectly owns and holds all its interest in the Company through a domestic corporation (as defined in Code Section 7701(a)) (other than a corporation that is a “tax-exempt controlled entity” (within the meaning of Code Section 168(h)(6)(F)(iii)) and other than a corporation that is otherwise described in any of clause (a) through clause (d) of this definition) that is subject to taxation under subchapter C of the Code and (y) if such domestic corporation does not own or hold any portion of its interest in the Company through a Person described in any of clause (a) through clause (e) of this definition. “Disqualified Transferee” means (a) a Person who is then bankrupt, (b) a Person who is, or is an Affiliate of any Person who is, a Prohibited Person or (c) a Person that constitutes a Specified Foreign Entity or a Specified Foreign-Influenced Entity. “Emergency” means any unforeseen event, circumstance, or condition that, unless remedied or addressed imminently, poses an actual or imminent risk of (i) imminent death of or bodily harm to an individual, (ii) material damage to, or destruction or loss of, any material property of the Company or any of its Subsidiaries; (iii) material violation of applicable Law in respect of health, safety or the environment; or (iv) otherwise constitutes an emergency or exigent circumstance that, if not promptly addressed, would reasonably be expected to result in material harm to the Company or any of its Subsidiaries. “Emergency Expenditure” has the meaning set forth in 8.2(e) of this Agreement. “Equity Securities” means, with respect to any Person, (a) any capital stock, partnership interests, limited liability company interests, units or any other type of equity interest, or other indicia of equity ownership (including profits interests), (b) any security convertible into or exercisable or exchangeable for, with or without consideration, any of the foregoing (including any option to purchase such convertible security), (c) any security carrying any warrant or right to subscribe to or purchase any security described in clause (a) or clause (b), (d) any such warrant or right or (e) any security issued in exchange for, upon conversion of or with respect to any of the foregoing securities of such Person. “Excluded Assets” shall have the meaning ascribed to such term in the CEPA. “Excluded Liabilities” shall have the meaning ascribed to such term in the CEPA. “Excluded Ownership Interests” means the 1% interest held by Ameresco in one of the Company’s Subsidiaries as a part of a tax credit transfer agreement structure created for the Company’s Projects that have (or will have) ITCs to sell.

6 “Fair Market Value” means, as of any date and with respect to any asset or securities, the fair market value for such assets or securities as between a willing buyer and a willing seller in an arm’s-length transaction occurring on the effective date of valuation, as determined in good faith by the Board in its reasonable discretion based on such factors it deems relevant without taking into account any minority or illiquidity discount; provided, that, if any Class B Member disagrees with the Board’s determination of the Fair Market Value of any asset or securities, such Class B Member shall attempt in good faith to resolve such disagreement and if such disagreement is not fully resolved after 10 Business Days, the Class B Member may cause the Company to retain an independent qualified evaluator (who must be reasonably acceptable to the Board), whose valuation (absent manifest clerical error) shall be final and binding on the Company and all the Members. “Family Member” means, with respect to any natural person, any member of the immediate family of such natural person, which is deemed to include parents, children and siblings (whether by blood, through adoption or in-law), and any domestic partner or common-law spouse (in each case, whether made official under Law or not) of such natural person. [*****] “Founder Group” means George P. Sakellaris and his “Permitted Transferees” (as defined in Ameresco’s certificate of incorporation, as amended from time to time), together with their respective Controlled Affiliates and affiliated investment or estate planning vehicles. “G&A and Development Budget” means the early development spend for Projects that have not yet satisfied the Pre-NTP Checklist, general and administrative expense budget of the Company substantially in the form set forth on Exhibit I. “GAAP” means United States generally accepted accounting principles, consistently applied. “Governmental Entity” has the meaning set forth in the CEPA. “Guaranty” has the meaning set forth in the CEPA. “HASI” means, collectively, HA Sustainable Infrastructure Capital, Inc., a Delaware corporation, and its successors and assigns. “Indemnified Guaranties” has the meaning set forth in the CEPA. “Initial Capital Contribution” means, with respect to each Initial Member, the contributions made (or deemed to have been made) in respect of the Units held by such Initial Member at or before the Closing, as set forth in Exhibit A. “Interested Party” with respect to the Company or any Subsidiary thereof, means (a) any Member or any Affiliate of any Member, (b) any director, manager, officer or employee of any Member or any such Affiliate or (c) any Family Member of any Person described in clause (b).

7 “Intermediate Holdco” means any Person (other than any Joint Venture) in which the Company, directly or through one or more of its direct or indirect wholly owned subsidiaries, owns equity securities and in which the purpose of such Person is to hold equity securities of Subsidiaries of the Company. “IPO” means the initial listing of the Equity Securities of the Company or its successor or an affiliated IPO entity on the New York Stock Exchange or the Nasdaq Stock Market, including through (a) a firm commitment underwritten public offering led by a nationally recognized underwriting firm pursuant to an effective registration statement filed under the Securities Act, (b) a direct listing, (c) an “UP-C structure” or (d) a business combination transaction with a special purpose acquisition company. “IRR” means, as of any date of determination, a calculation using the IRR function in Microsoft Excel (or if such program is no longer available, a similar software program function thereto for calculating internal rate of return), to determine the internal rate of return, compounded annually on a pre-tax basis on any Units. IRR shall be calculated on a pre-tax basis on the basis of the actual number of days elapsed over a 365-day or 366-day year, as the case may be for the actual number of days occurring in the Fiscal Year for which the IRR is being determined. For purposes of calculating IRR on any Units as of any date of determination, (i) the aggregate amount of all additional Capital Contributions actually made with respect to such Units prior to and as of such date shall be taken into account, (ii) the aggregate amount of all distributions paid with respect to such Units prior to and as of such date shall be taken into account (i.e., shall decrease the amount of the distributions necessary on such date to generate the applicable IRR) and (iii) other than in connection with a Drag Transaction, any proceeds received or obtained by the applicable Person in connection with the Transfer of any Units shall not be included in the determination of IRR with respect to such Units. For the avoidance of doubt, the calculation of IRR shall exclude (a) any amount of the Class B Members’ Remaining Capital Commitment that is funded for the purpose of reimbursing Ameresco or one of its Affiliates for the Indemnified Guaranties, (b) distributions by the Company to the Class B Members that are funded by [*****] (but only to the extent funded by [*****]) and (c) any Mandatory Contribution Default Amount and/or Default Amount (to the extent not then-cured). “ITC” means the investment tax credit under Section 48 of the Code. “Joint Venture” means any Person of which the Company (x) directly or indirectly owns 50% or less of the outstanding equity interests (which equity interests shall include, for the avoidance of doubt, profits interests) or (y) cannot direct or control the operations of such Person (including, for purposes of this clause (y), a Person in which a third party has significant negative consent or control rights with respect to the business and operation of such Person) and, in each case, includes any Subsidiaries of such Person. “Law” means any federal, state, local or non-U.S. law, statute or ordinance, common law, or any rule, regulation, standard, judgment, Order, writ, injunction, decree, arbitration award, agency requirement, license or Permit of any Governmental Authority. “Liquidity Shortfall” means an unexpected, imminent and material liquidity shortfall as a result of anticipated liabilities of the Company that, in the reasonable judgment of the Class A

8 Member, cannot be readily and expeditiously funded through means other than additional Capital Contributions. “Lock-up Period” means, with respect to all Units, the third anniversary of the date of this Agreement. “Management Holdco” means a special purpose vehicle through which certain directors, officers, employees or consultants of the Company indirectly hold interests in the Company in connection with an equity incentive, employment or consulting arrangement (as may be determined by the Board and the Class A Members and the Class B Members in accordance with this Agreement). “Member” means, at any time, for so long as such Person holds any Units, (a) each Class B Member, (b) each Class A Member and (c) any other Person who, after the Closing, is admitted to the Company as a Member in accordance with the terms of this Agreement. No Person that is not a Member shall be deemed a “member” of the Company under the Act. “Membership Percentage” means, with respect to any Member as of any time, the number of Units owned by such Member at such time divided by the aggregate number of outstanding Units. “Net Operating Cash Flows” means, as reasonably determined by the Board after deducting the actual or anticipated, direct or indirect, expenses, working capital needs or liabilities (actual, contingent or otherwise), including any debt service obligations of the Company or its Subsidiaries or for the operation of the business of the Company or its Subsidiaries or other reasonable reserves established by the Board, the net cash receipts from Company operations, including revenues, if any, from any production tax credits, including Section 45Z Credits; provided, however, that [*****] shall not constitute Net Operating Cash Flows for purposes of this Agreement, except as set forth in 5.1(a). An illustrative calculation of Net Operating Cash Flows is attached hereto as Exhibit D. “NTP Checklist” means the criteria set forth in the checklist included in Exhibit K. “Operations and Development Budget” means the annual operating budget of the Company approved by the Board in accordance with 8.2(a) for the applicable period set forth therein (which will be one Fiscal Year unless otherwise approved by the Board with unanimous consent) which shall consist of (i) the G&A and Development Budget, (ii) the Annual Operating Budget and (iii) the Construction Budget. “Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling or writ of any arbitrator, mediator or Governmental Authority. “Parent” means, with respect to any Person, the Person or Persons who directly or indirectly Control such Person. As of the Effective Date, the Parent of the Class A Members is Ameresco and the Parent of the Class B Members is Hannon Armstrong Capital, LLC.

9 “Partnership Subsidiary” means any entity that is classified as a partnership for federal income tax purposes in which the Company owns a direct or indirect interest. “Per Unit Purchase Price” means (a) until the end of the Availability Period, with respect to each Class A Unit and each Class B Unit, $100 and (b) following the end of the Availability Period, an amount determined [*****]; provided, that if a Member reasonably objects on the basis that such book value is not fairly reflective of the then-current actual value of the Company, then the Members shall follow Independent Evaluator procedures set forth in 6.5 (mutatis mutandis) to determine the Per Unit Purchase Price. [*****] “Permit” means any consent, license, permit, waiver, approval, authorization, certificate, registration or filing issued by, obtained from or made with a Governmental Authority. “Person” means any natural person, corporation, company, partnership (general or limited), limited liability company, trust or other entity. “Pre-Approved Projects” means the Projects set forth on Exhibit E attached hereto, each of which are deemed approved without any further action, vote, or budget authorization required. “Pre-Closing Reorganization” has the meaning set forth in the CEPA. “Pre-NTP Checklist” means the criteria set forth in the checklist included in Exhibit J. “Prohibited Person” means any Person that is the subject of (or would reasonably be expected to cause the Company, the Members, or its or their respective Affiliates to become the subject of) Sanctions or similar restrictions under Trade Control Laws, including (a) any Person identified on any applicable U.S. or non-U.S. sanctions- or export-related restricted party list, including but not limited to the Specially Designated Nationals and Blocked Persons List, Sectoral Sanctions Identification List, and Foreign Sanctions Evaders List maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control; the Denied Persons, Unverified, Military End User, and Entity Lists, maintained by the U.S. Department of Commerce’s Bureau of Industry and Security; the Debarred List and non-proliferation sanctions lists maintained by the U.S. Department of State’s Directorate of Defense Trade Controls; the Consolidated List of Persons, Groups and Entities Subject to EU Financial Sanctions, maintained by the European Union; the Consolidated List of Assets Freeze Targets, maintained by His Majesty’s Treasury (U.K.); the United Nations Security Council Consolidated List, maintained by the UN Security Council Committee; and any other similar list maintained by any other Governmental Authority having jurisdiction over any party to the Agreement; (b) any Person that is, in the aggregate, 50% or greater owned, directly or indirectly, or otherwise Controlled by a Person or Persons described in clause (a) so as to subject the Person to the same or substantially similar Sanctions or Trade Control Laws restrictions; (c) any Person that is organized, ordinarily resident, or located in a Sanctioned Jurisdiction; or (d) reasonably expected to cause the Company, the Members, or its or their respective Affiliates to be in violation of counterterrorism Laws, Anti-Corruption Laws, Anti- Money Laundering Laws, Trade Control Laws, Sanctions, or other similar regulations (in each case, after giving effect to an adverse determination under any ongoing civil or criminal litigation under such laws).

10 “Project” means any entity that the Company owns or otherwise holds a direct or indirect interest (economic or otherwise) in and that is within the scope of the Business. “Project Company” has the meaning set forth in the CEPA. “Project Criteria” means the Pre-NTP and NTP Checklists. “Property” means all real and personal property (whether tangible or intangible) owned by the Company, including (a) cash, (b) current assets (such as accounts receivable), (c) contract rights, (d) investments (such as shares, stocks, securities, notes, bonds, debentures, derivative financial instruments, and other similar financial assets), and (e) any improvements to real or personal property. “Qualified Operator” means any Person that has owned, directly or indirectly through a Controlled Affiliate or operated and developed directly or indirectly through an Affiliate landfill gas projects capable of delivering in the aggregate greater than 2,000,000 MMBtu per year during the two years prior to the applicable date; provided, that the requirements in this definition may be satisfied by entering into an operations and maintenance agreement and an asset management agreement in form and substance reasonably satisfactory to the Class B Members with a third- party operator and asset manager than meets the conditions specified above to the reasonable satisfaction of the Class B Members. “Recapture Period” means any period during which any direct or indirect subsidiary (or any other Person in which the Company directly or indirectly owns an interest that is treated as an equity interest for U.S. federal income tax purposes) of the Company is subject to recapture of the ITC under Section 50 of the Code. “Related Party” means each of (i) at any time during the Section 45Z Period, any Person who is considered for U.S. federal income tax purposes to be purchasing fuel produced by a Project and who is related to the Company within the meaning of Section 45Z(f)(3) of the Code or any successor provision and (ii) any Person that causes, or would cause, the Company or any of its Subsidiaries to be related to or have a relationship with, for purposes of Section 267(b) or Section 707(b)(1), any taxpayer treated as purchasing fuel produced from a Project. “Remaining Capital Commitment” means, with respect to any Member as of any time, the Capital Commitment of such Member less any amounts funded by such Member with respect to such Capital Commitment prior to such time, as set forth on Exhibit A. “Representative” means, with respect to any Person, the Affiliates of such Person and the officers, directors, managers, members, equityholders, partners, employees, attorneys, accountants, financial advisors, agents, consultants, professional advisors and other representatives of such Person and its Affiliates. “RNG Industry Participant” means a Person that derives a material portion of its revenues from business that is substantially similar to the Business (but excluding any Company Competitor).

11 “Sanctioned Jurisdiction” means a country or territory that is, or since April 24, 2019, has been, the subject or target of comprehensive sanctions (including, Cuba; Iran; North Korea; Syria (until July 1, 2025); and the Crimea, so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic, Kherson, and Zaporizhzhia regions of Ukraine). “Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations, the United Kingdom, the European Union or any other country or region with jurisdiction over any party to this Agreement or where any such party has operations. “Section 45Z Credit” means the clean fuel production credit tax credit under Section 45Z of the Code. “Section 45Z Period” means the period commencing on the Effective Date and continuing until, and through, December 31, 2029; provided, that, any production of fuel that occurs on or prior to December 31, 2029, but is sold subsequent to December 31, 2029, shall be treated as though such fuel both had been produced and sold on or prior to December 31, 2029 (and, accordingly, shall be subject to the restrictions and conditions set forth in this Agreement related to Section 45Z Period); provided, further, that, if the December 31, 2029 date set forth in Section 45Z(g) of the Code subsequently is amended, modified, or extended to a date other than December 31, 2029, then this definition of Section 45Z Period shall be amended, without any further action by any of the Members, the Managers, or the Company, to account for such amendment, modification, or extension to Section 45Z(g) of the Code (or its corresponding or successor provision) (such that, solely by way of example, if December 31, 2029 in Section 45Z(g) of the Code is amended to December 31, 2031, then this definition of Section 45Z Period automatically be amended and revised with the result that the Section 45Z Period shall not terminate until December 31, 2031). “Securities Act” means the Securities Act of 1933, as amended. “Specified Foreign Entity” has the meaning set forth in Section 7701(a)(51)(B) of the Code. “Specified Foreign-Influenced Entity” has the meaning set forth in Section 7701(a)(51)(D)(i)(I) of the Code. “Specified Regulatory Regime” means any of the following Laws to which the Company or any of its Subsidiaries is subject as of the date hereof: (a) U.S. federal, state or local public utility commission Laws, (b) Antitrust Laws and (c) CFIUS and other foreign direct investment Laws. “Subsidiary” means, with respect to any Person, any other Person (a) of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors (or other Persons performing similar functions) of such other Person is directly or indirectly owned or Controlled by such Person and/or by one or more of its Subsidiaries or (b) if such other Person is a partnership, limited partnership, limited liability

12 company or other similar entity, (i) the securities or ownership interests conveying, directly or indirectly, a majority of the economic interests in such other Person are directly or indirectly owned or Controlled by such Person and/or by one or more of its Subsidiaries or (ii) such Person and/or one or more of its Subsidiaries serves as the general partner or managing member of such other Person or otherwise Controls such other Person; provided, that the term Subsidiary, when used with respect to any Member or any of its Affiliates, shall not be deemed to include the Company or any of its Subsidiaries solely by virtue of any Member’s ownership of Equity Securities in the Company. “Tangible Net Worth” means, with respect to any Person, (a) all shareholders’ equity in such Person and its subsidiaries, determined on a consolidated basis in accordance with GAAP (less the value of all assets properly classified as intangible assets under GAAP) or (b) if such Person is a fund or similar entity, the sum (without duplication) of: (i) all partners’ equity in such Person (determined in accordance with GAAP) plus (ii) the unpaid capital commitments of the partners in such Person determined in accordance with such Person’s limited partnership agreement or equivalent constituent documents (other than the unpaid capital commitment of any defaulting partner or any partner whose commitment could not be unconditionally called), less (iii) the sum of (A) the amount of any liabilities of such person, determined in accordance with GAAP and to the extent not already taken into account in the calculation of partners’ equity pursuant to clause (i) and (B) the full amount of unfunded obligations of such Person to or related to investments and other activities of such Person (including amounts committed to be funded on a conditional or contingent basis). “Target IRR” means an IRR equal to 9%. “Trade Control Laws” means all Laws relating to export, reexport, transfer, and import controls, including those administered by the United States (including by the U.S. Department of Commerce, the U.S. Department of State, or U.S. Customs and Border Protection), the European Union, any EU Member State, or any other relevant Governmental Authority jurisdiction over any party to this Agreement or where any such party has operations. “Transaction Documents” shall mean, collectively, the CEPA, the Guaranty and the Transition Services Agreement. “Transition Services Agreement” has the meaning set forth in the CEPA. “Transfer” means the sale, transfer, assignment, conveyance, gift, exchange or other disposition of membership interests in the Company, whether directly by a Member or indirectly by way of a Change of Member Control, including the creation of an Encumbrance (other than in connection with a Permitted Transfer), but including any such sale, transfer, assignment, conveyance, gift, exchange or other disposition in connection with, or in lieu of, the foreclosure of an Encumbrance; provided, that, for the avoidance of doubt, “Transfer” does not include a Change of Ameresco Control or any other sale, assignment, transfer, conveyance, gift, exchange or other disposition in or above a Member’s Parent. “Transferee”, “Transferred”, “Transferring”, and “Transferor” shall have correlative meanings.

"**Treasury Regulations**" means the regulations promulgated under the Code as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

"**Unit**" means each of the limited liability company interests in the Company, including the Class A Units, the Class B Units and the Profits Units, which have the terms set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the Act, and which are divided into equal proportionate units, including fractional units.

Each of the following terms is defined in the Section set forth opposite such term:

Term	**Section**
Absent Manager	Section 4.3(d)
Absent Member	Section 3.6(a)
Accelerated Profits Unit	Annex C, Section 1.1(d)
Additional Capital Contribution Default	Section 2.1(d)(ii)
Additional Member	Section 6.5(b)
Agreement	Preamble
AI Tool	Section 7.1(a)(viii)
Assumed Tax Liability	Section 5.1(e)(ii)
Assumed Tax Rate	Section 5.1(e)(ii)(B)
Availability Period Capital Contributions	Section 2.1(b)(i)
Benchmark Units	Annex C, Section 1.1(c)
Board	Section 4.1(a)
Business	Section 1.5(a)
[*****]	
Call Option	Section 6.5(a)
Call Option Exercise Period	Section 6.5(a)
Call Option Notice	Section 6.5(a)
Call Purchase Price	Section 6.5(a)
Capital Call Notice	Section 2.1(b)(ii)
Catch-Up Amount	Annex C, Section 1.1(d)
CEPA	Recitals
Certificate of Formation	Recitals
Class A Manager	Section 4.1(c)(i)
Class A Units	Section 1.1(b)
Class B Manager	Section 4.1(c)(i)
Class B Units	Section 1.1(b)
Company	Preamble
Covered Persons	Section 7.4(b)
Deadlock Matter	Section 4.5(b)
Default Amount	Section 2.1(d)(ii)
Default Contribution	Section 2.1(d)(iv)
Default Cure Period	Section 2.1(d)(i)
Default Loan	Section 2.1(d)(iii)(A)
Default Notice	Section 2.1(d)(ii)

13

14 Default Reserved Matters .............. Exhibit B Defaulting Member ............ Section 2.1(d)(ii) Designated IndividualAnnex B, Section 4.5(a)(ii) Distribution Waterfall ............. Section 5.1(a) Drag Consideration ................. Section 6.3(d) Drag Notice ............................. Section 6.3(a) Drag Transaction ..................... Section 6.3(a) Dragged Unitholders ............... Section 6.3(a) Effective Date ................................ Preamble Eligible Member ..................... Section 6.2(a) Emergency Expenditures ........ Section 8.2(e) Evaluator Qualification CriteriaSection 6.5(a) Existing LLC Agreement ................. Recitals Fall Away Threshold...................... Exhibit B Fiscal Year .................................. Section 5.3 Former Member .......................... Section 9.3 Funding Date ...................... Section 2.1(b)(ii) Governmental Approvals .. Section 2.1(b)(iv) Grant Agreement ..... Annex C, Section 1.1(a) Imputed UnderpaymentAnnex B, Section 4.6(a) Imputed Underpayment ShareAnnex B, Section 4.6(c) Incentive Compensation PlanAnnex C, Section 1.1(a) Indemnified Parties ................. Section 7.5(a) Indemnifying Parties ............... Section 7.5(a) Independent Valuation ............ Section 6.5(a) Initial Budget .......................... Section 8.2(a) Initial Business Plan ................ Section 8.2(b) Initial Class A Member .................. Preamble Initial Class B Member .................. Preamble Initial Members .............................. Preamble Initiating Unitholder................ Section 6.3(a) Interested Party Transaction ... Section 4.7(a) Liquidating Agent ................... Section 9.4(a) Liquidity Shortfall AmountSection 2.1(c)(iii) Liquidity Shortfall Notice . Section 2.1(c)(iii) Manager .................................. Section 4.1(a) Managers ................................. Section 4.1(a) Mandatory Contribution DefaultSection 2.1(d)(i) Mandatory Contribution Default AmountSection 2.1(d)(i) Mandatory Contribution Default NoticeSection 2.1(d)(i) Negotiation Period .................. Section 6.5(a) Non-Defaulting Member .... Section 2.1(d)(ii) Non-Tax Credit Transferring MembersSection 7.3(b)(i) Parties ............................................. Preamble Party ............................................... Preamble Permissible Equity RequirementsSection 2.1(d)

15 Permitted Business Opportunities Exceptions Section 7.7(a) Permitted Transfer ............ Section 6.1(b)(iii) Permitted Transferee ......... Section 6.1(b)(iii) Profits Unit .............. Annex C, Section 1.1(a) Profits Unit Class ... Annex C, Section 1.1(b) Proposed Transferee................ Section 6.4(a) Recoveries ......................... Section 7.6(b)(iv) Remaining Liquidity Shortfall AmountSection 2.1(c)(iii) Required Additional Capital ContributionSection 2.1(c)(i) Reserved Matter ...................... Section 4.5(a) Restricted Person .................... Section 4.1(d) ROFO Acceptance Notice ....... Section 6.2(b) ROFO Closing Period ............. Section 6.2(b) ROFO Expiration Date ........... Section 6.2(b) ROFO Notice .......................... Section 6.2(a) ROFO Notice Date .................. Section 6.2(a) ROFO Offered Units ............... Section 6.2(a) ROFO Selling Member ........... Section 6.2(a) ROFO Transfer ....................... Section 6.2(a) Sale Notice .............................. Section 6.4(b) Second Meeting ...................... Section 4.3(d) Secretary ................................. Section 4.3(c) Selling Member ....................... Section 6.4(a) Senior Executive ..................... Section 4.5(b) Submitted Valuation ............... Section 6.5(a) Tag-Along Member ................ Section 6.4(a) Tag-Along Notice ............... Section 6.4(c)(i) Tag-Along Pro Rata PortionSection 6.4(c)(ii) Tag-Along Sale ....................... Section 6.4(a) Target Cash Yield ................... Section 5.1(a) Tax Amounts ........................... Section 5.1(c) Tax Annex ................... Annex B, Section 1.1 Tax Credit Purchaser............... Section 7.3(a) Tax Credit Transfer ................. Section 7.3(a) Tax Credit Transfer AgreementSection 7.3(b) Tax Credit Transfer Election .. Section 7.3(a) Tax Credit Transferring MembersSection 7.3(a) Tax Distribution .................. Section 5.1(e)(i) Tax Distribution Shortfall AmountSection 5.1(e)(iv) Tax Proceeding ....... Annex B, Section 4.6(a) Threshold Amount .. Annex C, Section 1.1(c)